Exhibit 10.1

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Securities and Exchange Commission.

Execution Copy

DATED THIS        7th        DAY OF        May           2012

Between

DBS TRUSTEE LIMITED

AS TRUSTEE OF MAPLETREE INDUSTRIAL TRUST

as the Landlord

And

KULICKE & SOFFA PTE. LTD.

as the Tenant

AGREEMENT TO DEVELOP AND LEASE

WONGPARTNERSHIP LLP

One George Street

#20-01

Singapore 049145

Tel: +65 6416 8000

Fax: +65 6532 5711/+65 6532 5722

Email: contactus@wongpartnership.com

Website: www.wongpartnership.com.sg

THIS AGREEMENT is made on 7 May 2012

BETWEEN:

(1)	DBS TRUSTEE LIMITED (Registration No. 197502043G) as trustee of Mapletree Industrial Trust, a company incorporated in Singapore with its registered office at 6 Shenton Way, DBS Building Tower 1, Singapore 068809 (the "Landlord"); and

(2)	KULICKE & SOFFA PTE. LTD. (Registration No. 199902120H) a company incorporated in Singapore with its registered office at 6 Serangoon North Avenue 5, #03-16 Serangoon North Industrial Estate, Singapore 554910 (the "Tenant").

(hereinafter individually referred to as the "Party" and collectively referred to as the "Parties")

WHEREAS:

(A)	The Landlord agrees to procure and/or undertake the development of the Building on the Land.

(B)	The Landlord agrees to lease, and the Tenant agrees to take a lease in respect of the Premises comprised in the Building, on terms contained/to be contained in the Lease Agreement.

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement (as hereinafter defined) the following words and expression shall have the meanings hereby assigned to them except where the context otherwise requires:

"the Agreed Sum" shall have the meaning ascribed to it in Clause 21(a);

"Agreement" means this Agreement to Develop and Lease (including the Appendices), and such other letters and documents as the Parties may expressly identify in writing and agree as forming part of this Agreement;

"Appendices" means the appendices to this Agreement;

"Approvals" means any and/or all relevant permissions, consents, approvals, licences, certificates and permits issued by any of the Authorities;

"Approved Contractors" shall have the meaning ascribed to it in Clause 9.1(c);

"Authorities" means all governmental, quasi-governmental, statutory and regulatory authorities having jurisdiction over the Works and/or the Tenant and/or the Landlord, including any public authority or public service company whose systems are connected with and/or affected by the Works;

"Bank Guarantee" shall have the meaning ascribed to it in Clause 17.4, the form of which is attached in Appendix 1;

1

"Base Plans" means the agreed plans depicting the Building (including the Premises), attached in Appendix 2;

"Base Specifications" means the agreed specifications relating to the Building (including the Premises), attached in Appendix 2;

"Building" means the building erected or to be erected at the Land in accordance with the Base Plans and Base Specifications;

"Business Day" means a day (other than a Saturday, Sunday or a gazetted public holiday in Singapore) on which commercial banks are open for business in Singapore;

"Certified Net Lettable Floor Area" shall have the meaning ascribed to it in Clause 15.2;

"Change Request Form" means the change request form set out in Appendix 3;

"Common Areas" means all those parts of the Land which would usually have formed part of the common property under the Land Titles (Strata) Act (Chapter 158 of Singapore) had the Building been strata subdivided;

"Contracted NLA" means 198,134 square feet or such NLA of the Premises as may be notified by the Landlord to the Tenant pursuant to Clause 10A upon finalisation of the surveyed area of the Land by JTC;

"CSC" means the certificate of statutory completion for the Building issued by the Building and Construction Authority under the Building Control Act (Chapter 29 of Singapore);

"Defects Liability Period" means the Defects Liability Period set out in the Appendix 4;

"Deposit" means the security deposit to be furnished by the Tenant to the Landlord under Clause 17.1;

"Detailed Plans and Specifications" means all designs, drawings, plans, layout, details, specifications and other drawn or written information which are necessary to complete the Works prepared and developed by the Landlord in accordance with the Base Plans and Base Specifications;

"Estimated Possession Notice Date" shall have the meaning ascribed to it in Clause 7.6 and stipulated in Appendix 4;

"Existing Lease" shall have the meaning ascribed to it in Clause 7.9(a);

"Extended Term" shall have the meaning ascribed to it in Clause 7.9(a);

"Force Majeure Event" shall include the following:

(a)	exceptionally adverse weather conditions;

(b)	damage, disruptions to works, electricity outage or shortage of supplies caused by storm, lightning, high winds, earthquake, or fire;

(c)	damage, disruptions to works caused by aircraft or aerial objects (provided and to the extent that any of the same are not due to any act, negligence, default, omission or breach of contract by the Landlord and/or the Main Contractor or any of their agents, employees or sub-contractors, direct or indirect, whether in failing to take reasonable steps to protect the Works or otherwise);

2

(d)	war, hostilities (whether war be declared or not), invasion, act of foreign enemies, insurgency, terrorism, civil commotion or riots;

(e)	rebellion, revolution, insurrection or military or usurped power or civil war;

(f)	riot, commotion, industrial action by workmen, strikes, lockouts or disorder;

(g)	embargoes by any relevant bodies or authorities; and

(h)	ionising radiations, or contamination by radio activity from any nuclear fuel, or from any nuclear waste from the combustion of nuclear fuel, radioactive, toxic, explosive, or other hazardous properties of any explosive, nuclear assembly or nuclear component;

"Guaranteed Period" shall have the meaning ascribed to it in Clause 17.4(b);

"Guarantor" shall have the meaning ascribed to it in Clause 17.4(a);

"Initial Period" shall have the meaning ascribed to it in Clause 17.4(b);

"Interested Parties" shall have the meaning ascribed to it in Clause 27;

"JTC" means JTC Corporation, a body corporate incorporated under the Jurong Town Corporation Act, Chapter 150 of Singapore and having its office at The JTC Summit, 8 Jurong Town Hall Road, Singapore 609434;

"JTC Lease Documents" means collectively, (i) the JTC Letter (ii) the Schedule of Building Terms and the form of lease (attached to the Schedule of Building Terms), both referred to in the JTC Letter; and (iii) all other appendices and schedules referred to in (i) and (ii);

"JTC Letter" means the letter of offer issued by JTC to the Landlord in respect of the lease of the Land to the Landlord;

"Key Milestones" means the key events and stages of completion to be achieved throughout the carrying on of the Works in accordance with the Master Schedule;

"Key Parameters" means the specifications in respect of the Building set out in Appendix 7;

"Land" shall mean all that piece of land comprised in Lot 17622A Pt Mukim 18 at Serangoon North Avenue 5 (which expression includes any part thereof and the Building);

"Landlord’s Investment Criteria Fulfilment Date" shall have the meaning ascribed to it in Clause 3A.

"Landlord’s Obligations" means the covenants, conditions, terms, stipulations, undertakings and obligations to be performed, fulfilled or observed by the Landlord under or pursuant to this Agreement;

"Landlord's Representative" means the person appointed as such by the Landlord pursuant to Clause 4.5 of this Agreement;

3

"Laws" means any and/or all present and future laws, legislation, subsidiary legislation, statutes, orders, by-laws, rules, regulations, and notices and requirements of any Authorities;

"Lease Agreement" means the lease to be entered into between the Tenant and the Landlord in respect of the Premises, in the form appended as Appendix 5;

"Lease Commencement Date" shall have the meaning ascribed to it in Clause 15.1;

"Main Contract" means the contract in respect of the Project made between (i) the Landlord (as employer) of the one part and (ii) the Main Contractor (as main contractor for the Project);

"Main Contractor" means the main building contractor under the Main Contract employed by the Landlord from time to time in respect of the Project;

"Mapletree Industrial Trust" means Mapletree Industrial Trust established in Singapore as a collective investment scheme and constituted by the MIT Trust Deed;

"Master Schedule" shall have the meaning ascribed to it in Clause 7.1. The initial Master Schedule is appended as Appendix 6, and may be revised from time to time by mutual agreement of the Parties;

"MIT Trust Deed" means the trust deed dated 29 January 2008 entered into between Mapletree Industrial Fund Management Pte. Ltd. and Mapletree Trustee Pte. Ltd., as amended by (i) a supplemental deed of change of name of the trust deed dated 8 April 2008, (ii) a second supplemental deed dated 17 June 2008, (iii) an amending and restating deed dated 20 May 2009, (iv) a supplemental deed of appointment and retirement of manager dated 27 September 2010, (v) a supplemental deed of appointment and retirement of trustee dated 27 September 2010 and (vi) a second amending and restating deed dated 27 September 2010, and as further amended, modified or supplemented from time to time;

"NLA" means the aggregate net lettable floor area of the Premises measured to include the edge of the slab which forms the external boundary of the space being measured and half the thickness of the internal walls/partitions/glass as well as the areas occupied by all pillars, columns, mullions, internal partitions and projections within the space being measured;

"NLA Certificate" shall have the meaning ascribed to it in Clause 15.2;

"Other Premises" shall mean premises in the Building other than the Premises;

"Permit to Commence Work" shall mean the permit to commence work in respect of the Works, issued by the relevant Authorities;

"Permitted Use" shall have the meaning ascribed to it in Clause 3.1;

"Possession Notice" shall have the meaning ascribed to it in Clause 7.6;

"Premises" means such part of the Building to be let to the Tenant pursuant to the Lease Agreement, comprising office space and facilities, and more particularly described in the Lease Agreement;

"Project" means the development to be constructed on the Land and which includes the Building;

"QP" means the qualified person appointed by the Landlord for the Project;

4

"QP Sign-Off" means the certificate addressed to the Landlord and Tenant, from the QP certifying that (a) the Works in respect of the Premises have been substantially completed in accordance with the Base Plans and Base Specifications and (b) there is no deviation in respect of any of the Key Parameters;

"qualified person" shall have the same meaning as that defined in the Building Control Act (Chapter 29 of Singapore);

"Relevant Consents" means those permissions, consents, approvals, licences, certificates and permits in legally effectual form as may be necessary lawfully to commence, carry out and complete the Tenant's Fitting-Out Works;

"Service Address" shall have the meaning ascribed to it in Clause 24.2;

"SIAC" means the Singapore International Arbitration Centre;

"Taxes" shall have the meaning ascribed to it in Clause 21(a);

"Tenant’s Investment Criteria Fulfilment Date" shall have the meaning ascribed to it in Clause 3A.

"Tenant's Fitting-Out Works" means all renovation and fitting out works relating only to the erection of partitions, the installation of machinery and the installation of furniture to be carried out by the Tenant at or to the Premises;

"Tenant's Representative" means the person appointed as such by the Tenant pursuant to Clause 4.1 of this Agreement;

"TOP" means the temporary occupation permit for the Building issued by the Building and Construction Authority under the Building Control Act (Chapter 29 of Singapore);

"TOP Liquidated Damages Date" shall have the meaning ascribed to it in Clause 7.10.

"TOP Rescission Date" shall have the meaning ascribed to it in Clause 7.9(b).

"Utilities" means electricity, water, chilled water, sewerage, gas, cable, telecommunications and other like supplies, if any;

"Works" means the works carried out/to be carried out at the Land for the development of the Building; and

"S$" or "Singapore Dollars" means the lawful currency of Singapore.

1.2	Singular and Plural

Words importing the singular also include the plural and vice versa where the context requires.

1.3	Headings and Marginal Notes

The headings and marginal notes in this Agreement shall not be deemed to be part of this Agreement or to be taken into consideration in the interpretation or construction of this Agreement.

5

1.4	Joint and Several Liability

If a Party is a joint venture partnership, the individual partners or companies comprising the Party shall be deemed jointly and severally liable to the other Party under this Agreement.

2.	GENERAL

Headings are for convenience only and do not affect interpretation. The following rules of interpretation apply unless the context requires otherwise:

(a)	The singular includes the plural and conversely.

(b)	A gender includes all genders.

(c)	A person includes any individual, corporation, company, firm, partnership, joint venture, association, organisation, trust, state or agency of a state (in each case, whether or not having separate legal personality).

(d)	A reference to the Landlord includes its successors. A reference to the Tenant includes its successors and permitted assigns.

(e)	Each schedule, annexure and appendix to this Agreement forms part of it.

(f)	Unless stated otherwise, one word or provision does not limit the effect of another.

(g)	Reference to the whole includes part.

(h)	A reference to an Act of Parliament refers to that Act as it applies at the date of this Agreement and any later amendment or re-enactment of it.

(i)	This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing this Agreement to be drafted.

3.	PERMITTED USE

3.1	Permitted Use

The Premises are permitted to be used for the following authorised uses (collectively, the "Permitted Use"):

(a)	research, design and manufacturing of semiconductor, high-precision equipment and assembly equipment only; and

(b)	all other allowable uses that are approved by JTC and the other relevant Authorities and by the Landlord (such approval by the Landlord not to be unreasonably withheld).

3.2	Approvals

The Tenant shall:

(a)	apply for the requisite Approvals from the relevant Authorities for the Permitted Use;

6

(b)	ensure that such Approvals from the relevant Authorities are obtained before using the Premises and the Common Areas for such uses;

(c)	at its own costs and expense, comply with all terms and conditions imposed by JTC and the relevant Authorities in connection with such Approvals for the Permitted Use;

(d)	provide copies of such Approvals to the Landlord (if the Landlord is not already in receipt of the same); and

(e)	pay for all costs incurred in connection with such Approvals and pertaining to any necessary applications for the uses referred to in Clause 3.1, including without limitation, any differential premium and development charges.

3A.	INVESTMENT CRITERIA

It is hereby agreed between the Landlord and the Tenant that by 30 June 2015,

(a)	the Landlord shall invest at least S$36,000,000.00 (or such smaller amount as JTC may agree) on building and civil works and at least S$4,000,000.00 (or such smaller amount as JTC may agree) on plant and machinery on the Land; and

(b)	the Tenant shall invest at least S$2,682,000.00 (or such smaller amount as JTC may agree) on building and civil works and at least S$6,796,000.00 (or such smaller amount as JTC may agree) on plant and machinery on the Land (of which at least S$2,060,000.00 must consist of new investment on plant and machinery and the remainder S$4,736,000.00 may consist of net book value of the existing plant and machinery as at 31 December 2010).

It is further agreed between the Landlord and the Tenant that, subject to any changes by JTC, the Tenant shall provide to the Landlord by 30 June 2015 (the "Tenant’s Investment Criteria Fulfilment Date") due proof of fulfilment on the Tenant’s part of the total investment criteria under paragraph (b) of this Clause by way of a statement certified by the Tenant’s external auditors. The Landlord shall, subject to any changes by JTC, provide to JTC by 31 December 2015 (the "Landlord’s Investment Criteria Fulfilment Date") due proof of fulfilment of the total investment criteria (including the investment on the Landlord’s part) by way of a statement certified by the Landlord’s external auditors.

Notwithstanding the aforesaid, the Tenant agrees that, subject to their operational requirements, it shall endeavour to fulfil the investment criteria on its part of the total investment criteria under paragraph (b) of this Clause and provide proof of fulfilment as early as practicable.

In the event that the Tenant fails to provide to the Landlord by the Tenant’s Investment Criteria Fulfilment Date, due proof of fulfilment on the Tenant’s part of the total investment criteria under paragraph (b) of this Clause, the Tenant shall be deemed to be in breach of this Agreement and shall indemnify the Landlord in respect of all claims, demands, actions, suits, proceedings, orders, damages, costs, losses and expenses of any nature whatsoever suffered or incurred by the Landlord as a result of the Tenant’s breach of this Agreement.

In the event that the Landlord fails to provide to the Tenant by the Landlord’s Investment Criteria Fulfilment Date, due proof of fulfilment on the Landlord’s part of the total investment criteria under paragraph (a) of this Clause, the Landlord shall be deemed to be in breach of this Agreement and shall indemnify the Tenant in respect of all claims, demands, actions, suits, proceedings, orders, damages, costs, losses and expenses of any nature whatsoever suffered or incurred by the Tenant as a result of the Landlord’s breach of this Agreement.

7

4.	TENANT'S REPRESENTATIVE AND LANDLORD'S REPRESENTATIVE

4.1	Tenant's Representative

(a)	The Tenant shall appoint a competent and authorised person to represent the Tenant and shall notify in writing the Landlord of the name of such person. The Tenant shall have the right to change the Tenant's Representative at any time by giving reasonable prior notice in writing to the Landlord.

(b)	All communications between the Landlord and the Tenant may be made through the Tenant's Representative and any communications directed by the Landlord to the Tenant's Representative shall be deemed to have been received by the Tenant.

4.2	Tenant's Representative's Authority

The Tenant's Representative is authorized by the Tenant to amend, vary or cancel any of the Tenant's previously communicated requirements or instructions, and to otherwise bind the Tenant to any proposed amendments, variations or cancellations of any specifications in the Base Plans, Base Specifications or Detailed Plans and Specifications.

4.3	Site Visits by Tenant's Representative

The Tenant's Representative may visit the construction site, Provided always that the Tenant's Representative shall:

(a)	comply with all reasonable rules, regulations and directions of or imposed by the Landlord and/or the Main Contractor; and

(b)	enter onto the site at his own risk, and the Landlord is not responsible to the Tenant or to the Tenant's Representative for any death, injury, loss or damage sustained at or originating from the site or the Building, directly or indirectly caused by, resulting from or in connection with such visit, except where caused by the Landlord's and/or the Main Contractor's or any of their agents', employees' or sub-contractors' negligence or wilful default.

4.4	Reports and Project Meetings

(a)	The Landlord shall provide the Tenant with copies of all relevant project construction progress reports issued by the Main Contractor to the Landlord.

(b)	The Landlord shall notify the Tenant’s Representative in advance of all regular project meetings.

(c)	The Tenant’s Representative may attend and participate in the said project meetings referred to in Clause 4.4(b) above.

4.5	Landlord's Representative

(a)	The Landlord shall appoint such competent and authorised persons to represent the Landlord and shall notify in writing the Tenant of the names of such persons. The Landlord shall have the right to change the Landlord's Representative at any time by giving reasonable prior notice in writing to the Tenant.

8

(b)	All communications between the Landlord and the Tenant may be made through the Landlord's Representative and any communications directed by the Tenant to the Landlord's Representative shall be deemed to have been received by the Landlord.

(c)	The Landlord’s Representative is authorised by the Landlord to amend, vary or cancel any of the Landlord’s previously communicated requirements and instructions and bind the Landlord to any proposed amendments, variations or cancellations of any specifications in the Base Plans, Base Specifications or Detailed Plans and Specifications.

5.	GENERAL OBLIGATIONS OF THE LANDLORD

5.1	Landlord's Obligations

(a)	The Parties acknowledge that the Base Plans and Base Specifications incorporate the requirements of the Tenant, as agreed with the Tenant, in respect of its general requirements for the design and specifications of the Premises.

(b)	The Landlord shall develop and produce the Detailed Plans and Specifications in accordance with the Base Plans and Base Specifications. In the preparation of the Detailed Plans and Specifications, the Landlord shall be responsible for ensuring that:

(a)	these Detailed Plans and Specifications and the design set out therein are adequate and are based on and in conformity with the content, quality and intent shown and described in the Base Plans and Base Specifications;

(b)	the Building is constructed, installed and commissioned (if applicable) in accordance with the Detailed Plans and Specifications;

(c)	these Detailed Plans and Specifications comply with all requirements, stipulations, obligations and conditions of JTC and other relevant Authorities;

(d)	these Detailed Plans and Specifications comply with all requirements and conditions imposed by the relevant Authorities in respect of the Works;

(e)	wherever necessary, these Detailed Plans and Specifications shall have regard to the Master Schedule and the obligations of the Landlord under this Agreement including, but not limited to its obligation to issue to the Tenant the Possession Notice on or before the Estimated Possession Notice Date; and

(f)	these Detailed Plans and Specifications comply with any other applicable requirements contained in this Agreement.

(c)	The Landlord shall at its own cost develop and complete the Building in accordance with the Detailed Plans and Specifications, subject to such amendment and modification as may be made thereto in accordance with the provisions of this Agreement. The Landlord shall ensure that the development works carried out by it are in compliance with applicable Laws and regulations.

5.2	Drawings, Submission Plans and Operation and Maintenance Manuals

(a)	The Landlord shall provide the Tenant with a complete set of the Detailed Plans and Specifications for the Works relating to any part of the Premises, as soon as practicable.

9

(b)	The Landlord shall maintain a complete set of the as-built drawings of the Works showing the dimensions of the Works as carried out including reference to the Detailed Plans and Specifications, and furnish a set of such as-built drawings relating to the Premises to the Tenant as soon as practicable after the same have been endorsed by the Authorities.

(c)	In addition, the Landlord shall submit to the Tenant's Representative, the operation and maintenance manuals for the Works relating to the Premises as soon as practicable.

5.3	The Landlord shall procure that the Main Contractor effects defect liability (maintenance period) insurance for a minimum period of one (1) year from the date of the TOP.

6.	JTC LEASE DOCUMENTS

6.1	Grant of JTC Lease

This offer of the lease of the Premises and the acceptance thereof is subject to (i) the grant of a lease from JTC to the Landlord for the Land on the terms and conditions of the JTC Lease Documents and (ii) the Tenant obtaining the necessary approvals from JTC and all relevant Authorities for the Permitted Use.

6.2	JTC Lease Documents

(a)	The Landlord has provided to the Tenant copies of the JTC Lease Documents issued by JTC pursuant to the JTC Letter. All stamp duty and registration fees on the JTC Lease Documents shall be borne by the Landlord.

(b)	Neither Party shall cause or do or suffer to be done any act or thing which may as between the Landlord and JTC constitute or cause a breach by the Landlord of any of the terms, covenants, conditions or stipulations on the part of the Landlord to be observed or performed by virtue of the JTC Letter (including the terms and conditions contained in the Schedule of Building Terms and the form of lease (attached to the Schedule of Building Terms), both referred to in the JTC Letter).

7.	MASTER SCHEDULE & KEY MILESTONES

7.1	The Landlord and the Tenant hereby agree that the master schedule (the "Master Schedule") drawn up and endorsed by the Parties shall form the basis of the Tenant's expectations on timelines and due dates of the Key Milestones identified in the Master Schedule.

7.2	The Key Milestones identified in the Master Schedule shall include inter alia the estimated date of the issuance of the Permit to Commence Work, the date of the issuance of the QP Sign-Off and the date of the issuance of the TOP.

7.3	The Permit to Commence Work shall be issued on or before the expiry of six (6) months from the date of this Agreement. In the event that the Permit to Commence Work is not issued by the expiry of the said six (6) months, it is hereby agreed by the Parties that the date of the issuance of the Permit to Commence Work stated in the Master Schedule shall be extended by the same number of days after the date the Permit to Commence Work shall be issued and the Master Schedule shall be revised accordingly. The Landlord shall use reasonable efforts to ensure the Permit to Commence Work is issued as quickly as possible and the Master Schedule shall not be extended if the Landlord is in breach of this obligation to use reasonable efforts to obtain the Permit to Commence Work as soon as possible.

10

7.4	The Master Schedule may be revised from time to time during the course of construction by written agreement between/written endorsement of the Parties. Nothing in this Agreement shall require either Party to agree to changes in the Master Schedule which such Party disagrees with.

7.5	The Landlord shall furnish to the Tenant a copy of the CSC relating to the development of the Building within seven (7) Business Days of receipt by the Landlord.

7.6	Subject to the provisions of this Agreement, the Landlord shall issue to the Tenant a written notice (the "Possession Notice") to notify the Tenant to take possession of the Premises when the Tenant subsequently receives a copy of the TOP from the Landlord which written notice is estimated to be issued on or before the expiry of fourteen (14) months from the date of receiving the Permit to Commence Work from the relevant Authorities (the "Estimated Possession Notice Date").

7.7	(a)	The Landlord shall approximately two (2) weeks before the issuance of TOP, serve the Possession Notice on the Tenant, Provided always that the Possession Notice must be accompanied by (a) the QP Sign-Off and (b) the NLA Certificate.

(b)	Upon the issuance of TOP, the Landlord shall serve a copy of the TOP on the Tenant whereupon the Tenant is deemed to have taken possession of the Premises on the date of such service of the copy of the TOP and the term of the lease under the Lease Agreement shall be deemed to have also commenced on such date, Provided always that the Landlord shall not be entitled to serve a copy of the TOP on the Tenant under this Clause 7.7(b) unless the Landlord has, at least seven (7) days before the date of service of the TOP, served the Possession Notice on the Tenant in accordance with the provisions of Clause 7.7(a).

7.8	If there is any delay in the issuance of the TOP, as a result solely of the occurrence of any of the following events, the TOP Liquidated Damages Date and/or the TOP Rescission Date, as the case may be, shall be extended by a reasonable period (taking into account the delay caused by the occurrence of such event) as determined by the QP. In the event that the Tenant does not agree with the QP’s determination of the period of extension, the Parties shall refer the matter to the President of the SIAC (or other body as the Parties may agree) to appoint a qualified person who shall act as an expert and not an arbitrator to determine the period of such extension:

(a)	any Force Majeure Event;

(b)	a change in any government legislation, regulations or by-laws from that which were applicable at the date of this Agreement;

(c)	any act of prevention or breach of contract by the Tenant;

(d)	a requirement from the Authorities for infrastructure diversion which was not applicable and which neither Party had knowledge of at the date of this Agreement;

(e)	any amendment or modification to the Base Plans or Base Specifications made as a result of any requirement of JTC or the relevant Authorities which was not applicable at the date of this Agreement;

11

(f)	any amendment or modification to the Base Plans or Base Specifications made as a result of a request by the Tenant or which is approved by the Tenant;

(g)	any variation orders to works requested by the Tenant; and

(h)	any works or activities (including the Tenant's Fitting-Out Works) or act or omission of the Tenant.

Provided always that, in relation to paragraphs (c), (f), (g) and (h), the Landlord shall not be entitled to any extension of time where the instructions, omissions or acts of, or requests made by the Tenant or the Tenant's Representative are necessitated by or intended to cure any default of or breach of Agreement by the Landlord.

7.9	In the event that a copy of the TOP is not served on the Tenant by the Landlord in accordance with Clause 7.7(b):

(a)	by 24 July 2013 for any reason save in the event of paragraph (c) of Clause 7.8, the Landlord shall grant the Tenant an extension of its lease at 6 Serangoon North Avenue 5 #02-01/02, #02-03, #02-04/05/06, #03-13/14/15/16, #04-09/10, #02-04/05/06(A1) and #03-13/14/15/16(A1), Serangoon North Industrial Estate, Singapore 554910 (the "Existing Lease") for a period up to the earlier of the TOP Rescission Date (defined below) and the seventh day following the day on which the TOP is served on the Tenant by the Landlord in accordance with Clause 7.7(b) (the "Extended Term") at the same rate of rent and service charge payable under the Existing Lease and on the same terms and conditions of the Existing Lease;

(b)	(subject to Clause 7.8) by 31 August 2014 (the "TOP Rescission Date"), the provisions of Clause 18.1(c) shall apply.

7.10	In the event that the Landlord does not serve a copy of the TOP on the Tenant in accordance with Clause 7.7(b) by 31 October 2013 (the "TOP Liquidated Damages Date"), the Landlord shall be liable to the Tenant for liquidated damages at the rate of S$1,700 per day for each day of delay from 31 October 2013 to the date of expiry of the Extended Term but provided that if the TOP Liquidated Damages Date is extended by any period pursuant to Clause 7.8, the Landlord shall not be liable to pay liquidated damages to the Tenant for the delay in respect of such period but the Landlord shall be liable to pay liquidated damages for any delay in serving a copy of the TOP commencing after the expiry of such period.

8.	PRE-TOP ACCESS

8.1	Subject to the conditions herein and without prejudice to any other provisions in this Agreement, the Landlord shall, grant the Tenant access to the Premises from the date no later than eleven (11) months from the date of issuance of the Permit to Commence Works at no cost to the Tenant on a non-exclusive basis for the sole purpose of carrying out the Tenant's Fitting-Out Works, subject to:

(a)	the Tenant submitting all detailed plans and drawings for the Tenant's Fitting-Out Works for the Premises to the Landlord for approval, which approval shall not be unreasonably withheld or delayed; and

(b)	the Tenant obtaining and delivering to the Landlord the Relevant Consents for the Tenant's Fitting-Out Works (if any),

before such access is granted by the Landlord to the Tenant. The Landlord shall not be liable to the Tenant if less than ninety (90) days access to the Premises is granted to the Tenant.

12

8.2	In addition and without prejudice to any provision in this Agreement, the grant of access by the Landlord to the Tenant to the Premises prior to the date of issuance of the TOP shall be on the condition inter alia that the Tenant complies with the Main Contractor's reasonable directions on the conduct of the Tenant's Fitting-Out Works.

8.3	The Tenant shall be deemed to be a licensee with permitted access to the Premises on a non-exclusive basis during its pre-TOP access to conduct the Tenant's Fitting-Out Works.

8.4	The Tenant's licence to access the Premises on a non-exclusive basis on the date the Landlord grants access to the Premises to the Tenant shall be subject to the following terms and conditions:

(a)	the Tenant, its employees, agents, contractors, licensees and invitees enter the Land, the Building, the Premises and perform the Tenant's Fitting-Out Works at its/their own risk, and the Landlord is not responsible to the Tenant or to the Tenant's employees, agents, contractors, licensees and invitees for any death, injury, loss or damage sustained at or originating from the Land, the Building or the Premises, directly or indirectly caused by, resulting from or in connection with such entry into the Land, the Building, the Premises and/or the performance of the Tenant's Fitting-Out Works unless caused by the Landlord's and/or the Main Contractor's or any of their agents', employees' or sub-contractors' negligence or willful default;

(b)	the Tenant must first agree with the Main Contractor on the use of access routes through the Land and the Building;

(c)	the Tenant must make the necessary arrangements with the Main Contractor for the use of any equipment, electricity, water and other Utilities on site, including refuse disposal, subject to the payment by the Tenant of such charges as may reasonably be determined by the Main Contractor in respect of such use; and

(d)	the Tenant, its employees, agents, contractors, licensees and invitees must co-ordinate their respective activities with those of the Main Contractor, and comply with all reasonable instructions of the Main Contractor and the Landlord's consultants so as not to delay the completion of the Works or the obtaining of the TOP. In this respect, the completion of the Works and the obtaining of the TOP shall at all times have priority over the Tenant's Fitting-Out Works. Subject to the above provisions, the Landlord shall and shall ensure that the Main Contractor and the Landlord's consultants provide reasonable assistance and do not unreasonably hinder the Tenant and its subcontractors enabling them to carry out the Tenant's Fitting-Out Works expeditiously.

9.	TENANT'S FITTING-OUT WORKS

9.1	In carrying out the Tenant's Fitting-Out Works, the Tenant must:

(a)	not carry out any works other than renovation and fitting out works relating only to the erection of partitions, the installation of machinery and the installation of furniture at or to the Premises;

(b)	appoint the Landlord's nominated contractors, or such contractors which the Landlord may consent to (such consent not to be unreasonably withheld or delayed) in respect of such works which the Landlord may specify. The Landlord's nominated contractors appointed by the Tenant pursuant to this Clause shall not be deemed to be agents or employees of the Landlord and the Tenant shall not have any claim whatsoever against the Landlord in respect of any act, omission, default, misconduct or negligence of any of the Landlord's nominated contractors;

13

(c)	appoint other contractors or consultants of its choice to carry out the rest of the Tenant's Fitting-Out Works subject to the Landlord's approval (such approval not to be unreasonably withheld or delayed) of those contractors or consultants (such contractors or consultants as approved by the Landlord shall hereinafter be called the "Approved Contractors"). Such contractor or consultant appointed by the Tenant for the rest of the Tenant's Fitting-Out Works must be an Approved Contractor before he can start any work. For electrical installations, the Tenant must obtain endorsement from the Landlord's licensed electrical worker (such endorsement not to be unreasonably withheld or delayed) for such utility application; and

(d)	prior to the commencement of the Tenant's Fitting-Out Works, procure its main contractor to effect and maintain a comprehensive public liability insurance policy, covering the period from the date of commencement of the Tenant's Fitting-Out Works to the date of completion of the Tenant's Fitting-Out Works for such amount, having regard to the nature and scope of the Tenant's Fitting-Out Works, with an insurance company approved by the Landlord (which approval shall not be unreasonably withheld or delayed), naming the Landlord and the Main Contractor as the co-insured parties for their respective rights and interests.

9.2	In carrying out the Tenant's Fitting-Out Works, the Tenant covenants that:

(a)	the Tenant shall use its best endeavours to procure that no damage, obstruction or interference is caused by the Tenant, its employees, agents, contractors, licensees or invitees to the Land, the Building, the Premises (including all installations and equipment provided by the Landlord in the Premises) or the main building works. The Tenant must, at its own cost and expense, make good to the satisfaction of the Landlord and its contractors and consultants, all such damage or remove such obstruction or interference;

(b)	(i) the Landlord and other persons authorised by the Landlord, and (ii) the Main Contractor and other persons authorised by the Main Contractor, may enter the Premises to effect or carry out and complete all works which are required by the relevant Authorities or which are considered necessary by the Landlord and/or the Main Contractor for the issue of the TOP and/or QP Sign-Off; and

(c)	the Tenant must not carry out or permit to be carried out any works or activities which may delay or affect the issue of the TOP or QP Sign-Off. In the event the issue of the TOP or QP Sign-Off is delayed or affected because of any works or activities (including the Tenant's Fitting-Out Works) or act or omission of the Tenant without prejudice to the provisions of Clause 7.8(h), the Landlord may, by written notice, require the Tenant, at the Tenant's cost and expense, to carry out all and any rectification works in order for the Landlord to obtain the TOP and the QP Sign-Off within such time as may be required by the Landlord. If the Tenant does not comply in time, the Landlord and/or the Main Contractor shall have the right to carry out such rectification works. The Tenant must pay all costs and expenses incurred by the Landlord, to the Landlord within fourteen (14) days of the date of a written notice from the Landlord.

14

9.3	During and on completion of the Tenant's Fitting-Out Works, the Tenant must promptly remove from the Premises, the Building and the Land all waste materials and debris resulting from the Tenant's Fitting-Out Works. If the Tenant does not do so within three (3) days after written notice from the Landlord, the Landlord may remove them and recover the cost of removal and disposal from the Tenant. A statement from the Landlord (supported by documentary evidence) as to the cost and expenses of such removal and disposal shall (save for manifest error) be conclusive and binding on the Tenant. All costs and expenses of such removal and disposal must be paid by the Tenant to the Landlord within fourteen (14) days of the date of the Tenant's receipt of the statement (together with documentary evidence) from the Landlord.

9.4	On completion of the Tenant's Fitting-Out Works, the Tenant shall submit to the Landlord the as-built drawings relating to the Tenant's Fitting-Out Works to enable the Landlord to apply for CSC. If the Tenant fails to do so within two (2) months after written notice from the Landlord, the Landlord shall be entitled to take all action necessary (including engaging consultants to prepare the relevant as-built drawings and making payments to the Tenant's consultants) for submission of such as-built drawings to the relevant Authorities. A statement from the Landlord (supported by documentary evidence) as to the expenses incurred by it for submission of such as-built drawings to the relevant Authorities shall be furnished to the Tenant. All expenses so incurred by the Landlord together with interest from and including the date of the Tenant's receipt of the statement (together with documentary evidence) until the date they are paid by the Tenant to the Landlord, shall be paid by the Tenant to the Landlord and if unpaid, shall be recoverable from the Tenant as if they were rent in arrears.

9.5	The Tenant shall indemnify and keep the Landlord indemnified against:

(a)	the breach, non-observance or non-performance of any Relevant Consents in relation to the Tenant's Fitting-Out Works; and

(b)	any claims, demands or proceedings brought by any adjoining owner, tenant, occupier or member of the public arising out of or incidental to the execution of the Tenant's Fitting-Out Works.

9.6	No delay in carrying out and completing all or any of the Tenant's Fitting-Out Works in or at the Premises, whether caused by any Authorities or otherwise, shall be a ground for postponing the Lease Commencement Date or relieve in any way the Tenant from the performance and observance of the covenants, conditions, stipulations or agreements herein contained and on its part to be performed and observed, save that where such delay is caused by the default of the Landlord, the rent free period to be granted under Clause 10 shall be extended by a period equal to the period of such delay.

10.	POST-TOP RENT FREE PERIOD

Subject to any extension that may be granted pursuant to Clause 9.6, the Tenant shall be granted a rent free period of three (3) months commencing from the Lease Commencement Date.

10A.	CHANGE IN CONTRACTED NLA

The Land is subject to final survey by JTC and upon finalisation of the survey and notification by JTC to the Landlord of the final surveyed area of the Land, the Landlord shall based on the advice of the QP and acting reasonably and in good faith, make adjustment to the Contracted NLA of the Premises (by reason solely of the increase or reduction in the area of the Land based on the final survey by JTC), and will notify the Tenant in writing the adjusted Contracted NLA of the Premises. The adjusted Contracted NLA shall serve as the "Contracted NLA" for the purposes of this Agreement and all references to Contracted NLA in this Agreement shall refer to such adjusted Contracted NLA as determined by the Landlord under this Clause.

15

11.	AMENDMENT AND MODIFICATION

11.1	The Landlord shall not make any amendment or modification to the Base Plans and the Base Specifications insofar as these relate to the Premises, save for such amendment or modification as may be made as a result of:

(a)	any changes in the Contracted NLA pursuant to Clause 10A (only to the extent of reflecting changes in area where referred to therein as may be affected by the change in Contracted NLA);

(b)	any requirement of JTC or the relevant Authorities; or

(c)	a request by the Tenant which is acceded to by the Landlord; or

(d)	a proposal or request by the Landlord which is acceded to by the Tenant in writing.

Any Party requesting any changes to the Base Plans and Base Specifications shall submit to the other Party the Change Request Form in the form appended hereto as Appendix 3, annexing drawings and plans where expedient or requested by the other Party, for the other Party's approval of the changes detailed in the Change Request Form. Where the changes are required pursuant to paragraph (a) above, by the JTC or relevant Authorities, the Landlord shall communicate the required changes to the Tenant in such form and manner as the Landlord deems appropriate.

11.2	Nothing in this Clause 11 shall:

(a)	be construed to imply any obligation on the Landlord to accede to any amendment or modification requested by the Tenant; or

(b)	be construed to imply any obligation on the Tenant to accede to any amendment or modification requested by the Landlord; or

(c)	prejudice the right of the Landlord to make any amendment or modification, as it deems fit, to the Base Plans and Base Specifications relating to any part of the Building other than the Premises which does not affect the reasonable use and enjoyment of the Premises or the Key Parameters.

11.3	Without prejudice to the other provisions of this Agreement, if any amendment or modification is made to the Base Plans and Base Specifications, the following provisions shall apply:

(a)	Where such amendment or modification to the Base Plans and Base Specifications is:

(i)	(subject to paragraph (b)(i) below) made as a result of any requirement of JTC or the relevant Authorities to comply with any codes of practice, regulatory requirements or statutory requirements; or

(ii)	initiated, proposed or requested by the Landlord and consented to by the Tenant; or

(iii)	related to any part of the Building other than the Premises; or

16

(iv)	due to or necessitated by or is intended to cure any default or breach of contract by the Landlord,

any increase or reduction in cost arising from the implementation of such amendment or modification shall be borne by the Landlord or, as the case may be, shall accrue solely to the benefit of the Landlord.

(b)	Where such amendment or modification to the Base Plans and Base Specifications is made as a result of:

(i)	any requirement of JTC or the relevant Authorities to comply with any codes of practice, regulatory requirements or statutory requirements which are applicable solely by reason of the actual specific use that is required by the Tenant Provided always that such requirements of JTC or the relevant Authorities are imposed only after this Agreement is entered into; or

(ii)	a request by the Tenant which request is approved by the Landlord; or

(iii)	a recommendation by the Landlord sought by the Tenant, which recommendation is accepted by the Tenant,

any increase or reduction in cost arising from the implementation of such amendment or modification shall be solely borne by the Tenant or, as the case may be, shall accrue solely to the benefit of the Tenant in the manner prescribed in Clause 11.8 below.

11.4	The Landlord shall, (in relation to Clause 11.3(b)(ii)) at the time of the Landlord's approval and (in relation to Clause 11.3(b)(iii)) at the time of the Landlord's recommendation, notify the Tenant in writing of (1) the estimated costs of implementing such amendment or modification to the Base Plans and Base Specifications (which shall include but not be limited to the supply, construction and installation of the relevant materials and the fees payable to the relevant consultants, contractors and relevant Authorities in relation to the carrying out of such construction works), and (2) the extension required in respect of the timelines and relevant Key Milestones in the Master Schedule, to enable the Tenant to seek necessary internal approvals for proceeding with such amendment or modification, and the Tenant shall revert to the Landlord on whether to implement such amendment or modification to the Base Plans and Base Specifications not later than one (1) week after the date of the Landlord's approval of the Tenant's requested amendment or the Landlord's recommendation (as the case may be).

11.5	In relation to Clause 11.3(b)(ii), the Landlord shall revert to the Tenant on whether the Tenant's request to amend or modify the Base Plans or Base Specifications is approved by the Landlord within two (2) weeks of the date of such request by the Tenant.

11.6	The Tenant shall pay to the Landlord the fees incurred and payable by the Landlord to consultants engaged by the Landlord to examine or advise upon any proposals by the Tenant for any amendment or modifications to the Base Plans and Base Specifications after the same have been approved by the relevant Authorities (including any plans, specifications or material submitted by the Tenant in connection therewith) within fourteen (14) days of a demand from the Landlord (accompanied by invoices in relation to such fees).

11.7	Where any amendment or modification to the Base Plans and Base Specifications is required to be made as a result of any requirement of JTC or the relevant Authorities, the Landlord shall consult with the Tenant on the same, provided that nothing herein shall be construed to imply any obligation on the part of the Landlord to comply with any unreasonable directions or requirements of the Tenant.

17

11.8	Where such amendment or modification to the Base Plans and Base Specifications is made pursuant to Clause 11.3(b) above, then:

(a)	any increase in costs arising from the implementation of such amendment or modification to be borne by the Tenant shall be payable within fourteen (14) days after receipt from the Landlord of the Landlord's qualified person certifying that the relevant works have been completed and the actual amount of cost increase (which shall include but not be limited to the supply, construction and installation of the relevant materials and the fees payable to the relevant consultants, contractors and relevant authorities in relation to the carrying out of such construction works); and

(b)	any savings from costs reduction arising from the implementation of such amendment or modification accruing to the Tenant shall be payable by the Landlord to the Tenant, accompanied by the Landlord's qualified person's certification that the relevant works have been completed and stating the actual amount of cost reduction. The amount of such cost reduction shall be set off against the rental payable by the Tenant under the Lease Agreement,

Provided always that the certificate of the qualified person, referred to in Clause 11.8(a) and (b) above shall be final and conclusive and binding on the Parties (save for errors therein).

12.	DEFECTS

12.1	Remedying Defects

Notwithstanding the Landlord's and Tenant's obligations under the Lease Agreement in respect of repair and maintenance of the Building and upkeep of the Land, the Landlord must make good at its own cost and expense:

(a)	any defect in the Premises; and

(b)	any defect in such parts of the Building for common enjoyment of occupants in the Building,

resulting solely from the workmanship and/or materials of the Landlord and/or Main Contractor or any of their agents, employees or sub-contractors, including any damage, shrinkage, deterioration, seepage, leakage, failure, lack of fitness, non-satisfaction of performance specifications or other requirements under the Detailed Plans and Specifications, or other faults in relation to the Works, which appears or becomes apparent within the Defects Liability Period.

For the avoidance of doubt, the Landlord shall not be required to make good any defect which is caused by any act, negligence or omission of the Tenant, its employees, agents, workmen, contractor or invitees.

12.2	Cost of Remedying Defects

Subject to Clause 12.3, all rectification works referred to in Clause 12.1 shall be executed by the Landlord at its own cost.

18

12.3	Landlord to Investigate

If any defect in the Premises or in such parts of the Building appears at any time from the commencement of Works to the end of the Defects Liability Period, the Tenant's Representative may instruct the Landlord to investigate under the direction of the Tenant's Representative the cause of the defect. If such defect is one which arose from some default by the Landlord and/or the Main Contractor or any of their agents, employees or sub-contractors, the cost of the work carried out in such investigation shall be borne by the Landlord, but if such defect(s) arose from the default by the Tenant or any of its agents, employees or sub-contractors, the costs of the works carried out in such investigations shall be borne by the Tenant.

12.4	Urgent Repairs

Notwithstanding the provisions in Clause 12.1, if due to any accident or failure or other event occurring during the Defects Liability Period, any remedial or other work shall be urgently necessary for safety and/or security reasons, and the Landlord is unable or unwilling do such remedial or other work within reasonable time (having regard to the nature of the event and the extent of the remedial work required), the Tenant shall be entitled to proceed with the necessary remedial work with its own contractors and seek reimbursement of the costs of such remedial work incurred by the Tenant from the Landlord, such costs of rectification to be supported by documentary evidence to be produced by the Tenant to the Landlord.

12.5	Liability at Common Law

The provisions of Clauses 12.1 to 12.4 shall not derogate in any way whatsoever from the Landlord's liability under this Agreement or otherwise for defective work at common law.

13.	NO ASSIGNMENT

13.1	The Tenant shall not assign its interests, rights or benefits under this Agreement nor transfer its liability under this Agreement except with the prior written consents of JTC and the Landlord (whose consent shall not be unreasonably delayed or withheld whilst having regard to JTC's conditions as set out in the JTC Lease Documents).

13.2	The Landlord shall not prior to the Lease Commencement Date, assign the interest, rights or benefits or transfer it obligations and liabilities under this Agreement save only that the Landlord may deal with its interest, rights, benefits, obligations and liabilities under this Agreement and the Lease Agreement (as the case may be) in accordance with the terms thereof, in connection with any mortgage or charge or by way of assignment or debenture created by the Landlord over the Land.

13.3	The Landlord shall not apply for the subdivision of the Building.

13.4	The rights of the Tenant under these Clauses 13.2 and 13.3 are personal to the Tenant and will not be binding on any party having or acquiring an interest in the Premises including any permitted assignees (except a related corporation of the Tenant (as defined under the Companies Act of Singapore (Chapter 50 of Singapore)) or sublessees of the Tenant.

19

14.	RESCISSION BY LANDLORD UPON THE TENANT'S DEFAULT

14.1	For the purposes of this Clause 14, an event of default shall occur if:

(a)	the Tenant is in breach of the provisions of Clause 13.1; or

(b)	the Tenant becomes insolvent or a judicial manager and/or receiver is appointed in respect of any properties or assets of the Tenant or distress or execution is enforced against any part of the assets of the Tenant, or if events or circumstances analogous to any of the foregoing events occurs in relation to the Tenant under the laws of any jurisdiction.

14.2	Upon the occurrence of an event of default under Clause 14.1 at any time prior to the issuance of the Possession Notice, the Landlord may rescind this Agreement and the Lease Agreement by giving fourteen (14) days' written notice to the Tenant to that effect (but such rescission shall not prejudice the rights and remedies of either Party against the other in respect of any antecedent breaches).

14.3	Upon such rescission by the Landlord:

(a)	the Tenant's interest in and the rights in relation to the Premises shall cease and determine; and

(b)	provided that the Tenant's Fitting-Out Works (whether completed, uncompleted or partially completed) have been carried out at the date of such rescission by the Landlord, the Tenant shall at its own cost and expense reinstate and restore the Premises to their original state and condition as at the completion of the Works in accordance with the Landlord's as-built plans for the Premises (removing all trade equipment of the Tenant that may be installed at the Premises, if any) and if the Tenant fails to do so, the Landlord may effect the same at the Tenant's cost and expense and all such costs and expenses to reinstate and restore the Premises to their original state and condition incurred by the Landlord shall be paid by the Tenant to the Landlord within fourteen (14) days of demand from the Landlord.

15.	EXECUTION AND TERMS OF THE LEASE

15.1	The Parties hereby acknowledge and agree that the commencement date of the Lease Agreement shall be the date of service by the Landlord on the Tenant of a copy of the TOP pursuant to Clause 7.7(b) (the "Lease Commencement Date").

15.2	Prior to the commencement of the Lease Agreement, the Landlord shall at its own cost cause to be carried out a survey of the Premises by a registered surveyor to determine the NLA. The NLA so determined by the registered surveyor and certified by such registered surveyor in a certificate (the "NLA Certificate") to the Tenant or Landlord and Tenant (the "Certified Net Lettable Floor Area") shall be final and conclusive. The Certified Net Lettable Floor Area shall be inserted in the First Schedule of the Lease Agreement as the floor area of the Premises. For the avoidance of doubt, the rent and service charge payable under the Lease Agreement shall be computed on the Certified Net Lettable Floor Area, provided that if the Certified Net Lettable Floor Area exceeds 105% of the Contracted NLA, the rent and service charge payable under the Lease Agreement shall be computed based on 105% of the Contracted NLA.

20

15.3	The Tenant and the Landlord shall execute the Lease Agreement in duplicate concurrently with their execution of this Agreement. The Lease Agreement (in duplicate) shall be executed in escrow and held by the Landlord's solicitors in safekeeping on behalf of the Parties pending the service of a copy of the TOP by the Landlord on the Tenant pursuant to Clause 7.7(b). Subject to the provisions of Clauses 15.4 and 15.5, the Landlord shall obtain the Tenant's prior written consent for all variations, additions or modifications to the Lease Agreement made after the Parties' execution of the Lease Agreement.

15.4	Upon the service of a copy of the TOP by the Landlord on the Tenant pursuant to Clause 7.7(b):

(a)	the Landlord shall grant to the Tenant and the Tenant hereby agrees to take a lease of the Premises for the Term on the terms and subject to the conditions set out in the Lease Agreement; and

(b)	it is agreed that:

(a)	the Lease Agreement shall be dated the date of service of a copy of the TOP by the Landlord on the Tenant pursuant to Clause 7.7(b);

(b)	(after the NLA has been certified by the Landlord's registered surveyor in accordance with Clause 15.2 above) the Certified Net Lettable Floor Area shall be inserted as the floor area of the Premises in the First Schedule of the Lease Agreement as the NLA;

(c)	the security deposit amount payable by the Tenant for the term shall be inserted in Clause 3 of the Lease Agreement; and

(d)	upon the determination of the Contracted NLA pursuant to Clause 10A, all references to Contracted NLA in the Lease Agreement shall be amended to refer to such net lettable floor area as determined and all references to net lettable area in the Lease Agreement shall be adjusted to take into account the change in Contracted NLA.

For the avoidance of doubt, notwithstanding the date of the Lease Agreement, the commencement date of the Lease Agreement shall be the Lease Commencement Date as provided in Clause 15.1.

15.5	The Tenant agrees that the Landlord may, prior to the date of perfection of the Lease Agreement, without the consent of the Tenant:

(a)	make such variations to the Lease Agreement only as may be required pursuant to any applicable laws, rules or regulations of any relevant regulatory, administrative or supervisory body including without limitation, any relevant stock exchange or securities council;

(b)	make such additions or modifications to the Lease Agreement or the plans to be annexed to the Lease Agreement as may be reasonably required to properly describe the Premises or the Building as eventually designed and constructed if such final design or constructed form is binding on the Tenant under the terms of this Agreement or has been accepted by the Tenant in writing or as the Premises or the Building may eventually be named or numbered in accordance with the Laws; and

21

(c)	make such additions to the Lease Agreement in order to complete the dates and other particulars in the Lease Agreement.

15.6	The Tenant shall be notified in writing of all changes made by the Landlord in accordance with Clauses 15.4 and 15.5 and a copy of such revisions shall be furnished to the Tenant for the Tenant's information as soon as practicable but in any event before the commencement of the Lease Agreement.

16.	RIGHTS AND OBLIGATIONS BEFORE EXECUTION OF THE LEASE

16.1	Until the date of perfection of the Lease Agreement,

(a)	the terms of the Lease Agreement will apply and be binding on the Parties as though they had been incorporated in this Agreement;

(b)	the Parties must comply with their respective obligations in the Lease Agreement;

(c)	the Landlord may use any available remedy for a breach of obligation by the Tenant as if the Lease Agreement had been granted;

(d)	the Tenant may use any available remedy for a breach of obligation by the Landlord as if the Lease Agreement had been granted; and

(e)	the Tenant must make all payments in the same manner and at the same times as if the Lease Agreement had been granted.

For the purposes of Clauses 15 and 16, the "date of perfection" of the Lease Agreement means the date of the Lease Agreement. The Landlord shall date the Lease Agreement signed in escrow by the Parties in accordance with Clause 15.4 hereof.

16.2	The provisions of this Agreement shall remain in full force and effect after the date of perfection of the Lease Agreement, in so far as such provisions are still required to be observed and performed and are not repeated or inconsistent with the Lease Agreement.

17.	SECURITY DEPOSIT

17.1	The Tenant shall furnish a deposit (the "Deposit") with the Landlord for the sum of S$3.42 million within three (3) days from the date of the signing of this Agreement.

17.2	The Deposit shall be held by the Landlord as security for the due performance and observance by the Tenant of all the covenants and provisions contained in this Agreement and as security for any claim by the Landlord at any time against the Tenant in relation to any matter in connection with the Premises whether a lease is subsisting or not.

17.3	If the Tenant commits a breach of any of the provisions of this Agreement or should there be any default by the Tenant in connection with the giving rise to a right of the Landlord to make a claim against the Tenant, the Landlord shall, after giving to the Tenant fourteen (14) days' notice (or such longer period as may be reasonable, having regard to the nature and extent of the breach as may be determined by the Landlord acting reasonably) to rectify such default, and if the default has not been duly rectified by the Tenant by the expiry of such notice, be entitled but not obliged to apply the Deposit or any part thereof in or towards payment of monies outstanding or making good the default or to deduct from the Deposit the loss or expense to the Landlord occasioned by such default but without prejudice to any other remedy which the Landlord may be entitled. If any part of the Deposit shall be applied by the Landlord as aforesaid, the Tenant shall within fourteen (14) days of demand by the Landlord deposit with the Landlord the amount set-off by the Landlord from the Deposit. No part of the Deposit shall without the written consent of the Landlord be set-off by the Tenant against any sums owing to the Landlord under this Agreement.

22

17.4	If the Deposit is furnished by the Tenant to the Landlord by way of a bank guarantee ("Bank Guarantee"), the following conditions shall apply:

(a)	the Bank Guarantee shall be irrevocable and unconditional, issued by a commercial bank holding a full banking licence with the Monetary Authority of Singapore and acceptable to the Landlord, acting reasonably (the ("Guarantor");

(b)	the Bank Guarantee shall:

(i)	have an initial validity period of twelve (12) months commencing from the date of this Agreement ("Initial Period")

(ii)	be automatically extended for a further period of twelve (12) months (each such twelve (12) month period shall herein be called a "Guaranteed Period") after the expiry of the Initial Period or the relevant Guaranteed Period (as the case may be), save that in respect of the final Guaranteed Period, the validity period of the Bank Guarantee shall be extended to the Lease Commencement Date; and

(iii)	have a claim period which shall be on a date falling three (3) months after the date of expiry of the Initial Period or the Guaranteed Period (as the case may be) or in respect of the final Guaranteed Period, three (3) months after the Lease Commencement Date; and

(c)	the Bank Guarantee shall be an "on-demand" bank guarantee in the form attached as Appendix 1, subject to such amendments thereto as the parties may agree.

17.5	If the Guarantor gives to the Landlord ninety (90) days’ written notice prior to the expiry of the Initial Period or the Guaranteed Period (as the case may be) of the Guarantor’s intention not to extend this Guarantee in respect of any future extension, the Landlord shall be entitled upon receiving such notice of the Guarantor’s intention to demand payment under the Bank Guarantee unless the Tenant provides cash in place of the Bank Guarantee or a replacement Bank Guarantee in the form attached as Appendix 1A before the expiry of the Initial Period or the Guaranteed Period (as the case may be) which shall be valid up to the Lease Commencement Date and with a claim period of three (3) months after the Lease Commencement Date.

17.6	Upon the Lease Commencement Date, the Deposit (if furnished in cash) shall be transferred to the account of the security deposit required to be furnished by the Tenant under the Lease Agreement or subject to the Landlord’s approval, a fresh Bank Guarantee in the form attached as Appendix 1A (with the necessary modifications) shall be furnished for the security deposit required to be furnished by the Tenant under the Lease.

18.	RESCISSION BY TENANT

18.1	For the purpose of this Clause 18, an event of default shall be deemed to have occurred if:

(a)	the Landlord is in breach of the provisions of Clause 13.2; or

23

(b)	the Landlord becomes insolvent or a judicial manager and/or receiver is appointed in respect of any properties or assets of Mapletree Industrial Trust over which the Landlord in its capacity as trustee has recourse, or distress or execution is enforced against any part of such assets, or if events or circumstances analogous to any of the foregoing events occurs in relation to the Landlord under the laws of any jurisdiction; or

(c)	a copy of the TOP is not served on the Tenant in accordance with Clause 7.7(b) by the TOP Rescission Date, subject always to Clause 7.8.

18.2	Upon the occurrence of an event of default, the Tenant may at its option rescind this Agreement and the Lease Agreement by giving fourteen (14) days’ written notice to the Landlord to that effect (but such rescission shall not prejudice the rights and remedies of either Party against the other in respect of any antecedent breaches).

18.3	Upon such rescission by the Tenant, the Tenant shall not be required to reinstate the Premises but shall remove all its equipment and vacate the Premises (if it has taken possession) in its existing state.

19.	SIGNAGE RIGHTS

19.1	Signage Rights

Subject to JTC’s consent and the Landlord’s approval (such approval not to be unreasonably delayed or withheld) as to the size, materials to be used, design and content, the Tenant shall have signage rights in respect of the main facades of the Building Provided always that the Landlord shall be entitled to display such number of signages equal to the number of signages which the Tenant is displaying, on any façade of the Building or at any part of the Land without the prior consent of the Tenant. The Landlord shall not charge the Tenant for the signage rights.

19.2	Costs of Signage Works

The costs of all signage works required by the Tenant and applications to the Authorities for the relevant Approvals relating to the signage shall be borne by the Tenant

19.3	Pylon Signage

The Tenant shall be entitled to erect a pylon on the Land for the purpose of displaying its signage subject to the Landlord's approval.

20.	LEGAL FEES AND STAMP DUTY

20.1	The Tenant will be required to pay the estimate stamp duties and any necessary adjudication fees on the acceptance of this Agreement (in duplicate). Upon the outcome of the stamp duty assessment, where the estimated stamp duty so paid is less than the assessed duty, the Tenant shall within the time period prescribed by law, top up the shortfall to enable the Landlord to effect stamping within the time prescribed and any penalty payable arising from delay in stamping attributable to the Tenant shall be borne by the Tenant. Any excess estimated stamp duty paid by the Tenant shall be refunded to the Tenant without interest after the assessed duty is known.

24

20.2	The Tenant shall pay or indemnify the Landlord (on a full indemnity basis) against:

(a)	the stamp duty including penalty fees, adjudication fees and additional stamp duty (if any) in respect of this Agreement and any other document relating to this Agreement herein and the Lease Agreement; and

(b)	all legal costs and fees and such other expenses incurred by the Landlord in consulting solicitors and/or in connection with the enforcement of any provision of this Agreement and the Lease Agreement in the event that the Tenant acknowledges or does not dispute that it is in breach or is adjudged by a court, tribunal or arbitrator to be in breach of any provision of this Agreement and the Lease Agreement.

20.3	The Parties shall bear their respective legal costs, fees and disbursements incurred by it in connection with the negotiation, preparation and completion of this Agreement (in duplicate), the Lease Agreement and any other document relating to this Agreement.

20.4	The Landlord shall pay or indemnify the Tenant (on a full indemnity basis) against all legal costs and fees and such other expenses incurred by the Tenant in consulting solicitors in connection with the enforcement of any material provision of this Agreement in the event that the Landlord acknowledges or does not dispute that it is in breach of any material provision of this Agreement or is adjudged by a court, tribunal or arbitrator to be in breach of any material provision of this Agreement.

21.	TAXES

(a)	The rent and other sums payable by the Tenant under this Agreement (hereinafter collectively called "the Agreed Sum") shall, as between the Landlord and the Tenant, be exclusive of any applicable goods and services tax, imposition, duty and levy whatsoever (hereinafter collectively called "Taxes") which may from time to time be imposed or charged before, on or after the commencement of the Term (including any subsequent revisions thereto) by any government, quasi-government, statutory or tax authority on or calculated by reference to the amount of the Agreed Sum (or any part thereof) and the Tenant shall pay all such Taxes reimburse the Landlord for the payment of such Taxes, as the case may be, in such manner and within such period as to comply or enable the Landlord to comply with any applicable orders or directives of such authorities and the relevant laws and regulations.

(b)	The rights of the Landlord under this Clause shall be in addition and without prejudice to any other rights or powers of the Landlord under any applicable order or directive of the Authorities or any relevant law or regulation, to recover from the Tenant the amount of such Taxes which may be or is to be paid or borne by the Landlord.

(c)	The Tenant shall indemnify and hold harmless the Landlord from any losses, damages, claims, demands, proceedings, actions, costs, expenses, interests and penalties suffered or incurred by the landlord arising from any claim, demand, proceeding or action that may be made or instituted by the Authorities in respect of such Taxes and resulting from any failure or delay on the part of the Tenant in the payment and discharge of any such Taxes.

(d)	Without prejudice to Clause 21(a), the Tenant shall not be liable for any income tax that may be levied or imposed on the income of the Landlord.

25

22.	SETTLEMENT OF DISPUTES

Reference to Arbitration

In the event of any dispute between the Parties in connection with or arising out of this Agreement or the Works, including any dispute as to the existence, validity or termination of this Agreement, the Parties shall refer the dispute for arbitration by a sole arbitrator agreed upon by the Parties within fourteen (14) days of either Party giving written notice requiring arbitration to the other. If no agreement can be reached, the arbitrator shall be appointed, on the application of either Party, by the Chairman for the time being of the Singapore International Arbitration Centre. The place of arbitration shall be Singapore. Any such reference shall be deemed to be submission to arbitration within the meaning of the Arbitration Act (Chapter 10 of Singapore) or any re-enactment or modification thereof and be in accordance with the Arbitration Rules of the Singapore International Arbitration Centre at the time being in force.

23.	RECOVERY BY THE PARTIES

23.1	Wherever in this Agreement provision is made for a Party to recover any amount from the other Party such amount may be deducted from or reduced by any sum due or to become due at any time thereafter from the first Party to the other Party under this Agreement or may be recovered by the first Party from the other Party as a debt.

23.2	In the event there is a delay in payment by a Party of any sum to the other Party under this Agreement, the first-mentioned Party shall be liable to pay interest to the other Party at the rate of twelve per cent (12%) per annum commencing from the day immediately following the due date of payment up to the actual date of payment.

24.	GOVERNING LAW AND NOTICES

24.1	Law

(a)	The law governing this Agreement and any arbitration commenced under this Agreement shall be the law of Singapore, and any such arbitration shall be held in Singapore.

(b)	Unless otherwise expressly stated in this Agreement, a person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act (Chapter 53B of Singapore) to enforce any of its terms.

24.2	Notices

(a)	Each Party shall provide an address in Singapore for service of document (hereinafter referred to as the "Service Address").

(b)	Each Party shall give fourteen (14) days written notice to the other Party before any change in the Service Address.

(c)	All certificates, notices or instruction to be given by a Party to the other Party under the terms of the Agreement shall be sent by post or facsimile transmission to or left at the Service Address.

26

(d)	Without prejudice to any other method of service that is authorised by law, service of any originating process by a Party on the other Party shall be deemed to be due service if it is posted to or left at the Service Address.

25.	MISCELLANEOUS

25.1	Variation of Agreement

This Agreement may not be varied except by an agreement in writing signed by the duly authorised representative of both Parties.

25.2	Representations

It is acknowledged by the Parties that in relation to this Agreement, each Party has not acted or relied on any representations made by or on behalf of the other Party except those which are contained in this Agreement (if any). This Agreement and the Lease Agreement constitute the entire contract between the Parties. However, nothing in this Clause shall affect the validity and binding effect of any subsequent agreements in writing signed between the Parties.

25.3	Non-Merger

The provisions of this Agreement shall remain in full force and effect after the grant of the Lease Agreement, in so far as they are still required to be observed and performed and are not repeated or inconsistent with the Lease Agreement.

26.	ACKNOWLEDGEMENT BY PARTIES

26.1	Capacity

Notwithstanding any provision to the contrary in this Agreement, each of the parties to this Agreement acknowledges and agrees that the Landlord has entered into this Agreement only in its capacity as trustee of Mapletree Industrial Trust and not in the Landlord’s personal capacity and all references to the Landlord in this Agreement shall be construed accordingly. Accordingly, notwithstanding any provision in this Agreement, the Landlord has assumed all obligations under this Agreement in its capacity as trustee of Mapletree Industrial Trust and not in its personal capacity and any liability of or indemnity given by the Landlord under this Agreement any power or right conferred on any receiver, attorney, agent and/or delegate is limited to the assets of Mapletree Industrial Trust over which the Landlord has recourse and shall not extend to any personal or other assets of the Landlord or any assets held by the Landlord as trustee of any trust (other than Mapletree Industrial Trust). Any obligation, matter, act, action or thing required to be done, performed or undertaken by the Landlord under this Agreement shall only be in connection with matters relating to Mapletree Industrial Trust (and shall not extend to the Landlord’s obligations in respect of any other trust or real estate investment trust of which it is a trustee).

26.2	No recourse

It is hereby agreed that the Landlord’s obligations under this Agreement will be solely the corporate obligations of the Landlord and there shall be no recourse against the shareholders, directors, officers or employees of the Landlord for any claims, losses, damages, liabilities or other obligations whatsoever in connection with any of the transactions contemplated by the provisions of this Agreement.

27

26.3	Legal action or proceedings

For the avoidance of doubt, any legal action or proceedings commenced against the Landlord whether in Singapore or elsewhere pursuant to this Agreement shall be brought against the Landlord in its capacity as trustee of Mapletree Industrial Trust and not in its personal capacity.

27.	CONFIDENTIALITY OF INFORMATION

Both Parties agree to hold all the terms and conditions of this Agreement in strict confidence and not to disclose the same to any party except to each Party's respective shareholders, officers and employees who are directly involved in this Agreement. Notwithstanding the aforesaid, the confidentiality obligations shall not apply to:

(a)	any information which is already generally known to the public and which is not released to the public domain in breach of either Party's confidentiality obligations hereunder;

(b)	any information which is required to be disclosed pursuant to any applicable laws or to any Authorities or pursuant to rules or regulations of any relevant regulatory, administrative or supervisory body (including without limitation, any relevant stock exchange or securities council) including in the event of a public listing of securities within the meaning of the Securities and Futures Act (Chapter 289 of Singapore) affecting the Premises, any information where such disclosure is required by the prevailing listing rules, a regulatory authority or stock exchange or as part of a due diligence exercise;

(c)	any information which is required to be disclosed by law or pursuant to any legal process issued by any court of law or tribunal in Singapore and any disclosure to a court of law, arbitrator, tribunal or mediator in connection with any legal proceedings, arbitration or mediation shall be deemed to be disclosure required by law;

(d)	any information disclosed by either of the Parties to their respective bankers, financial advisors, auditors, consultants, Main Contractor, licensed valuers and legal or other advisors;

(e)	any information which is required to be disclosed to the holding company of either Party and either Party's branches or offices or related corporations (as defined in the Companies Act (Chapter 50 of Singapore);

(f)	(in respect of either Party's confidentiality obligation) any information which is required to be disclosed to any actual or potential purchaser or transferee of the Building or any part thereof, any actual or potential assignee of either Party, any actual or potential investor, mortgagee, chargee, financial adviser, consultant, valuer, manager, trustee, legal or other advisers in either Party or the Building or any part thereof (collectively, "Interested Parties"), or to any actual or potential banker, mortgagee, chargee, financial advisor, consultant, valuer, manager, trustee, legal or other advisers of any of the Interested Parties, and in connection with such disclosure, either Party is entitled to include any such information in any document which is publicly available;

(g)	any information which either Party has consented in writing to its disclosure by the other Party; and

28

(h)	any information disclosed to potential tenants in the Building for the purposes of evidencing the Landlord’s obligations under this Agreement when marketing the premises in the Building.

[The rest of this page is intentionally left blank.]

29

APPENDIX 1

FORM OF BANK GUARANTEE

(FOR THE SECURITY DEPOSIT AMOUNT)

Date	:	[•]

To	:	DBS TRUSTEE LIMITED AS TRUSTEE OF MAPLETREE INDUSTRIAL TRUST

("Landlord")

Dear Sirs

OUR BANK GUARANTEE NO: ___________________ FOR S$3.42 MILLION________________

1.	IN CONSIDERATION OF the Landlord agreeing to:

(a)	develop and lease to KULICKE & SOFFA PTE. LTD. ("Tenant") the property known as [•] ("Property"), on the terms and conditions of an agreement to develop and lease ("Agreement") dated [●] and a lease, both to be entered into between the Landlord and the Tenant; and

(b)	allow the Tenant to furnish a bank guarantee for the whole of the Deposit amount (as defined in the Agreement) required under the Agreement,

we [●] ("Guarantor"), irrevocably and unconditionally, agree, as a primary obligation ("guaranteed obligation"), to pay to the Landlord on demand in writing by the Landlord, any sum or sums demanded not exceeding in aggregate the sum of S$3.42 million ("Guaranteed Sum").

2.	Payment of the Guaranteed Sum shall be made by the Guarantor to the Landlord:

(a)	whether or not the Guarantor gives prior notice of the payment to the Tenant;

(b)	despite any dispute between the Landlord and the Tenant or any notice given to the Guarantor by the Tenant not to pay to the Landlord any sums payable under this Guarantee; and

(c)	irrespective of the performance or non-performance by the Tenant or the Landlord of the terms of the Agreement or any obligation under or in connection with the Agreement in any respect.

3.	The Guarantor's liability under this Guarantee is not affected or discharged in any way by:

(a)	any variation of the Agreement; or

(b)	any extension of time or other forbearance given by the Landlord to the Tenant; or

(c)	the insolvency, bankruptcy, winding up or judicial management (as may be the case) of the Tenant; or

30

(d)	any other circumstance, act or omission which (except for this provision) may operate to exonerate the Guarantor from that liability or affect that liability at law or in equity.

4.	It is expressly acknowledged and declared that partial and multiple drawings on this Guarantee are permitted.

5.	This Guarantee is a continuing security and remains in full force and effect from [insert effective date] until [insert expiry date] ("Expiry Date") provided always that the Expiry Date and the Guarantor’s liability thereunder shall be automatically extended for successive periods of twelve (12) months unless the Guarantor gives to the Landlord ninety (90) days’ written notice prior to the Expiry Date of the Guarantor’s intention not to extend this Guarantee in respect of any future extension and provided further that in such an event, the Landlord shall be entitled upon receiving such notice of the Guarantor’s intention that this Guarantee is not extended, and within the period specified in Clause 7 hereof, to make a claim under this Guarantee and the Guarantor shall pay the Guaranteed Sum.

6.	This Guarantee is governed by and will be construed in accordance with the laws of the Republic of Singapore.

7.	Any claim under this Guarantee must be made in writing not later than three (3) months after the Expiry Date and must be delivered personally or sent by prepaid registered post addressed to the Guarantor.

8.	In the event of any assignment by the Landlord of its rights and benefits under this Guarantee to any subsequent purchaser(s) of the Property, all references to "Landlord" in this Guarantee shall thenceforth mean and refer to any such assignee.

9.	A person who is not the Guarantor, a successor of the Guarantor, the Landlord or a successor or assign of the Landlord, has no right under the Contracts (Rights of Third Parties) Act (Chapter 53B of Singapore) to enforce any term of this Guarantee.

Yours faithfully

for (Bank issuing the Bank Guarantee)

Date:	Name of signatory(ies):
Designation:

31

APPENDIX 1A

FORM OF BANK GUARANTEE

(FOR THE SECURITY DEPOSIT AMOUNT)

Date	:	[•]

To	:	DBS TRUSTEE LIMITED AS TRUSTEE OF MAPLETREE INDUSTRIAL TRUST

("Landlord")

Dear Sirs

OUR BANK GUARANTEE NO: ___________________ FOR S$ 3.42 MILLION________________

1.	IN CONSIDERATION OF the Landlord agreeing to:

(a)	lease to KULICKE & SOFFA PTE. LTD. ("Tenant") the property known as [•] ("Property"), on the terms and conditions of a lease agreement ("Agreement") dated [●] entered into between the Landlord and the Tenant; and

(b)	allow the Tenant to furnish a bank guarantee for the whole of the Deposit amount (as defined in the Agreement) required under the Agreement,

we [●] ("Guarantor"), irrevocably and unconditionally, agree, as a primary obligation ("guaranteed obligation"), to pay to the Landlord on demand in writing by the Landlord, any sum or sums demanded not exceeding in aggregate the sum of S$[3.42 million] ("Guaranteed Sum").

2.	Payment of the Guaranteed Sum shall be made by the Guarantor to the Landlord:

(a)	whether or not the Guarantor gives prior notice of the payment to the Tenant;

(b)	despite any dispute between the Landlord and the Tenant or any notice given to the Guarantor by the Tenant not to pay to the Landlord any sums payable under this Guarantee; and

(c)	irrespective of the performance or non-performance by the Tenant or the Landlord of the terms of the Agreement or any obligation under or in connection with the Agreement in any respect.

3.	The Guarantor's liability under this Guarantee is not affected or discharged in any way by:

(a)	any variation of the Agreement; or

(b)	any extension of time or other forbearance given by the Landlord to the Tenant; or

(c)	the insolvency, bankruptcy, winding up or judicial management (as may be the case) of the Tenant; or

(d)	any other circumstance, act or omission which (except for this provision) may operate to exonerate the Guarantor from that liability or affect that liability at law or in equity.

32

4.	It is expressly acknowledged and declared that partial and multiple drawings on this Guarantee are permitted.

5.	This Guarantee is a continuing security and shall remain in full force and effect from [insert effective date] until [insert expiry date] ("Expiry Date").

6.	This Guarantee is governed by and will be construed in accordance with the laws of the Republic of Singapore.

7.	Any claim under this Guarantee must be made in writing not later than three (3) months after the Expiry Date and must be delivered personally or sent by prepaid registered post addressed to the Guarantor.

8.	In the event of any assignment by the Landlord of its rights and benefits under this Guarantee to any subsequent purchaser(s) of the Property, all references to "Landlord" in this Guarantee shall thenceforth mean and refer to any such assignee.

9.	A person who is not the Guarantor, a successor of the Guarantor, the Landlord or a successor or assign of the Landlord, has no right under the Contracts (Rights of Third Parties) Act (Chapter 53B of Singapore) to enforce any term of this Guarantee.

Yours faithfully

for (Bank issuing the Bank Guarantee)

Date:	Name of signatory(ies):
Designation:

33

APPENDIX 2

BASE PLANS AND BASE SPECIFICATIONS

Base Plan: Site Plan

PROPOSED SITE

LOCATION PLAN

SUNGEI
TONGKANG
5TH STOREY BELOW
RC FLAT ROOF
M & E SPACE
METAL ROOF
SERANGOON NORTH AVENUE 5
SERANGOON NORTH AVENUE 5 (CAT 4)

SITE PLAN

WORKING DRAWINGS
DATE ISSUED: 26 APRIL 2012

Kulicke & Soffa

mapletree industrial

DBS TRUSTEE LIMITED

3HP Architects Pte Ltd

TYLIN INTERNATIONAL

AECOM

KPK

Project
PROPOSED ERECTION OF A 5-STOREY MULTI-USER INDUSTRIAL BUILDING WITH ANCILLARY OFFICES ON LOT 17365T-pt MK18 AT SERANGOON NORTH AVENUE 5, SINGAPORE

Subject
SITE & LOCATION PLAN

34

Base Plan: 1st Storey Plan

CANAL
SUNGEI
60,269
74,693
A3000965
17885T PT
WAREHOUSE 1
WAREHOUSE 2
16685X
PRODUCTION ANCILLARY OFFICE
LEGEND
KNS NLA
ROAD RESERVE LINE
SERANGOON NORTH AVENUE 5
SERANGOON NORTH AVENUE 5 CAT4
1ST STOREY PLAN
Kulicke & Soffa
mapletree industrial
DBS TRUSTEE LIMITED
AECOM
TYLIN INTERNATIONAL
1ST STOREY PLAN
CONTRACT DRAWINGS
DATE ISSUED: 26 APRIL 2012

Point	Northing	Easting
100	39695.934	32496.335
101	39848.181	32503.846
102	39852.780	32509.834
103	39863.050	32518.519
104	39860.072	32578.715
105	39815.126	32576.501
106	39759.501	32573.756
107	39692.276	32570.438

35

Base Plan: 2nd Storey Plan

1
1a
2
3
4
5
6
A
B
C
D
E
F
G
H
J
K
L
M1
M
LEGEND
2ND STOREY PLAN

CONTRACT DRAWINGS
DATE ISSUED: 26 APRIL 2012

Kulicke & Soffa

mapletree Industrial

DBS TRUSTEE LIMITED

3HP Architects Pte Ltd

TYLIN INTERNATIONAL

AECOM

Project
PROPOSED ERECTION OF A 5-STOREY MULTI-USER INDUSTRIAL BUILDING WITH ANCILLARY OFFICES ON LOT 17365T-PT MK18 AT SERANGOON NORTH AVENUE 5, SINGAPORE

Subject
2ND STOREY PLAN

36

Base Plan: 3rd Storey Plan

KNS NLA
LEGEND
3RD STOREY PLAN

CONTRACT DRAWINGS
DATE ISSUED: 26 APRIL 2012

REV	DATE	DESCRIPTIONS	SIGN

KEY TENANT

Kulicke & Soffa

OWNER/DEVELOPER

mapletree industrial

DBS TRUSTEE LIMITED

ARCHITECT

3HPArchitects Pte Ltd

C&S ENGINEER

TYLIN INTERNATIONAL

M&E CONSULTANT

AECOM

QUANTITY SURVEYOR

KPK

Project

PROPOSED ERECTION OF A 5-STOREY MULTI-USER INDUSTRIAL BUILDING WITH ANCILLARY OFFICES ON LOT 17385T-pt MK18 AT SERANGOON NORTH AVENUE 5, SINGAPORE

Subject

3RD STOREY PLAN

Drawn	Checked	Approved	Date	Revision
			MAR 2012	-

Dwg No.

37

Base Plan: 5th Storey Plan

RESEARCH LABORATORY
OFFICE
NON-HABITABLE ROOF
KNS NLA
LEGEND
5TH STOREY PLAN

CONTRACT DRAWINGS
DATE ISSUED 26 APRIL 2012

Kulicke & Soffa

mapletree Industrial

DBS TRUSTEE LIMITED

3HP Architects Pte Ltd

TYLIN INTERNATIONAL

AECOM

Project
PROPOSED ERECTION OF A 5-STOREY MULTI-USER INDUSTRIAL BUILDING WITH ANCILLARY OFFICES ON LOT 17385T-PT MK18 AT SERANGOON NORTH AVENUE 5, SINGAPORE

Subject
5TH STOREY PLAN

38

Base Plan: Roof PlanS

PART OF UPPER ROOF PLAN
RC FLAT ROOF
LIFT MOTOR ROOM
5TH STOREY BELOW
RC FLAT ROOF
M & E SPACE
PART OF UPPER ROOF PLAN
RC FLAT ROOF
METAL ROOF
RC FLAT ROOF
TERRACE BELOW
ROOF PLAN

CONTRACT DRAWINGS
DATE ISSUED: 26 APRIL 2012

Kulicke & Soffa

mapletree industrial

DBS TRUSTEE LIMITED

3HP Architects Pte Ltd

TYLIN INTERNATIONAL

AECOM

PROPOSED ERECTION OF A 5-STOREY MULTI-USER INDUSTRIAL BUILDING WITH ANCILLARY OFFICES ON LOT 17305T-PT MK18 AT SERANGOON NORTH AVENUE 5, SINGAPORE

ROOF PLAN

39

Base Plan: Elevation (1)

ROOF LEVEL
5TH STOREY LEVEL
4TH STOREY LEVEL
3RD STOREY LEVEL
2ND STOREY LEVEL
1ST STOREY LEVEL
ROAD LEVEL
DRIVEWAY
Kulicke & Soffa

ELEVATION 1

ROOF LEVEL
5TH STOREY LEVEL
4TH STOREY LEVEL
3RD STOREY LEVEL
2ND STOREY LEVEL
1ST STOREY LEVEL
ROAD LEVEL
LOADING/ UNLOADING
DRIVEWAY

ELEVATION 3

WORKING DRAWINGS
DATE ISSUED: 26 APRIL 2012

REV	DATE	DESCRIPTIONS	SIGN

KEY TENANT
Kulicke & Soffa

OWNER/DEVELOPER
mapletree industrial
DBS TRUSTEE LIMITED

ARCHITECT
3HPArchitects Pte Ltd

C&S ENGINEER
TYLININTERNATIONAL

M&E CONSULTANT
AECOM

QUANTITY SURVEYOR
KPK

Project
PROPOSED ERECTION OF A 5-STOREY MULTI-USER INDUSTRIAL BUILDING WITH ANCILLARY OFFICES ON LOT 17385T-pt MK18 AT SERANGOON NORTH AVENUE 5, SINGAPORE

Subject
ELEVATION 1 & 3

Dwg No.

40

Base Plan: Elevation (2)

M
M1
L
K
J
H
G
F
E
D
C
B
A
AWSL 46.72
ROOF LEVEL
5TH STOREY LEVEL
4TH STOREY LEVEL
3RD STOREY LEVEL
2ND STOREY LEVEL
1ST STOREY LEVEL
ROAD LEVEL

ELEVATION 2

A
B
C
D
E
F
G
H
J
K
L
M1
M
AWSL 46.72
ROOF LEVEL
5TH STOREY LEVEL
4TH STOREY LEVEL
3RD STOREY LEVEL
2ND STOREY LEVEL
1ST STOREY LEVEL
ROAD LEVEL

ELEVATION 4

WORKING DRAWINGS
DATE ISSUED: 26 APRIL 2012

REV	DATE	DESCRIPTIONS	SIGN

KEY TENANT

Kulicke & Soffa

OWNER/DEVELOPER

mapletree industrial

DBS TRUSTEE LIMITED

ARCHITECT

3HPArchitects Pte Ltd

C&S ENGINEER

TYLIN INTERNATIONAL PTE LTD

M&E CONSULTANT

AECOM

QUANTITY SURVEYOR

KPK

Project

PROPOSED ERECTION OF A 5-STOREY MULTI-USER INDUSTRIAL BUILDING WITH ANCILLARY OFFICES ON LOT 17385T-pt MK18 AT SERANGOON NORTH AVENUE 5, SINGAPORE

Subject

ELEVATION 2 & 4

Drawn	Checked	Approved	Date	Revision
			FEB 2012	-

Dwg No.

41

Base Plan: Section Plan

M & E SPACE
CHILLER PLANT ROOM
RESEARCH LABORATORY
OFFICE
TERRACE (OPEN TO SKY)
PRODUCTION
CARPARK LOTS
LOADING/ UNLOADING
WAREHOUSE 1
PRODUCTION / ANCILLARY OFFICE
DRIVEWAY
ROOF LEVEL
5TH STOREY LEVEL
4TH STOREY LEVEL
3RD STOREY LEVEL
2ND STOREY LEVEL
1ST STOREY LEVEL
ROAD LEVEL

SECTION A-A

ROOF LEVEL
5TH STOREY LEVEL
4TH STOREY LEVEL
3RD STOREY LEVEL
2ND STOREY LEVEL
1ST STOREY LEVEL
OFFICE
TENANT
PRODUCTION
RESEARCH LABORATORY
MALE TOILET
02

SECTION B-B

CONTRACT DRAWINGS
DATE ISSUED: 26 APRIL 2012

REV.	DATE	DESCRIPTIONS	SIGN

KEY TENANT

Kulicke & Soffa

6 Serangoon North Avenue 5

OWNER/DEVELOPER

mapletree industrial

DBS TRUSTEE LIMITED

ARCHITECT

3HPArchitects Pte Ltd

C&S ENGINEER

TYLIN INTERNATIONAL

M&E CONSULTANT

AECOM

QUANTITY SURVEYOR

KPK

Project

PROPOSED ERECTION OF A 5-STOREY MULTI-USER INDUSTRIAL BUILDING WITH ANCILLARY OFFICES ON LOT 17385T-pt MK18 AT SERANGOON NORTH AVENUE 5, SINGAPORE

Subject

SECTION A-A & B-B

Drawn	Checked	Approved	Date	Revision
			MAY 2012	-

Dwg No.

42

Base Plan: Artist’s Impression

43

Base Specifications

CONTENT PAGE

1.	DESCRIPTION OF WORK

2.	TECHNICAL DATA

3.	EXCLUSIONS

44

1.	DESCRIPTION OF WORK

The Extent of Work includes the Build-to-Suit of a 5-storey production facility for Kulicke and Soffa. The work includes the following:

❖	Structural Works

❖	Architectural Works

❖	External Works

❖	M&E Services :

-	Air-conditioning System
-	Mechanical Ventilation System
-	Engineered Smoke Control System (if necessary)
-	Fire Protection System
-	Water Reticulation System
-	Sanitary & Plumbing System
-	Electrical System
-	Lighting & Power Requirement
-	Security System
-	Communication System
-	Vertical Transport System

❖	All works will be designed and constructed according to the relevant Code of Practices, authorities' requirements and National Productivity and Quality Specifications (“NPQS”).

❖	The development is subject to the development target of Greenmark Gold Certification.

45

2.	TECHNICAL DATA

2.1.	Area Breakdown

Site Area	:	12,346 m2
GFA	:	Approx 30,865 m2
Proposed Plot Ratio	:	2.5

Description	GFA (m2)	GFA (ft2)	NLA (ft2) K&S	NLA (ft²) Others
1st Storey	6,686	71,968	45,673	11,069
2nd Storey	326	3,509	-	-
3rd Storey	8,309	89,437	82,796	-
4th Storey	8,099	87,177	-	76,584
5th Storey	6,979	75,121	69,665	-
Roof	465	5,005	-	-
TOTAL	30,864	332,217	198,134	87,653

46

2.2.	Structural Works

❖	All structural works shall be designed and constructed in accordance with the relevant Singapore Code of Practice (CP) and British Standards (BS) unless otherwise directed by the Engineer.

(a)	Floor Design Loading

Area	Floor Loading (KN / m2)
1st storey warehouse	20.0
2nd storey carpark	2.5
3rd – 5th storey Production / R&D / Office	15.0
Other Ancillary Areas	Designed to Suit

(b)	Floor to Floor Height

Storey	Floor to Floor Height (m)
First storey warehouse	8.0
2nd storey carpark	3.2
3rd – 5th storey Production / R&D / Office	6.0
Other Ancillary Areas	Designed to Suit

(c)	Foundation

The building shall be designed to be supported on pile foundation, with RC-Driven Piles or Bored Piles.

Ground floor slab is designed to be suspended flat slab system with perimeter beams.

(d)	Upper Slab

Upper slabs are designed as post-tensioned flat slab system with drop panels or pre-stressed one way banded beams system where applicable.

(e)	Column

The columns are cast in-situ reinforced concrete supported on pile foundation.

(f)	Roof

The roof consists of partial RC Flat roof and metal roof. The RC flat roof is to be waterproofed and designed to support M&E services and equipments. Metal roof (Zipdek, Klip-lok or equivalent) is designed to be structural steel system supported on main columns with rockwool blanket 50mm thick x 64 kg/m3 and with mesh support.

47

2.3.	Architectural Works

(a)	External Façade & Finishes

Main Facade

-	Combination of curtain wall, aluminum cladding and windows.

-	Windows shall be aluminum frame windows with 6mm thick tinted float glass.

Other Facades

-	Acrylic emulsion coating on masonry wall with window openings.

(b)	Internal Finishes (TOP)

Description	Floor	Wall	Ceiling
Tenants Area
Warehouse / Production / R&D Areas	Concrete with Polyurethane finish (PC Rate: $30 per m2)	Plaster and paint (perimeter walls only)	Concrete with paint finish

Office Area	Concrete	Plaster and paint (perimeter walls only)	Mineral fibre ceiling board

Common Area
Main Lobby	Granite tiles	Plaster and paint	Fibrous plaster ceiling

Other Common Lobbies	Homogeneous tiles	Plaster and paint	Fibrous plaster ceiling

Cargo Lift Lobbies	Concrete	Plaster and paint	Concrete with paint finish

Toilets	Homogeneous tiles	Homogenous tiles	Calcium silicate board

(c)	ROOF AND CANOPY

-	The roof is to slope as per Architectural plans without rainwater gutters unless site condition requires. (Gutters subjected to authority approval.)

-	Pedestrian canopy at the first storey and on 5th storey terrace doors entrances to be of composite material with metal skins construction on tubular framing supported by side wall and columns.

(d)	SIDEWALLS

-	The external walls are to be constructed with masonry walls.

-	Internal walls are to be constructed in 100mm thick block wall rendered and painted on both sides.

-	Windows are to be aluminum powder coated with tinted glass.

48

(e)	ROLLER SHUTTERS

-	Electrically-operated roller shutters at 3rd, 4th and 5th storey shall be 6.0m wide by 4.0m high.

(f)	LOADING DOCK

-	Angle Guards to be provided to all door entrances to the loading dock.

-	Edge protection is to be installed along the loading dock.

-	Dock Levelers shall have the rated capacity of minimum 13,000kg of load with deck width 1830mm x deck length 2125mm, single button control station, hydraulic operated. (MHE/KELLY or equivalent).

(g)	PERIMETER FENCE

-	1.80m (6ft) tall hot dip galvanized BRC mesh with vertical wires opening no greater than 50mm. (Only at back of building).

(h)	DOORS

-	All external doors must be of metal construction.

-	Doors are to be equipped with automatic door closing devices and fitted with strong dead bolts and heavy latches.

-	All office doors are to be installed with dead bolts.

-	Doors assigned as emergency exits should have exterior hardware removed so that they cannot be opened from the outside.

(i)	BUILDING SIGNAGES

-	TOP signages as required by Building Regulations all other building signages are excluded.

49

2.4.	External Works

(j)	Scope of Work

❖	Entrances include culvert drains

❖	Non-suspended driveway as per specifications

❖	Car Park Lots

❖	Bicycle Lots

❖	Surface water drainage

❖	1 x Guard House

❖	Bin Centre

❖	Driveway
-	All driveways should be paved with bituminous finish.
-	Parking areas divided into lots by white lines.
-	Road signage provided as per regulation.
-	Truck parking at loading and unloading area to be in concrete.

❖	Landscaping

-	Provisional sum of S$50,000 for Landscaping.

50

2.5.	M&E Detailed Design Write-Up

2.5.1.	INTRODUCTION

The extent of building services systems cover:

❖ Air-conditioning System

❖ Mechanical Ventilation System

❖ Engineered Smoke Control System (if necessary)

❖ Fire Protection System

❖ Water Reticulation System

❖ Sanitary & Plumbing System

❖ Electrical System

❖ Lighting & Power Requirement

❖ Security System

❖ Communication System

❖ Vertical Transport System

51

2.5.2.	STANDARD AND STATUTORY REQUIREMENTS

All building services systems shall be designed to comply with the latest version of the following standards and local code of practices.

a.	SS 530 - Code of Practice for Energy Efficiency Standard for Building Services and Equipment
b.	SS 531 – Code of Practice for Artificial Lighting in Buildings
c.	SS 535 : 2007 – Code of Practice for Installation, Operation, Maintenance and Constructional Requirements of Mains Failure Standby Generating Systems
d.	SS 538 : 2008 - Code of Practice for Maintenance of Electrical Equipment of Electrical Installations
e.	SS 546: 2009 – Code of Practice for Emergency Voice Communication Systems in Buildings
f.	SS 550 : 2009 – Code of Practice for Installation, Operation and Maintenance of Electric Passenger and Goods Lifts
g.	SS 551 - Code of Practice for Earthing
h.	SS 553 – Code of Practice for Mechanical Ventilation and Air Conditioning in buildings
i.	SS 554 – Code of Practice for Indoor Air Quality for Air Conditioned Building
j.	SS555 - Code of Practice for Protection Against Lightning
k.	Public Utilities Act
l.	The Building Control Act
m.	Code of Practice on Environment Health
n.	Code of Practice for Fire Precautions in Building, 2007
o.	Code of Practice for Pollution Control (2000 edition with amendments)
p.	Code of Practice on Sewage and Sanitary Works
q.	COPIF - Code of Practice for Info-Communications Facilities in Buildings
r.	Code on Barrier-Free Accessibility in Buildings 2002 Ver.1.0
s.	Power Grid hand book
t.	CP 5 - Code of Practice for Electrical Installations
u.	CP 10 - Code of Practice for the Installation and Servicing of Electrical Fire Alarm Systems
v.	CP 19 - Code of Practice for the Installation and Maintenance of Emergency Lighting and Power Supply Systems in Buildings
w.	CP 29 - Code of Practice for Fire Hydrant Systems and Hose Reels
x.	CP 48 - Code of Practice for Water Service Installation
y.	CP 51 – Code of Practice for Manufactured Gas Pipe Installation
z.	CP 52 - Code of Practice for Automatic Fire sprinkler installation

52

2.5.3.	AIR CONDITIONING SYSTEM

Chilled water system with 2 nos. of 1000RT duty chillers and 1 no. of 1000RT standby chillers located at the roof in the M&E Plant room. The condensing water side of the chiller system will be directed to the cooling tower located at the roof.

The chillers will be controlled by the BMS located at the FCC Room. It will control and monitor the various sensors to achieve the required setting and comfort of the building.

The design for air-conditioning to the whole building would be by Air Handling Units (AHU) and Fan Coil Units (FCU) with duct work to individual spaces.

For all Kulicke & Soffa (K&S) areas, AHU would be provided with duct works including VAV terminal units.

The estimated total cooling load at this stage is as follows:

Area	Temperature (oC)	Relative Humidity (%)	Occupancy (m2 per person)	Cooling Load Estimate (W/m2)	Fresh Air
Office	24±1	60±5	10	120	5.5 l/s per person
Laboratory	24±1	60±5	10	200	5.5 l/s per person
Production	23.5±1	55±5	10	320	5.5 l/s per person
Warehouse	24±1	60±5	30	150	0.3 l/s per m2
Lift Lobby	24±1	60±5	5	100	3.3 l/s per person
Fire Command Centre / Security	24±1	60±5	10	120	5.5 l/s per person

2.5.4.	MECHANICAL VENTILATION SYSTEM

The MV system will be using ventilation fans for various locations such as toilets, carpark, etc.

Smoke stop/fire-fighting lobby – 4 ACH (normal) & 10 ACH (emergency), Carpark – 6 ACH (N=normal); 9 ACH (emergency).

Toilet – 20 ACH.

2.5.5.	ENGINEERED SMOKE CONTROL SYSTEM

Engineering smoke control system (where necessary) shall be provided.

2.5.6.	FIRE PROTECTION SYSTEM

The fire system consists of sprinkler, fire alarm, hose reel & dry riser system.

53

The main fire alarm panel will be located at the FCC Room at Level 1. It will monitor all sub-alarm panels at all floors. The Sprinkler tank & pump room house 2 sprinkler pumps, 1 jockey pump and sprinkler tank.

The Fire Protection System is designed in accordance to CP52.

2.5.7.	WATER RETICULATION SYSTEM

The PUB incoming will flow through the bulk meter outside the building to serve 3 types of water services:

a.	Domestic water

b.	Sprinkler system
c.	Private Fire hydrants

The domestic water will be directly collected at the transfer water tank at level 1 and it will pump to the roof storage tank sized to one day usage. The domestic booster pump will operate when pressure falls under the requirement setting and will serve general areas such as toilets. Newater will be used for cooling tower and toilet flushing.

2.5.8.	SANITARY AND PLUMBING SYSTEM

The system shall be fully vented to serve all new toilets and vent pipe extending to the highest level of the building to release foul air and pressure build up within the system.

SCHEDULE OF FIXTURE
Type	WC	WB	WB1	UR	HD	BT	SH
1st Storey	9	10	1	5	5	2	0
2nd Storey	2	2	0	1	2	2	2
3rd Storey	18	20	1	11	5	4	0
4th Storey	18	20	1	11	5	4	0
5th Storey	19	21	1	11	6	5	0
TOTAL	66	73	4	39	23	17	2

2.5.9.	ELECTRICAL SYSTEM

The maximum demand is estimated to be around 6000 kVA.

Electricity supply will be taken at 22kV from PowerGrid via two feeders. PowerGrid Substation, HV Consumer Switch room, Transformer Room, LV switch room will be located at 1st storey, next to each other for easy interconnecting cable.

We propose 3 nos. of 2000kVA power transformers. The total essential load is estimated to be about 565 kVA, including the emergency supply to lifts, fire services, carpark ventilation, emergency voice communication system, security system etc. including essential load to K&S. There will be one 600kVA standby generator c/w weatherproof enclosure install at roof, fitted with a day tank for continuous operation of 6 hours.

54

Digital Power Meter and digital Protection Relay will be provided at high voltage switchboard and the intake of Main switch board to capture the events locally and high level interface with BAS system.

The load density as specified shall be used in the calculation of the electrical loads:

Load Density

Area	Lighting (watts/m2)	Power (watts/m2)
Production Area	15 watts/m² floor area	150 watts/m² floor area
Research Laboratory	12 watts/m² floor area	100 watts/m² floor area
Warehouse	12 watts/m² floor area	5 watts/m² floor area
Office	12 watts/m² floor area	30 watts/m² floor area

2.5.10.	LIGHTING & POWER REQUIREMENT

Lighting Luminance Level Requirement:

Location	Luminance Level (Lux)
Production floors	750Lux
Laboratory floors	500Lux
Office floors	500Lux
Warehouse floors	500Lux

Power Installation Requirement:

Location	Requirement
K&S Areas (Warehouse, production areas, Laboratory areas and offices)	13A switched socket outlets at every 100sqm for general purposes

2.5.11.	SECURITY SYSTEM

The security system shall consist of:

-	CCTV System

-	Card Access System
-	Intrusion Detection System

2.5.12.	CCTV SYSTEM

The CCTV cameras will be provided at the external area monitoring the EXIT doors at 1st storey, carpark, loading/unloading area and 1st storey lift lobbies. The system provides a continuous surveillance to all specific areas. The monitors, matrix switches, digital recorder, etc will be located at the FCC room for 24hrs monitoring.

55

2.5.13.	CARD ACCESS SYSTEM

The card readers will be activated using proximity card system. The server for programming/monitoring of card Access system will be located at FCC room. Card readers are to be made compatible with existing system.

Intrusion Detection System

The door at all exit staircases shall be installed with door contact to monitor the door status and to ensure the doors are closed at all time. Otherwise, alarm signal will send to FCC room.

2.5.14.	COMMUNICATION SYSTEM

The communication system shall consist of for code compliance:

-	One Way Emergency Voice Communication System

-	Fireman Intercom System

The telecom services will be brought to the MDF room via lead-in pipes at 1st storey, with cable link to the telephone riser. Telephone risers are provided at all storeys, and cable trays will be provided between the MDF room and the telephone risers, complying with COPIF. 400 pairs of intermediate distribution frame (IDF) will be installed at telephone risers at every tenanted floor.

2.5.15.	VERTICAL TRANSPORTATION SYSTEM

The provision of Lifts shall be as follows:

Lift	Serving

2 nos. 1360kg passenger for 20 persons at 1.75m/s	1st to 5th storey
2 nos. 1360kg Fireman Lift for 20 persons at 1.75m/s	1st to 5th storey
4 nos. 5 tonnes Cargo Lift with a static load of 130% at 0.5 m/s. Lift Car size: 3.0m(W) x 3.0m(D) x 2.5m(H)	1st to 5th storey (excluding 2nd storey carpark)

56

3.	EXCLUSIONS

•	All others except mentioned above.

•	All loose furniture or build-in furniture.

•	Office partition works (Tenant’s Fit-Out Works)

•	Raised floor to office.

•	Telephone systems (Cabling from Telecom Riser to tenant areas shall be provided by others)

•	Television systems

•	Structural cabling system

•	Carpark guidance system

•	Corporate logo signages

57

APPENDIX 3

CHANGE REQUEST FORM

Change Request No.:
Requestor:	Date:

Description

Title:
Details of the Change:
Reasons for the Change:

Impact

(a) Costs: (b) Schedule and Deadlines:

Decision By Tenant

Agree / Disagree:
Name:	Signature:	Date:
Copy to:

Decision By Landlord

Agree / Disagree:
Name:	Signature:	Date:
Copy to:

58

APPENDIX 4

DETAILS

Item	Description and Clause Reference	Details

1.	Estimated Possession Notice Date	Date falling at the expiry of fourteen (14) months from the date the Landlord receives the Permit to Commence Work from the relevant Authorities.

(Clause 7.6)

2.	Defects Liability Period	Twelve (12) months from the date of service on the Tenant of the TOP.

(Clause 12.1)

59

APPENDIX 5

LEASE AGREEMENT

60

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Securities and Exchange Commission.

Execution Copy

DATED THIS [•] DAY OF [•] 2012

Between

DBS TRUSTEE LIMITED

AS TRUSTEE OF MAPLETREE INDUSTRIAL TRUST

as the Landlord

And

KULICKE & SOFFA PTE. LTD.

as the Tenant

LEASE AGREEMENT

WONGPARTNERSHIP LLP

One George Street

#20-01

Singapore 049145

Tel: +65 6416 8000

Fax: +65 6532 5711/+65 6532 5722

Email: contactus@wongpartnership.com

Website: www.wongpartnership.com.sg

THIS LEASE AGREEMENT is made on [●]

BETWEEN:

(1)	DBS TRUSTEE LIMITED (Registration No. [●]) a company incorporated in Singapore with its registered office at [●] as trustee of Mapletree Industrial Trust (the "Landlord"); and

(2)	KULICKE & SOFFA PTE. LTD. (Registration No. [●]) a company incorporated in Singapore with its registered office at [●] (the "Tenant").

(hereinafter individually referred to as the "Party" and collectively referred to as the "Parties")

NOW IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In the terms of this Agreement and in any rules and regulations made hereunder or annexed hereto unless the contrary intention appears:

"the Agreed Sum" shall have the meaning ascribed to it in the Clause 9.21(a);

"A.H.U" shall have the meaning ascribed to it in Paragraph 3(f) of the Second Schedule;

"Adjusted Security Deposit Amount" shall have the meaning ascribed to it in Clause 9.17(a)(vi);

"Agreement" or "Lease" means this Lease Agreement (including the Appendices), and such other letters and documents as the Parties may expressly identify in writing and agree as forming part of this Agreement or Lease';

"Agreement to Develop and Lease" means the Agreement to Develop and Lease dated [•] whereby the Landlord agreed to undertake the development of the Building on the Land on the terms thereof;

"Allocated Car Park Lots" has the meaning ascribed to it in Clause 9.13(a)(i);

"Appendices" means the appendices to this Agreement;

"Appointed Valuer" has the meaning ascribed to it in Paragraph 3(a) of the Sixth Schedule;

"Appointed Valuer's Rent Review Date" has the meaning ascribed to it in Paragraph 3(a) of the Sixth Schedule;

"Approvals" means any and/or all relevant permissions, consents, approvals, licences, certificates and permits issued by any of the Authorities;

"Approved Valuer" has the meaning ascribed to it in Paragraph 3(c) of the Sixth Schedule;

"Approved Valuer's Rent Review Date" has the meaning ascribed to it in Paragraph 3(c) of the Sixth Schedule;

1

"Authorities" means all governmental, quasi-governmental, statutory and regulatory authorities having jurisdiction over the Premises and/or the Tenant and/or the Landlord in connection with the Premises, including any public authority or public service company whose systems are connected with the Premises;

"Balance Premises" shall have the meaning ascribed to it in Clause 9.17(b);

"Bank Guarantee" shall have the meaning ascribed to it in Clause 3.4, the form of which is attached in Appendix 1;

"Building" means the building erected on the Land and within which the Premises are situated, and the expression "the Building" includes any part thereof;

"Business Day" means a day (other than a Saturday, Sunday or a gazetted public holiday in Singapore) on which commercial banks are open for business in Singapore;

"Common Area" means all those parts of the Land which would usually have formed part of the common property under the Land Titles (Strata) Act (Chapter 158 of Singapore) had the Building been strata subdivided;

"Common Facilities" means the mechanical and electrical services and other services, amenities and facilities on the Land from time to time serving the Building or for common use or benefit;

"Certified Net Lettable Floor Area" means the net lettable area of the Premises as determined by a registered surveyor and certified by such registered surveyor in a certificate, pursuant to Clause 15.2 of the Agreement to Develop and Lease;

"Conducting Media" means drains, sewers, conduits, flues, gutters, gullies, channels, ducts, shafts, watercourses, pipes, cables, wires and mains or any of them;

"Contracted NLA" means [198,134] square feet;

"CSC" means the certificate of statutory completion for the Building issued by the Building and Construction Authority under the Building Control Act (Chapter 29 of Singapore);

"Designated Loading Docks" means the seven loading docks delineated in red in the plan attached hereto and marked Appendix 4 for the purpose of identification;

"Designated Suppliers" shall have the meaning ascribed to it in Clause 5.5(a);

"Deposit" means the sum stated in Item 5 of the Third Schedule and includes any increases thereto;

"First Option Term" has the meaning ascribed to it in Clause 9.14 and refers to the period specified in Item 7A of the Third Schedule and commencing from the expiration of the Term;

"Fitting-Out Consents" has the meaning ascribed to it in Paragraph 2.1 of the Fourth Schedule;

"Fitting-Out Manual" means the booklet as revised, amended or supplemented from time to time, supplied by the Landlord, containing guidelines applicable to the Fitting-Out Works;

["Fitting-Out Period" means such period granted by the Landlord for the Tenant to carry out Fitting_Out Works;

2

"Fitting-Out Works" means all renovation and fitting out works to be carried out at or to the Premises or to any additional premises, where approvals for these works are granted after the Lease Commencement Date, by the Tenant in connection with the use and enjoyment of the Premises or such additional premises (if any) for the Permitted Use as set out in this Agreement, including but not limited to all the fitting out works to be carried out by the Tenant as specified in the Fitting-Out Manual;]

"Gross Rent" means the Rent and the Service Charge;

"Head Lease" means the Lease dated [•] registered as Lease No. [•] with the Singapore Land Authority and made between the Head Lessor as lessor and the Landlord as lessee;

"Head Lessor" means JTC, and includes its assigns and successors-in-title;

"Initial Premises" shall have the meaning ascribed to it in Clause 9.14.

"Interested Parties" shall have the meaning ascribed to it in Clause 9.31(f);

"JTC" means Jurong Town Corporation, a body corporate incorporated under the Jurong Town Corporation Act and having its head office at The JTC Summit, 8 Jurong Town Hall Road, Singapore 609434;

"JTC Lease Documents" means collectively, (i) the JTC Letter (ii) the Schedule of Building Terms and the form of lease (attached to the Schedule of Building Terms), both referred to in the JTC Letter; and (iii) all other appendices and schedules referred to in (i) and (ii);

"JTC Letter" means the letter of offer issued by JTC to the Landlord in respect of the lease of the Land to the Landlord;

"Key Parameters" means the specifications in respect of the Building set out in Appendix 2;

"Land" means all that piece of land comprised in Lot 17622A Pt Mukim 18 at Serangoon North Avenue 5 (which expression includes any part thereof);

"Landlord" means DBS Trustee Limited as trustee of Mapletree Industrial Trust;

"Landlord's Consultants" means the Landlord's Architects, Structural Engineers, Mechanical and Electrical Engineers, Acoustic Consultants, Landscape Consultant, and/or any other persons and/or firms engaged by the Landlord in respect of the Building or anyone or more of them;

"Landlord’s Offer" shall have the meaning ascribed to it in Clause 9.18(a)(ii);

"Lease Commencement Date" means [•];

"Licence" shall have the meaning ascribed to it in Clause 8.8(a);

"Licensed Area" shall have the meaning ascribed to it in Clause 8.8(a);

"Mapletree Industrial Trust" means Mapletree Industrial Trust established in Singapore as a collective investment scheme and constituted by the MIT Trust Deed;

3

"MIT Trust Deed" means the trust deed dated 29 January 2008 entered into between Mapletree Industrial Fund Management Pte. Ltd. and Mapletree Trustee Pte. Ltd., as amended by (i) a supplemental deed of change of name of the trust deed dated 8 April 2008, (ii) a second supplemental deed dated 17 June 2008, (iii) an amending and restating deed dated 20 May 2009, (iv) a supplemental deed of appointment and retirement of manager dated 27 September 2010, (v) a supplemental deed of appointment and retirement of trustee dated 27 September 2010 and (vi) a second amending and restating deed dated 27 September 2010;

"NLA" means the aggregate net lettable floor area of the Premises measured to include the edge of the slab which forms the external boundary of the space being measured and half the thickness of the internal walls/partitions/glass as well as the areas occupied by all pillars, columns, mullions, internal partitions and projections within the space being measured;

"Offer to Purchase" shall have the meaning ascribed to it in Clause 9.15;

"Option to Renew" shall have the meaning ascribed to it in Clause 9.14;

"Option to Terminate" shall have the meaning ascribed to it in Clause 9.16;

"Option Term" shall have the meaning ascribed to it in Clause 9.14;

"Original Condition" means the state and condition of the Premises including the Landlord's installations therein (as the case may be) as at the date the Tenant took possession of the Premises and includes the concrete raised floor, ceiling boards, standard lighting and sprinklers originally provided by the Landlord;

"Other Premises" shall mean premises in the Building other than the Premises;

"Partial Surrender Rights" shall have the meaning ascribed to it in Clause 9.17;

"Parties' Rent Review Date" shall have the meaning ascribed to it in Paragraph 2 of the Sixth Schedule;

"Payment Date" shall have the meaning ascribed to it in Clause 2.2;

"Permitted Use" shall have the meaning ascribed to it in Clause 5.14;

"person" shall be deemed to include a corporation;

"Possession Notice" shall have the meaning ascribed to it in Clause 7.6 of the Agreement to Develop and Lease;

"Premises" means premises hereby leased as more particularly described in the First Schedule hereto and includes any part thereof save and except the external walls thereof which shall remain vested in the Landlord;

"Prevailing Market Rent" shall have the meaning ascribed to it in Paragraph 4 of the Sixth Schedule;

"Prohibited Parties" means the parties as set out, or whose activities/operations are described, in Appendix 3, as may be refreshed from time to time in accordance with the provisions of Appendix 3;

"Property" means the whole of the Land including the Building erected thereon ;

"Rent" means the monthly rent specified in Item 3 of the Third Schedule and includes any increases thereto;

4

"Rent Commencement Month" shall have the meaning ascribed to it in Clause 2.2;

"Rent Free Period" means the rent free period specified in Item 8 of the Third Schedule;

"Replacement Amount" shall have the meaning ascribed to it in Clause 3.1;

"Reserved Premises 1" shall have the meaning ascribed to it in Clause 9.18A(a)(i);

"Reserved Premises 2" shall have the meaning ascribed to it in Clause 9.18A(a)(ii);

"Reserved Premises" shall have the meaning ascribed to it in Clause 9.18A(a)(iii);

"Reserved Premises Option" shall have the meaning ascribed to it in Clause 9.18A(b);

"Reserved Premises Option Fee" shall have the meaning ascribed to it in Clause 9.18A(b);

"restoration works" shall have the meaning ascribed to it in Clause 5.35(b);

"Right of First Refusal" shall have the meaning ascribed to it in Clause 9.18;

"RFR Premises" shall have the meaning ascribed to it in Clause 9.18(a)(i);

"Second Option Term" has the meaning ascribed to it in Clause 9.14 and refers to the period specified in Item 7B of the Third Schedule and commencing from the expiration of the First Option Term;

"Service Charge" means the sum specified in Item 4 of the Third Schedule and includes any increases thereto;

"Sub-Tenant(s)" shall have the meaning ascribed to it in Clause 5.33(c);

"Surrender Premises" has the meaning ascribed to it in Clause 9.17(b);

"Taxes" shall have the meaning ascribed to it in Clause 9.21(a);

"the Tenant" shall include its successors-in-title and permitted assigns and where the context so permits, the expression "the Tenant" shall include the Tenant's Occupiers;

"Tenant’s Notice" shall have the meaning ascribed to it in Clause 9.18(a)(iii);

"Tenant's Occupiers" means the Tenant's employees, servants, agents, independent contractors, licensees, sub-tenants (if consented to by the Landlord), invitees, customers and any person claiming rights to use, enjoy, visit or be at the Premises expressly or by implication with the Tenant's consent or authority;

"Term" means the period specified in Item 6 of the Third Schedule;

"Utilities Provider" means such utilities provider(s) as may from time to time be appointed by the Tenant (if the Premises are separately metered) or the Landlord (if the Premises are not separately metered) as the case may be, to undertake the supply of water, gas, electricity and/or other utilities to the Premises;

"Year" means each period of twelve (12) calendar months (during the Term) commencing from the Lease Commencement Date and immediately thereafter in succession (during and throughout the Term), each consecutive 12-month period following the First Year; and

5

"S$" or "Singapore Dollars" means the lawful currency of Singapore.

Words importing the singular number shall be deemed to include the plural or singular number respectively and words importing the masculine gender only shall include the feminine or neuter and vice versa and words importing persons shall include corporations.

1.2	Headings

Headings of Clauses, paragraphs and schedules have been inserted for ease of reference only and shall not be deemed to form any part of the context nor to be taken into account in the construction or interpretation of any provision herein. References to "Clauses" and "Schedules" are to be construed as references to Clauses of and schedules to this Agreement.

1.3	Schedules and Appendices

The Schedules and Appendices to this Agreement shall be taken, read and construed as parts of this Agreement and the provisions thereof shall have the same force and effect as if expressly set out in this Agreement.

1.4	Statutes

References in this Lease to any statutes or statutory instruments shall include and refer to any statutes or statutory instrument amending, consolidating or replacing them respectively from time to time and for the time being in force.

1.5	Joint and Several Obligations

Where two or more persons are included in the expression "the Tenant" all covenants, agreements, terms, conditions and restrictions shall be binding on them jointly and each of them severally and shall also be binding on their personal representatives and permitted assigns respectively jointly and severally.

1.6	Tenant's Occupiers

In any case where the Tenant is placed under a restriction by reason of the covenants and conditions contained in this Agreement, the restriction shall be deemed to include the obligation on the Tenant not to permit or allow the infringement of the restriction by any of the Tenant's Occupiers.

1.7	References to Landlord

The expression "the Landlord" includes its successors-in-title and assigns.

2.	DEMISE

2.1	Demise

The Landlord hereby lets and the Tenant hereby takes the Premises together with all the fixtures and fittings therein installed and now belonging to the Landlord and together also with the right for the Tenant and others duly authorised by the Tenant in common with the Landlord and all others so authorised by the Landlord and all others so entitled thereto at all times during the Term for all purposes connected with the use of the Premises but not for any other purposes:

6

(a)	of ingress to and egress from the Premises in over and along the usual entrances, the lobbies, staircases, landings and passage-ways leading to and from the Premises;

(b)	to use the lifts provided in the Building during the hours stipulated in Item 12 of the Third Schedule;

(c)	to use such lavatory and toilet facilities within the Building as shall be designated from time to time by the Landlord; and

(d)	to enjoy the benefit of the air-conditioning system (where installed) in the Building during the hours stipulated in Item 13 of the Third Schedule,

EXCEPTING AND RESERVING unto the Landlord and all persons authorised by the Landlord the rights specified in the Second Schedule hereto, for the Term yielding and paying monthly in advance therefor without any reduction, counterclaim or set-off the Rent and Service Charge.

2.2	Payment of Rent

The Rent and Service Charge shall be paid by the Tenant monthly in advance, without demand, by GIRO on the first day of each month of the Term after the Rent Commencement Month (each such due date for payment shall hereinafter be called a "Payment Date").

The Tenant shall commence payment to the Landlord of the Rent and Service Charge (or, if applicable, the pro-rated Rent and the pro-rated Service Charge) upon the expiry of three (3) months from the Lease Commencement Date for the period from and including the day falling immediately after such expiry up to and including the last day of the month in which the Rent and Service Charge commenced to be payable (the "Rent Commencement Month").

The Tenant shall pay to the Landlord each subsequent monthly payment of the Rent after the Rent Commencement Month by GIRO by equal monthly payments in advance on each Payment Date, the first of such payments to be made on the first Payment Date immediately falling after the Rent Commencement Month.

3.	DEPOSIT

3.1	Deposit

The Tenant shall within seven (7) days after the issuance of the Possession Notice deposit with the Landlord the sum set out in Item 5 of the Third Schedule. The Deposit shall be held by the Landlord as security for the due performance and observance by the Tenant of all and singular the several stipulations covenants and conditions on the part of the Tenant herein contained and if the Tenant shall fail to perform and observe the said stipulations covenants and conditions and has not commenced the remedy of such breach within fourteen (14) days after receipt of the Landlord’s written notice in that effect (or such shorter period as may be reasonably determined by the Landlord having regard to the extent and nature of the breach), the Landlord shall be entitled (but not obliged) to apply the Deposit or any part thereof towards payment of moneys outstanding or making good any breach by the Tenant or to deduct from the Deposit the loss or expense to the Landlord occasioned by such breach but without prejudice to any other right or remedy which the Landlord may be entitled to. If any part of the Deposit shall be applied or deducted as aforesaid, the Tenant shall within fourteen (14) days of demand by the Landlord furnish to the Landlord in cash or by way of a fresh bank guarantee an amount equivalent to the sum so applied and/or deducted from the Deposit ("Replacement Amount") Provided Always that the Tenant is to deposit with the Landlord the Replacement Amount in cash if no bank guarantee is issued for the Replacement Amount in fourteen (14) days. The Landlord shall within thirty (30) days after the Premises have been yielded up to the Landlord in accordance with the provisions of this Lease (or if the restoration works have not been completed in accordance with the provisions of this Agreement, completion of the restoration works) repay the Deposit to the Tenant without interest and subject to any proper deductions made pursuant to this Agreement. No part of the Deposit shall, without the written consent of the Landlord, be set-off by the Tenant against any Rent, Service Charge or other sums owing to the Landlord.

7

3.2	Increase in Deposit

The Deposit shall throughout the Term be maintained at the level stated in Item 5 of the Third Schedule. If the Rent or Service Charge has been increased in accordance with the provisions of this Agreement then the Deposit shall be increased proportionately and the Tenant shall within fourteen (14) days of demand furnish to the Landlord in cash or by way of a fresh bank guarantee an amount equivalent to the increment in the Deposit.

3.3	Forfeiture of Deposit

Notwithstanding Clause 3.1, the whole of the Deposit may in the Landlord's sole discretion be forfeited to the Landlord if the Tenant goes into liquidation or if a person, is made a bankrupt, or have any order made or resolution passed for its winding-up or shall otherwise become insolvent or make an assignment or arrangement for the benefit of its creditors.

For the avoidance of doubt, it is hereby agreed and declared that the Deposit does not constitute a penalty or liquidated damages and that any forfeiture of the Deposit by the Landlord shall be without prejudice to any other rights or remedies that the Landlord may be entitled to.

3.4	In lieu of a cash security deposit, the Tenant may furnish to the Landlord the Deposit by way of bank guarantee(s) (each, a "Bank guarantee"), in which case the following conditions shall apply:

(a)	the Bank Guarantee shall be irrevocable and unconditional, issued by a commercial bank holding a full banking licence with the Monetary Authority of Singapore acceptable to the Landlord, acting reasonably;

(b)	the Bank Guarantee shall be an "on-demand" bank guarantee in the form in Appendix 1, with such modifications as may be agreed between the Parties; and

(c)	the date of expiry of the Bank Guarantee for the Deposit shall be on the date of expiry of the relevant Year for which such Bank Guarantee is furnished to the Landlord, save that in respect of a Bank Guarantee issued for the last Year of the Term, the Bank Guarantee shall have a claim period of three (3) months (or such shorter period as the Landlord may agree in writing from time to time in its sole discretion) after the date of expiry of the last Year.

3.5	Any Bank Guarantee furnished by the Tenant to the Landlord for any Replacement Amount required under Clause 3.1 shall also comply with the provisions of Clause 3.4.

3.6	The Tenant shall, no later than sixty (60) days (or such shorter period as the Landlord may agree in writing from time to time in its sole discretion) prior to the commencement date of each Year, provide to the Landlord a currently dated fresh Bank Guarantee for the Deposit for each such Year with effective date commencing on the first day of such Year.

8

3.7	Where the Deposit and/or any Replacement Amount has been furnished by the Tenant by way of bank guarantee(s), the Landlord must return to the Tenant such Bank Guarantees within thirty (30) days after the date of expiry of the claim period under the relevant Bank Guarantees for cancellation.

4.	FITTING OUT

If the Tenant has been granted approvals before the Lease Commencement Date to carry out Fitting-Out Works on the Premises under the Agreement to Develop and Lease, the provisions thereof shall apply to the exclusion of the Fourth Schedule. Where the Landlord’s approvals for further Fitting-Out Works or for such works in respect of any additional premises are granted after the Lease Commencement Date, the provisions of the Fourth Schedule shall solely govern the carrying out and completion of such works.

5.	TENANT'S COVENANTS

The Tenant hereby covenants with the Landlord as follows:

5.1	Rent and Service Charge

To pay the Rent and Service Charge to the Landlord monthly in advance at the times and in the manner specified in Clause 2.2 without any set-off counterclaim or deduction whatsoever.

5.2	Increase in Service Charge

To pay any increase in Service Charge at a yearly service charge escalation of two per cent (2%) per annum on the preceding year’s Service Charge. In the event that the Tenant requires any air-conditioning services to the Premises to be extended beyond the hours specified in Item 13 of the Third Schedule, the Tenant shall give prior notice to the Landlord of such extension and shall pay all costs and expenses relating to the extension of the services and the Landlord shall extend the air-conditioning services accordingly save in the event of repairs or maintenance works which are required to be carried out to the air-conditioning system and/or any ancillary works which are required to be carried out which will affect the proper operation of the air-conditioning system, or any other reasons beyond the Landlord’s control in which case, the Landlord shall inform the Tenant accordingly. Any extension of the said services shall be subject to the Tenant not being in arrears of any rent or other sums payable under this Agreement for a period exceeding fourteen (14) days.

5.3	Property Tax

To pay on demand any increase in the property tax (whether retrospective or otherwise) over and above the amount of property tax for the Premises payable by the Landlord on the commencement of the Term due to an increase in the rate of property tax payable. The Landlord may in its sole discretion lodge any objections with the Property Tax Department or any other relevant authority against the increase in property tax, or without imposing any obligation on the Landlord so to do, assist the Tenant at the Tenant's sole costs and expense in their lodgement of any such objections. In the event of the Premises not being separately assessed but the Building being assessed as a whole then, for the purpose of ascertaining the additional or other amount payable by the Tenant under this clause any increase in property tax shall be apportioned by the Landlord and the Tenant shall pay on demand such proportion thereof as determined by the Landlord based on the proportion that the area of the Premises bears to the net lettable floor area of the Building.

9

5.4	Utilities and Telecommunication charges

(a)	Subject always to Clause 5.5 hereinbelow, to pay directly to the Utilities Provider all charges and costs including any taxes now or in the future imposed in respect of water, gas, electricity, sewerage and any other utilities/services supplied to the Premises and the Tenant shall at its own expense apply to the Utilities Provider for the installation and testing of an electricity meter at the Premises. Where the utilities enjoyed by the Premises are not separately metered, to reimburse the Landlord for a proportionate part of such costs, such costs to be calculated by the Landlord and notified to the Tenant in writing, such statement to be final and conclusive as to the amount thereof, save for manifest error. In the event of the Utilities Provider increasing the charges therefor, the Tenant shall pay to them or reimburse the Landlord (as the case may be) for the additional costs, such costs to be calculated by the Landlord and notified to the Tenant by a statement in writing from the Landlord, such statement to be final and conclusive as to the amount thereof save for manifest error; and

(b)	To pay all charges in respect of any telephone, telex, teleprinters, facsimile, internet, satellite, broadcasting and/or other services connected to the Premises and all other charges or impositions (including but not limited to connection charges and installation fees) imposed by any statutory authority or service provider (such service provider to be a service provider approved by the authorities) for the services separately supplied to the Premises.

5.5	Utilities Suppliers

(a)	The Tenant shall use only utilities from such suppliers as are designated by the Landlord ("Designated Suppliers") and shall arrange at its own costs with the relevant authorities or Designated Suppliers for the connection of all such utilities supply required by the Tenant and for the installation of any meters or equipment in connection with such supply in accordance with the Landlord's requirements and any rules and regulations set from time to time by the Landlord regarding such connections and installations.

(b)	In particular, where the Landlord at its discretion and acting in good faith, deems it beneficial for the Building and its occupants to purchase any utilities in bulk from any Designated Suppliers for supply to the entire Building including the Premises (either by having the Landlord purchase such utilities in bulk for the entire Building or by requiring all tenants in the Building to purchase such utilities from the same Designated Suppliers), the Tenant shall not object to the Landlord's choice of Designated Suppliers for such utilities nor object to the Landlord's request to change Designated Suppliers for the utilities and shall:

(i)	upon the Landlord's notification, accept the Landlord's choice of Designated Supplier for such utilities and, if required by the Landlord, join the Landlord in its application to the relevant authorities and/or to the Designated Supplier for such purchase;

(ii)	enter into an utilities supply agreement with the Landlord or such other party or parties as the Landlord may determine on terms prescribed by the Landlord; and

(iii)	at the Landlord's request, take the necessary steps to cease supply from the Tenant's current retail utilities supplier at the Tenant's costs.

10

(c)	In connection with Clause 5.5(b), the Tenant shall sign, where the Landlord acting in good faith deems necessary, in the Tenant's name all necessary documents, applications or forms and make all necessary arrangements for purposes of any connection of bulk supply of utilities to the Premises or in respect of any necessary termination of the Tenant's previous utilities account with another supplier. Costs of all connections or termination of supply and any necessary installation of new or separate meters required by the Landlord, the Designated Suppliers or the Authorities as a result of the Landlord's request for change in Designated Suppliers hereunder shall be borne by the Tenant.

(d)	The Tenant hereby agrees that where the Landlord, acting in good faith, purchases any utilities in bulk for supply to the Building including the Premises in accordance with Clause 5.5(b), then:

(i)	the Tenant acknowledges agrees and confirms that the Designated Suppliers are the suppliers of the utilities and unless arising from or in connection with the wilful default or gross negligence of the Landlord, its employees, agents independent contractors or licencees, the Landlord shall not be responsible and/or liable for any and all losses damages and/or liability suffered or incurred by the Tenant including any economic loss and/or loss of revenue and/or profits and/or business or custom howsoever occurring caused by or as a result of any defect inconsistency failure delay or interruption or any reduction surge or variation of the supply and transmission wherever or whenever occurring;

(ii)	where any agreement for bulk purchase of utilities made between the Landlord and the Designated Suppliers for supply to the entire Building (including the Premises) is terminated for reasons beyond the reasonable control of the Landlord and not due to the wilful default or gross negligence of the Landlord, its employees, agents independent contractors or licencees, the Landlord shall not be required to compensate the Tenant for any loss or damage including any economic loss and/or loss of revenue and/or profits and/or business or custom howsoever occurring to the Tenant as a result of such termination of supply to the Premises;

(iii)	The Tenant shall pay to the Landlord such quantum of deposit as security for payment of utilities charges equal to two (2) times the amount of monthly charges as estimated by the Landlord acting in good faith; and

(iv)	The Landlord shall be entitled to terminate utilities supply to the Premises if the Tenant shall fail to pay any part of the charges and taxes in respect of the supply thereof payable by the Tenant hereunder for more than thirty (30) days after due date of such payments or fails to pay Rent or any other monies due hereunder for more than fourteen (14) days after the due date of such payments.

5.6	Circuit breaker

To install and maintain in good working condition at the Tenant's expense the circuit breaker(s) to the Tenant's electricity supply which are installed in the Premises and if the Tenant shall fail for whatever reason to install or maintain the same, then the Landlord may do so and the costs of installation and/or maintenance shall be a debt due from the Tenant to the Landlord and be recoverable forthwith as such. For the avoidance of doubt, the Tenant shall not be liable to maintain any other circuit breakers which are not installed in the Premises, notwithstanding that the same may be installed in relation to the electricity supply to the Premises.

11

5.7	Telephones, etc.

To install at its own cost and expense all telephones, teleprinters, facsimile machines and computer modems and to run the wires thereof in such a manner that shall have been previously approved by the Landlord, which approval shall not be unreasonably withheld and to ensure that all installation works shall be carried out by the appropriate authority, or in the absence of such workmen, by a contractor approved by the Landlord, which approval shall not be unreasonably withheld Provided Always that the Tenant shall not install or cause to be installed any pay-telephone except with the prior written approval of the Landlord.

5.8	Landlord's right of access

To permit the Landlord and its duly authorised agents with or without workmen and others at all reasonable times and by prior appointment (except in case of an emergency or suspected material breach of this Agreement) to enter upon the Premises:

(a)	to view the condition thereof; and/or

(b)	to do such works and things as may be required for any rectifications repairs alterations or improvements to the Premises or any part or parts of the Building. In carrying out such works and things, the Landlord shall use reasonable efforts to minimise the interference to the Tenant’s use and enjoyment of the Premises; and/or

(c)	to rectify repair amend and make good in a proper and workmanlike manner any defects for which the Tenant is liable and of which written notice shall be served on the Tenant at the Premises and the Tenant does not, within fourteen (14) days after the service of such notice, proceed diligently with the execution of such repairs or works.

The Tenant shall pay the Landlord's costs of survey or otherwise in respect of the preparation of such notice and the cost of rectifications repairs or works carried out by the Landlord pursuant to Clause 5.8(c) and such sums shall be a debt due from the Tenant to the Landlord and be recoverable forthwith as if it were arrears in rent.

5.9	Emergency

To permit the Landlord free and immediate access into the Premises at all times in all cases of emergency.

5.10	Interior

To keep the interior of the Premises including the flooring and interior plaster or other surface material or rendering on the walls and ceilings and the Landlord's fixtures therein including doors, windows, wires, installations and fittings in good and tenantable repair and condition (save for fair wear and tear and damage by fire other than that caused by the Tenant) and to give immediate notice to the Landlord of any damage that may occur to the Premises and of any accident to or defects in the water pipes, air-conditioning ducts, telephone conduits, electrical wiring or fixtures or other facilities whatsoever provided by the Landlord.

5.11	Fixtures and fittings

To keep (where applicable) all taps, washbasins, water closets, sinks, cisterns, pipes, wires, conduits, fittings, equipment, facility and apparatus within or serving the Premises clean and in good order and repair and in respect of such fixtures and fittings to make good all damage occasioned to the Premises or to any other part of the Building through improper use or by the negligence of the Tenant or of any person for the time being in or using the Premises, save that in respect of such fixtures and fittings within the Premises, to make good all damage occasioned to the Premises, whether or not such damage was caused through the improper use or by the negligence of the Tenant or of any person for the time being in or using the Premises.

12

5.11A	The Tenant shall ensure that the air-conditioning system does not create condensation to the floor, wall and ceiling of the neighbouring units.

5.12	Drains

To clean, clear and remove any debris from any drains (where applicable) in the Premises or in the Building where such build up of debris has been contributed by the Tenant and in the event that the Tenant fails to do so after being notified by the Landlord, the Landlord may (but without being under any obligation so to do) remove any debris, clear and/or clean the drains and the Tenant shall on demand reimburse to the Landlord all costs, expenses and disbursements incurred thereby.

5.13	Pests and animals

To take all reasonable precautions to keep the Premises free of rodents, vermin, insects, pest, birds, pets and any other animals and if so required by the Landlord at the cost of the Tenant to employ from time to time or periodically pest exterminators approved by the Landlord.

5.14	Permitted Use

Until and unless the necessary approvals, consents, licenses and permits have been obtained, the Tenant shall not use the Premises or any part thereof for any purpose other than the use as specified in Item 9 of the Third Schedule (the "Permitted Use"). The Tenant shall be responsible for obtaining, prior to the commencement of the Term, and keeping in force during the Tenant's occupation of the Premises all governmental approvals licences and permits necessary for the conduct of the business at the Premises and for ensuring the terms and conditions of such approvals licences and permits are strictly adhered to and shall indemnify the Landlord against any consequences or proceedings arising from the Tenant's default in complying with the provisions of this Clause.

5.15	Prohibited activities

Not to:

(a)	reside in or permit any person to reside in any part of the Premises or use the same or permit the same to be used as a dwelling house;

(b)	conduct or permit to be conducted on the Premises any auction sale or religious activity and not to erect or display or permit to be erected or displayed any altar or religious artefact in or about the Premises;

(c)	use any electrical, heating, cooking, data, communication or other devices which may interfere with the air-conditioning system, lift, lighting, power, electrical, data or communication system in the Premises or in any part of the Building;

(d)	install any vending machine on the Premises without the prior written consent of the Landlord;

13

(e)	cook or permit anyone to cook any food in the Premises or in the Building provided that this Clause 5.15 shall not be construed to prevent or restrict any person from warming up food in an area within the Premises designated for use as a pantry;

(f)	permit without the prior written consent of the Landlord the vendors of food or drink or the servants or agents of such vendors to bring on to the Premises or any part thereof or on to the Building or any part thereof food or drink for consumption by the occupiers of the Premises save and except in the case of the contractor given the right by the Landlord to provide a food and drink service for the occupiers of the Building;

5.15A	If Premises are used as a factory

Where the Building or Premises is a factory, not to:

(a)	use the Premises for industries with liquid waste requiring pretreatment before discharge or industries requiring the use of naked light or involving hotwork;

(b)	utilise the Premises before obtaining clearance on the use of the Premises from the Pollution Control Department, Ministry of Environment and other relevant Authorities;

(c)	use the Premises for any other industries except for the research, design and manufacturing of semiconductor, high precision equipment and assembly equipment;

(d)	occupy the Premises before submitting details of the manufacturing processes and trade effluent discharge to the Pollution Control Department, Ministry of Environment and other relevant Authorities for consideration; and

(e)	use the Premises for electroplating industries.

5.16	Machinery

Not to bring or allow to be brought onto the Premises or any parts of the Building used in common with the Landlord and its other tenants or occupiers of other parts of the Building and subject to Clause 5.27, any machine or machinery save for typewriters, information processing systems, copy machines, computers and such other equipment as are required for the purposes of the Tenant's business or approved by the Landlord and/or their architects and structural engineers.

5.17	No obstruction

Not to:

(a)	place, leave or cause to be placed or left any refuse, cartons, papers, furniture, parcels, bottles or other goods or things of any type; or to permit or cause to be permitted the placing or parking of bicycles, motor cycles or scooters, trolleys, fork-lift trucks and other wheeled vehicles, which may obstruct or are likely to obstruct the operations area of the Building and/or the entrance hall, lobby, staircases or landings leading to the Premises and other Common Areas in the Building; or

(b)	cause any obstruction in or on the approaches private roads or passage ways adjacent to or leading to the Building by leaving or parking or permitting to be left or parked any motor vehicle or other carriages belonging to or used by the Tenant or by any of the Tenant's Occupiers.

14

Provided Always that the Landlord shall have the full right and liberty and absolute discretion to remove and clear any such obstruction and all costs and expenses incurred thereby shall be recoverable from the Tenant as a debt payable on demand. Further Provided that the Landlord shall not be liable to the Tenant or any third party for any loss damage or inconvenience caused by such removal and the Tenant hereby indemnifies the Landlord in this respect.

5.18	Hazardous goods, etc.

Not to store or bring upon the Premises or any part thereof arms, ammunition or unlawful goods, gun-powder, salt-petre, chemicals, petrol, kerosene, gas or any goods or things which in the opinion of the Landlord are of an obnoxious, dangerous or hazardous nature or any explosive or combustible substance and not to place or leave in the entrance, stairways, passages, corridors, lobbies or other parts of the Common Area any boxes or rubbish or otherwise encumber the same PROVIDED ALWAYS that:

(a)	nothing in this Clause shall be construed to prevent or restrict the Tenant in connection with the Tenant's current usage of the Premises (which falls within the Permitted Use) from bringing upon the Premises, storing or using any chemical or substance which may be obnoxious, dangerous, hazardous, explosive or combustible if:

(i)	such chemical or substance is required to be used by the Tenant in its ordinary course of business; and

(ii)	the bringing upon the Premises, its storage or use of such chemical or substance has, where necessary, been approved by National Environment Agency and/or other relevant authorities and are otherwise in compliance with the laws of Singapore,

Provided Always that prior notice is given to the Landlord with proof of such approvals (if applicable and available) and that the Tenant shall ensure that it applies reasonable skill and care in accordance with good industry practice when using and/or storing such chemical and substance; and

(b)	in the event:

(i)	the Tenant engages in or undertakes any new activities or operations at the Premises which fall within the Permitted Use (but do not fall within the scope of the current usage of the Premises); and

(ii)	such new activities or operations involve the bringing upon the Premises and/or storage or use at the Premises, of any chemical or substance which may be of an obnoxious, dangerous or hazardous nature, or are explosive or combustible substances, the Tenant shall also furnish to the Landlord proof of the approvals obtained (where necessary) from National Environment Agency and/or other relevant authorities in relation to the bringing upon the Premises and/or storage or use at the Premises of such chemical or substance. Any increase in premium for fire or other insurance by the Landlord’s insurer, brought about as a direct consequence of such bringing upon the Premises and/or storage or use at the Premises of the chemical or substance as provided under this Clause 5.18(b) and levied by the Landlord’s insurer (acting in accordance with standard industry practice), shall be borne by the Tenant Provided Always that prior notice is given to the Landlord with proof of such approvals and that the Tenant shall ensure that it applies reasonable skill and care in accordance with good industry practice when using and/or storing such chemical and substance.

15

(c)	save as provided in (i) Clause 5.18(a) for which the Tenant shall not be liable for any increase in premium, and (ii) Clause 5.18(b) for which the Tenant shall be liable only in the manner provided thereunder, if combustible or inflammable materials are stored in the Premises or any part thereof with the consent in writing of the Landlord, any increase in the premium for fire or other insurance as may have been taken out by the Landlord shall be borne by the Tenant.

5.19	Litter

Not to throw, place or allow to fall or cause or permit to be thrown or placed in the Common Area, passages, lift shafts, toilets or other conveniences in the Building any sweepings, rubbish, rags, waste paper or other similar substances or anything of an inflammable nature, and on demand to pay to the Landlord the costs of removing such things and/or the costs of repairing any damage to common areas, passages, lift shafts, toilets or other conveniences in the Building arising from the breach hereof.

5.20	Signage, etc.

(a)	Subject to (b) below, not to affix, erect, paint, attach or otherwise exhibit or permit or suffer so to be upon any part of the exterior of the Premises or the windows thereof any name, writing, drawing, sign-board, plate, placard, poster, sign post, flag pole, television, radio or wireless mast or advertisement whatsoever Provided Always that subject to the approval of the Landlord which approval shall not be unreasonably withheld as to the size, materials to be used and design and content, the Tenant shall be at liberty to affix its name on the entrance door of the Premises and to have its name and location shown on a notice board giving the names of the tenants in the Building which shall be provided by the Landlord in the entrance foyer of the Building and at such other areas as the Landlord may provide and Provided Always that any signage shall be at the Tenant's own cost and expense.

(b)	Subject to JTC’s consent and the Landlord’s approval (such approval not to be unreasonably delayed or withheld) as to the size, materials to be used, design and content, the Tenant shall have signage rights in respect of the main facades of the Building provided always that the Landlord shall be entitled to display an equal number of signages which the Tenant is displaying, on any facade of the Building or at any part of the Land without the prior consent of the Tenant. The Landlord shall not charge the Tenant for the signage rights. The costs of all signage works required by the Tenant and applications to the Authorities for the relevant Approvals relating to the signage shall be borne by the Tenant.

(c)	The Tenant shall be entitled to erect a pylon on the Land for the purpose of displaying its signage, subject to the Landlord's approval (which approval shall not be unreasonably withheld) as to the design, location and size thereof.

5.21	Nuisance

Not to do or permit to be done any act or thing which may become a nuisance to or give cause for reasonable complaint from the occupants of neighbouring premises or of other parts of the Building and not to cause, make, permit or allow excessive noise in or to emanate from the Premises.

16

5.22	Illegal or Immoral use

Not to do or suffer to be done anything in or upon the Premises or any part thereof of an illegal or immoral nature and not to use the Premises or any part thereof for any unlawful purpose.

5.23	Compliance with statutes and regulations

At all times to comply with all such requirements as may be imposed on the occupier and/or user of the Premises by any statute now or hereafter in force and any orders rules requirements regulations and notices thereunder.

5.24	Foreign workers

Without prejudice to the generality of Clauses 5.22 and 5.23, not to use, permit or suffer the Premises to be kept or used as a place or premises in which any person is employed in contravention of Section 57(1)(e) of the Immigration Act (Chapter 133 of Singapore), Section 5 of the Employment of Foreign Manpower Act (Chapter 91A of Singapore) or any other laws, statutory modification or re-enactment thereof for the time being in force and to indemnify the Landlord against all costs, claims, liabilities, fines or expenses whatsoever which may fall upon the Landlord by reason of any non-compliance thereof.

5.25	Use of "Mapletree" name

Not to use any name or description in connection with the Tenant's business similar to or bearing any resemblance to the name of "Mapletree".

5.26	Use of passenger lifts

Not to place or take into the passenger lifts any baggage parcels, sacks, bags or other goods save such light articles as brief cases attache cases or handbags and not to permit any persons who are carrying out renovation, redecoration, alteration or such other works to the Premises to use the passenger lifts.

5.27	Floor loading

(a)	Not to load or permit or suffer to be loaded on any part of the floors of the Building or the Premises a weight greater than the weight stated in Item 10 of the Third Schedule without the prior written consent of the Landlord and the Tenant shall comply with the advice of the Landlord or the Landlord's Consultants and pay all the costs and expenses of the Landlord's Consultants in ensuring that the Tenant complies with the requirements of this Clause.

(b)	To ensure that in no event shall any such machinery cabinets safes equipment or goods be of such nature or size as to cause or in the opinion of the Landlord be likely to cause structural or other damage to the floor or walls or any other parts of the Premises or the Common Area including the service lift and to ensure that all such machinery cabinets safes equipment or goods brought upon the Premises are placed or located so as to distribute their weight in compliance with this covenant and shall when required by the Landlord distribute any load on any part of the floor of the Premises in accordance with the direction and requirements of the Landlord and in the interpretation and application of the provisions of this Clause the decision of the Structural Engineer or Architect of the Landlord shall be final and binding on the Tenant.

17

(c)	To obtain from time to time acting reasonably, and/or whenever necessary, at its own cost and expense the following:

(i)	the requisite certificate from the Landlord's Consultants certifying that the floor loading in the Premises is within the approved load bearing limits of the Premises in accordance with the provisions of this Clause 5.27 and shall forthwith produce and deliver to the Landlord the said certificate for the Landlord's inspection; and

(ii)	all necessary planning permission and other permission necessary under the provisions of any statute rule order regulation or bye-law in respect of floor loading. The Landlord shall render its assistance, at the Tenant's request, in executing or endorsing any forms, plans, letters and documents to be submitted to the relevant authorities in this regard, with all costs and expenses to be borne by the Tenant.

5.28	Structural review

To obtain the prior written consent of the Landlord and to pay all costs and expenses incurred by the Landlord in any structural review relating to the relocation of all such machinery cabinets safes equipment or goods.

5.29	Relocation

In the event that any relocation whatsoever whether with or without the Landlord’s consent shall cause injury or damage to person or property as a result of the Tenant’s breach of the terms of this Agreement or the Tenant’s wilful default or gross negligence, the Tenant shall hold the Landlord indemnified against all claims in respect thereof and shall repay to the Landlord any sums paid by the Landlord in connection with claims arising from such injury or damage and shall pay for all costs incurred in repairing any damage caused to the Building or its appurtenances.

5.30	Delivery vehicles

Not to permit trade vehicles while being used for delivery and pick up of merchandise to or from the Premises to be driven parked or stopped at any place or time within the Building except within the Designated Loading Docks, or such other loading docks of the Building and except at such other place or places and at such time or times as the Landlord may reasonably and specifically allow and the Tenant shall prohibit its employees service suppliers and others over whom it may have control from parking delivery vehicles during loading or unloading in any place other than the said Designated Loading Docks and such other loading docks or such other places which the Landlord may from time to time allot for such purposes and from obstructing in any manner howsoever the entrances exits and driveways in and to the common parking areas and also the pedestrian footways in or to the Common Area.

5.31	Insurance

The Tenant shall at all times during the Term and during any period of holding over to:

(a)	effect and keep current a public liability insurance policy against claims for third party personal injury, death, property damage or loss (which shall be taken out with a reputable insurance company and which shall include a provision for waiver of subrogation against the Landlord) for a sum not less than the sum stated in Item 11 of the Third Schedule or such other sum as may be specified by the Landlord from time to time in respect of the Premises and where requested by the Landlord, the Tenant shall procure issuance of a certificate by its insurers, noting the Landlord’s interest as landlord of the Premises;

18

(b)	effect and keep current an adequate insurance policy (which shall be taken out with a reputable insurance company and which shall include a provision for waiver of subrogation against the Landlord) on the internal partitions, all of the Tenant’s property including all plant, equipment and installations permanently affixed to the Premises, the furniture, plate and tempered glass, fixtures and fittings, and all goods and stock-in-trade belonging to or held in trust by the Tenant in the Premises to their full insurable value against all risks commonly insured against in respect of such property (subject to the standard exclusions made by reputable insurers); and

and to promptly pay all premiums costs and disbursements in connection therewith and to produce to the Landlord on demand certificates issued by the Tenant’s insurers relating to the policies referred to above as well as the receipts evidencing payment of the premiums in respect thereof. Provided Always that nothing herein shall render the Landlord liable for the correctness or adequacy of any such policies or for ensuring that they comply with all relevant legislation pertaining to such insurance.

5.32	Not to void insurance for Building

Not to do or permit or suffer anything to be done whereby:

(a)	the policy or policies of insurance on the Building against loss or damage by fire and/or other risks for the time being subsisting may become void or voidable; or

(b)	the rate of premium thereon may be increased and to repay to the Landlord all sums paid (the "Increased Payments") by way of increased premium or increased contribution for premium and all expenses incurred by the Landlord or contributions therefor in or about the renewal of such policy or policies rendered necessary by a breach or non-observance of this stipulation, save for:

(i)	any Increased Payments brought about by the Tenant’s activities which are in compliance with the Permitted Use and/or Clauses 5.18(a); and

(ii)	any Increased Payments arising from the matters under Clause 5.18(b), for which the Tenant shall only be liable to the extent therein provided;

and to appoint a fire safety manager under the Fire Safety Act (Chapter 109A of Singapore) to maintain, inter alia, the fire alarm and fire protection systems on the Premises.

5.33	Sub-letting, assignment, etc.

(a)	Subject to Clauses 5.33(b) and 5.33(c), not to assign sub-let license or in any way dispose of or part with possession of the Premises or any part thereof either by way of sub-letting sharing or other means whereby any company or person or persons not a party to this Lease obtains the use or possession of the Premises or any part thereof irrespective of whether or not any rental or other consideration is given for such use or possession and in the event of such action by the Tenant, this Agreement shall at the option of the Landlord forthwith be determined and the Tenant shall forthwith surrender the Premises to the Landlord with vacant possession. For the purpose hereof any amalgamation and/or reconstruction shall be deemed an assignment of this Lease. The provisions of Section 17 of the Conveyancing and Law of Property Act (Chapter 61 of Singapore) shall not apply to this Agreement.

19

(b)	The Tenant may assign sub-let license or dispose of or part with possession of the Premises or any part thereof (either by way of sub-letting sharing or other means) to a related corporation of the Tenant as defined under the Companies Act (Chapter 50 of Singapore) with the prior written consent of JTC and the Landlord, (whose consent shall not be unreasonably withheld having regard to JTC’s conditions as set out in the JTC Lease Documents).

(c)	Notwithstanding Clause 5.33(a) above, the Landlord hereby allows the Tenant during the Term to sub-let part of the Premises to other corporations that are not related to the Tenant (the "Sub-Tenant(s)"), subject to JTC’s prior written consent and to the Landlord’s prior written consent (whose consent shall not be unreasonably withheld having regard to JTC’s conditions as set out in the JTC Lease Documents) and to such conditions as may be imposed by the Landlord, including but not limited to the following:

(i)	The Landlord and Tenant hereby acknowledge that, in subletting part of the Premises, it is not the intention of the Tenant to compete with the Landlord. As such, the Tenant hereby undertakes to use commercially reasonable efforts to sublease the Premises at a rate per square foot at the prevailing market rate of the Premises acceptable to the Landlord, acting reasonably, as at the date of the Tenant’s notification or application for consent (as the case may be) for proposed subletting of the Premises.

(ii)	Subject to the approval of the Tenant (acting reasonably), all profit rent shall accrue to the Landlord. The profit rent shall be calculated as an amount equivalent to the difference between (I) the total amounts / rent and service charge (if any) payable by the Sub-Tenant to the Tenant, after deducting the aggregate of the following costs: estate agent’s commission, costs of any alterations to facilitate access to the sublet premises, costs of any consequent loss of space (due to alteration required to facilitate access to the sublet premises and the introduction of any corridor in the Premises), and (II) the Gross Rent paid by the Tenant to the Landlord and which are apportioned to the sublet premises Provided Always that the Tenant shall act reasonably in incurring the costs referred to in sub-paragraph (I) of this Clause 5.33(c)(ii);

(iii)	The Tenant shall continue to occupy at least [166,200] square feet of the net lettable area of the Building after each subletting;

(iv)	The Tenant shall provide the Landlord with a copy of the subletting agreement;

(v)	The configuration of the sublet premises shall be subject to the Landlord’s prior approval, which approval shall not be unreasonably withheld;

(vi)	All costs and expenses in relation to the subletting shall be borne by the Tenant;

(vii)	The term of the subletting shall end on or before the day immediately prior to the date of expiry of the Term herein; and

(viii)	The Tenant shall continue to be responsible to the Landlord for the due performance of the Tenant’s covenants and obligations under the Lease, including but not limited to the Tenant’s obligation to pay the Rent and to reinstate the Premises in accordance with the provisions of this Agreement on or before the expiry of the Term.

20

5.34	Additions and alterations

Not to make any alterations in or additions to the Premises and/or any of the Landlord's furniture fixtures and fittings in or belonging to the Premises without the previous consent in writing of the Landlord (which shall not be unreasonably withheld) and if the Landlord shall consent to such alterations or additions the Tenant shall:

(a)	observe and comply with the requirements of the Landlord (which shall be reasonable) and obtain at its own expense all necessary planning permission and other permission necessary under the provisions of any statute, rule, order, regulation or bye-law applicable thereto and shall carry out such alterations or additions in accordance with the conditions thereof; and

(b)	produce to the Landlord a copy of the Certificate of Supervision issued by the Landlord's Architect or other authorised person making the submissions to the relevant authority for the planning and other permission, and upon completion of any such alterations or additions, to produce to the Landlord the "as-built" drawings duly endorsed by the relevant authority.

5.35	Yielding up

At the expiry or sooner determination of the Term (unless renewed), to peaceably and quietly yield up the Premises with all locks and keys complete (whether held by the Tenant or any of the Tenant's employees or agents irrespective of whether the same have been supplied by the Landlord) to the Landlord together with the fixtures and fittings therein in good and tenantable repair state and condition (save for fair wear and tear and damage by fire other than that caused by the Tenant ) in accordance with the stipulations hereinbefore contained and in accordance also with the covenants and conditions contained or imposed in or by virtue of any licence granted by the Landlord herein and prior to the termination of the Term to do the following:

(a)	forthwith replace with items of similar character and comparable value, all of the Landlord's fixtures and fittings which shall be missing, broken, damaged or destroyed and for which the Tenant is liable to make good;

(b)	in the event that any alterations or fitting-out works have been carried out to the Premises or to any other part of the Building by the Tenant, its contractors, servants or agents, then (if and so required by the Landlord) to restore the Premises to its Original Condition and in any event to remove any lettering, moulding, sign, writing or painting of the name or business of the Tenant and other persons from the Premises and all internal partitions, fixtures and installations of the Tenant as are specified by the Landlord and any other Tenant's equipment placed within or on the Building and to restore all air-conditioning installations or other electrical installations to their Original Condition to the reasonable satisfaction of the Landlord (all such works being hereinafter referred to as the "restoration works"). The restoration works relating to the reinstatement of all architectural and structural works, air-conditioning installations, sprinkler systems and other mechanical and engineering, building and sanitary installations shall be carried out by a contractor approved by the Landlord which approval shall not be unreasonably withheld and under the supervision of the Landlord's Consultant(s) and the Tenant shall pay for all reasonable costs, charges, fees, disbursements and expenses of the Landlord's Consultant(s), an estimate for which will be notified to the Tenant beforehand. In all other cases, the removal and restoration works in respect of the Premises shall be carried out by a contractor approved by the Landlord, which approval shall not be unreasonably withheld Provided Always that the Tenant shall obtain all necessary governmental and/or statutory consents and approvals in respect of the restoration works before commencing the same and shall comply with all statutes and with the terms, conditions and requirements of all such consents and approvals in the execution of any restoration works; and

21

(c)	make good all damage or defacement done to the Premises or the Building by the restoration works or by the removal of the Tenant's furniture, fixtures, fittings and effects,

AND if the Tenant fails to comply with and perform its obligations under this sub-clause, the Landlord may (but shall not be obliged to) do all things necessary to effect such compliance and/or performance to the Landlord's satisfaction. If the Landlord carries out the necessary works, the Landlord must endeavour to complete the works as soon as possible. The Tenant shall on demand pay all costs incurred by the Landlord in connection therewith and an administrative fee at 7.5% of the costs incurred and a sum equivalent to the Rent and Service Charge for and calculated based on the period taken by the Landlord to complete the works . In the event that the period taken extends beyond the expiry of three (3) months after the expiry of the Term, the Tenant shall pay to the Landlord a sum equivalent to double the Rent and Service Charge for such period which falls after the three (3) months period as aforesaid. Such costs, the Rent, Service Charge and other amounts shall be a debt due from the Tenant to the Landlord and recoverable forthwith as such. For the avoidance of doubt, any request for reinstatement works to be carried out after expiry or sooner determination of the Term shall be at the sole discretion and under the direction of the Landlord.

5.36	Indemnity

The Tenant shall indemnify and keep indemnified the Landlord in full from and/or against the following where the same has been caused directly or indirectly by the Tenant or by any of the Tenant’s occupiers:

(a)	all claims demands actions suits proceedings orders damages costs losses and expenses of any nature whatsoever which the Landlord may suffer or incur in connection with loss of life personal injury and/or damage to property arising from or out of any occurrences in upon or at the Premises or the use of the Premises or any part thereof; and

(b)	all loss and damage to the Premises and the Building or any part thereof and to all property therein and in particular but without limiting the generality of the foregoing caused directly or indirectly by the use or misuse waste or abuse of water gas or electricity or faulty fittings or fixtures of the Tenant.

Provided That:

(i)	No claims demands actions or proceedings shall be made or brought by the Landlord against the Tenant and the Tenant shall not be liable to the Landlord for any loss, damage, costs or expenses arising from or in connection with the wilful default or gross negligence of the Landlord, its employees, agents, independent contractors, authorised persons or licensees.

(ii)	However in the case where there is contributory negligence on the part of the Tenant, the Tenant shall be liable under this Clause 5.36 to indemnify the Landlord but only to the extent of its negligence, which caused the loss of life, personal injury and/or damage to property arising from or out of any occurrences in upon or at the Premises or the use of the Premises or any part thereof.

22

5.37	Rules and regulations

To observe and perform and to cause all the Tenant's Occupiers to observe and perform all the rules and regulations made by the Landlord from time to time for the management safety care or cleanliness of the Building and the Building or for the preservation of good order therein or for the convenience of tenants and notified in writing by the Landlord to the Tenant from time to time Provided Always that:

(a)	reasonable prior notice shall be given to the Tenant before implementation of the rules and regulations; and

(b)	the Landlord shall not be liable to the Tenant in any way for violation of the rules and regulations by any persons including other tenants of the Building or the employees, independent contractors, agents, visitors, invitees or licensees thereof.

Where there is a conflict between the provisions of this Agreement and such rules and regulations, the provisions of this Agreement will prevail.

5.38	Re-Ietting

Save where the Tenant has exercised the option for the First Option Term or the Second Option Term (as the case may be), to permit the Landlord and/or its agents and/or any prospective tenants of the Landlord during the twelve (12) calendar months prior to the expiry of the Term upon prior appointment to have free ingress to and egress from the Premises to view the Premises for the purpose of letting the same.

5.39	Legal costs and expenses (Indemnity by Tenant)

The Tenant shall pay or indemnify the Landlord (on a full indemnity basis) against:

(a)	the stamp duty including penalty fees, adjudication fees and additional stamp duty (if any) in respect of this Agreement and any other document relating to this Agreement herein; and

(b)	all legal costs and fees and such other expenses incurred by the Landlord in consulting solicitors and/or in connection with the enforcement of any provision of this Agreement in the event that the Tenant acknowledges or does not dispute that it is in breach or is adjudged by a court, tribunal or arbitrator to be in breach of any provision of this Agreement.

5.40	Disposal of waste by Tenant

To dispose of all swill debris and waste materials of whatever nature (including, but not limited to, noxious industrial waste, packaging materials and trade waste) in a manner prescribed by the Landlord and in accordance with the requirements of the relevant authorities failing which the Landlord reserves the right (without under any obligation to do so) to dispose of the same as aforesaid and all costs and expenses incurred by the Landlord in this respect (including but not limited to the costs of treating any waste materials before disposal) shall be paid by the Tenant to the Landlord within fourteen (14) days of the Landlord notifying the Tenant of the amount thereof Provided Always that in the event that the Tenant is unable or unwilling to comply with the manner of swill debris and/or waste removal prescribed by the Landlord, the Tenant shall engage the services of a cleaning contractor appointed by the Landlord (as a third party contractor and not an employee or agent) to be responsible for the swill/debris/waste disposal on the following terms and conditions:

23

(a)	The Tenant shall pay for its share of the costs of engaging the said contractor, which share shall be calculated by dividing the area of the Premises by the sum of the area of all units engaging the services of the said contractor. A certificate by the Landlord setting out the Tenant's said share shall be deemed to be final and conclusive (save for manifest error) and binding on all parties.

(b)	The Tenant shall give the Landlord one (1) month's prior written notice of its intention to engage the said contractor.

(c)	The said contractor shall carry out its services only in accordance with the Landlord's prescribed guidelines.

(d)	Subject to the provisos to Clauses 9.6 and 9.7 which shall apply hereto as if expressly set out herein, the Landlord shall not be responsible for any damage loss costs or expenses resulting directly or otherwise from the services of the said contractor.

(e)	Subject to the extent of the Tenant’s liability as set out in Clause 5.40(a), the Tenant shall indemnify and keep the Landlord indemnified against any claim relating to any damage loss costs or expenses under this Clause 5.40.

For the avoidance of doubt, the Service Charge payable by the Tenant shall not include the costs and expenses to be borne by the Tenant for any of the above-mentioned swill, debris and waste disposal.

5.41	Subdivision

Not during the continuance of the Term to register this Agreement nor lodge any caveat or notification of this Agreement at the Singapore Land Authority or at any other registry in Singapore, nor shall the Tenant be entitled to require the Landlord to subdivide the Building or to do any act or thing which could result in the Landlord being required to subdivide the Building.

5.42	Air-conditioning

To periodically inspect, service, repair, overhaul and maintain to the satisfaction of the Landlord the air-conditioning unit system installed in the Premises, including but not limited to the air-conditioning ducts, and to pay the costs and charges thereof.

5.43	Other Charges

To pay all charges in respect of any service which the Landlord has provided to the Tenant in relation to the Premises from time to time, at the Tenant's request, as may be imposed by the Landlord. The Landlord may apply and apportion any amount received in whatever order as it deems fit.

5.44	Observance of Head lease

Not to do or omit any act or thing which is likely to cause the Landlord to be in breach of its obligations under the Head Lease.

24

6.	HOLDING OVER

If the Tenant fails to deliver vacant possession of or continues to occupy the Premises after the expiration of the Term and there is no express agreement between the Landlord and the Tenant to extend the Term, the Tenant shall be deemed to be holding over and, without prejudice to any right or remedy of the Landlord, shall pay to the Landlord for every day of such holding over double the amount of Rent or the prevailing market rent for the Premises (whichever is higher) and double the amount of Service Charge and there shall be no renewal of this Lease by operation of law or pursuant to the provisions of this Lease Provided always that the Tenant may continue to occupy the Premises for a period of three (3) months after the expiration of the Term at the same Rent and Service Charge subject to the Tenant giving written notice to the Landlord of its intention to do so no later than three (3) months before the expiration of the Term. Save as provided, the provisions herein shall not be construed as the Landlord's consent for the Tenant to hold over after the expiration or earlier determination of the Term. All sums under this Clause shall be payable by the Tenant to the Landlord within fourteen (14) days of demand.

7.	INDEMNIFICATION AGAINST ALL OTHER LOSSES AND DAMAGES

Without prejudice to the Landlord's rights under Section 28(4) of the Civil Law Act (Chapter 43 of Singapore), and/or any of the Clauses provided herein, the Tenant will reimburse or indemnify the Landlord against all other losses and damages suffered by the Landlord as a result of the Tenant's breach or non-observance of any of the terms in this Lease, save where the same has arisen as a result of the gross negligence or wilful default of the Landlord, and/or, save as provided in Clause 6, the Tenant's holding over of the Premises after the expiration of the Term hereby created.

8.	LANDLORD'S COVENANTS

The Landlord hereby agrees with the Tenant as follows:

8.1	Quiet enjoyment

That the Tenant duly paying the monthly Rent and monthly Service Charge hereby reserved and observing and performing the several provisions and stipulations on the Tenant's part hereinbefore contained the Tenant shall peaceably hold and enjoy the Premises during the Term without any disturbance by the Landlord or any person lawfully claiming under or in trust for the Landlord.

8.2	Destruction

In the event of the Premises or any part thereof at anytime during the term hereby created being so damaged or destroyed by fire act of God or other cause beyond the control of the Landlord as to render the Premises unfit for use or access thereto impossible then (except where such fire has been caused by the default or negligence of the Tenant or the Tenant's servants or agents) the Rent and Service Charge hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Premises shall again be rendered fit for occupation and use or until access thereto may be obtained as the case may be.

25

If the unfitness of the Premises or inaccessibility thereto as aforesaid shall continue for a period of more than sixty (60) days, either the Landlord or the Tenant shall be at liberty by notice in writing to determine the Term hereby created and upon such notice being given the Term hereby granted shall absolutely cease and determine but without prejudice to any right of action of the Landlord or the Tenant in respect of any antecedent breach of this Lease by the Tenant or the Landlord as the case may be. Notwithstanding anything herein contained the Landlord shall not be bound to rebuild or reinstate the Premises or any part thereof unless the Landlord shall in its discretion think fit. Upon such termination, the Tenant must (if still in occupation) vacate the Premises without having to reinstate the Premises in accordance with Clause 5.35.

8.3	Fire insurance

At all times throughout the Term hereby created to insure the Building (excluding the fixtures and fittings of the Tenant) against loss or damage by fire.

8.4	Repair

To keep in proper state of repair and condition:

(a)	the structure and roof and the main drains and pipes; and

(b)	the mechanical and electrical services and other services, amenities and facilities in the Building provided by the Landlord from time to time to serve the Premises in the Building or for common use or benefit of all occupiers of the Building.

8.5	Services

So far as practicable and subject always to Clause 9.7(g) to provide and pay for:

(a)	(where there are lift(s) in the Building) the lift services during the hours specified in Item 12 of the Third Schedule and as further provided in Clause 9.13B;

(b)	air-conditioning in the Premises during the hours specified in Item 13 of the Third Schedule PROVIDED ALWAYS that the Landlord shall at the request of the Tenant and at the Tenant's costs and expense extend such services beyond the specified hours subject always to Clause 5.2;

(c)	air-conditioning services in such parts of the Common Area as the Landlord deems fit and such other relevant services provided by the Landlord in the Building PROVIDED ALWAYS that the Landlord may not extend the provision of the air-conditioning services beyond the usual operating hours in such parts of the Common Area due to repairs, maintenance works or any other reasons beyond the Landlord’s control in which case, the Landlord shall inform the Tenant accordingly;

(d)	electricity and water as are necessary for the lighting of the passages corridors lavatories and other parts of the Building used by the Tenant in common with others; and

(e)	the services set out in the Fifth Schedule.

8.6	Land Rent and Property Tax

To pay the land rent payable to JTC in respect of the Land and subject always to Clause 5.3 to pay all property tax imposed upon or in respect of the Premises.

26

8.7	Other Services

That the Landlord may at the Tenant's request agree (but shall not be obliged) to provide such services in relation to the Premises from time to time as the Tenant may require, subject to the payment of such fees as the Landlord may impose.

8.8	Licence for reception area

(a)	The Landlord shall grant the Tenant a licence (the "Licence") to use such area at the ground floor main lobby of the Building with an estimated area of approximately [560 square feet] as shown delineated in red in the plan attached hereto and marked "Appendix 5" for the purpose of identification (the "Licensed Area") for the duration of the Term, free of any licence fee or service charge.

(b)	The Licensed Area shall be used as the Tenant’s reception area and the Tenant shall be allowed to set up their reception or concierge counter at the Licensed Area.

(c)	The design of the Licensed Area shall be subject to the approval of the Landlord, which approval shall not be unreasonably withheld.

(d)	The Tenant may install a signage within the Licensed Area and the exact location and design of the signage shall be subject to the approval of the Landlord, which approval shall not be unreasonably withheld.

(e)	The Tenant shall bear the costs of fitting out the Licensed Area and the installation of the signage.

(f)	The Landlord shall not, and shall not permit or suffer any other person to, erect or place any other concierge or reception counter or desk at the ground floor main lobby of the Building for the duration of the Term, save for the erection or placing of any counter or desk on a temporary basis subject to the prior written approval of the Tenant (which approval shall not be unreasonably withheld).

(g)	At the expiry or sooner determination of the Term (unless renewed) or in the event of termination of the Licence, the Tenant must at its own cost and expense yield up the Licensed Area to the Landlord together with the fixtures and fittings therein in the state and condition as at the date the Tenant commences occupation of the Licensed Area and shall comply with the provisions of Clause 5.35.

(h)	The use of the Licensed Area shall be subject to the same covenants and conditions of this Lease (to the extent applicable to a licence and in so far as such covenants and conditions are not inconsistent with the provisions of this Clause 8.8.

(i)	The Tenant has a personal right of occupation in respect of the Licensed Area on the terms specified in this Lease and has no interest in the land on which the Licensed Area is situated. The licence of the Licensed Area contained in this Lease shall not create a tenancy. The legal right to possession and control over the Licensed Area remains vested in the Landlord throughout the Term of the licence in respect of the Licensed Area.

(j)	Nothing in this clause shall prevent or restrict the Landlord from displaying a tenants’ directory board within the Licensed Area. The size and design of such directory board shall be subject to the Tenant’s consent, which shall not be unreasonably withheld.

27

9.	GENERAL PROVISIONS

Provided always that it is hereby agreed and declared as follows:

9.1	Interest

Without prejudice to the Landlord's rights reserved under Clause 9.2 hereinafter appearing the Landlord will charge interest at the rate of one per cent (1%) per month after as well as before any judgement is obtained calculated on a daily basis computed from the due date for the payment of all monies due under this Lease up to (but excluding the actual date of payment) if the said monies remain unpaid for fourteen (14) days after its due date (whether formally demanded or not).

9.2	Re-entry

(a)	If the Rent or Service Charge or any other monies hereby reserved or any part thereof shall at any time be unpaid for ten (10) days after becoming payable (whether formally demanded or not) or if any stipulation on the Tenant's part herein contained shall not be performed or observed and the Tenant has not remedied such breach within fourteen (14) days after receiving the Landlord’s written notice to that effect (or such longer period as the Landlord may reasonably stipulate having regard to the nature and extent of the breach) or if the Tenant makes any assignment for the benefit of his creditors for a composition in satisfaction of his debts or if being a company makes any arrangement with its creditors for liquidation of its debts by composition or otherwise or if it shall go into liquidation (except for the purpose of amalgamation or reconstruction) or if a receiver shall be appointed then and in anyone of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter the Premises or any part thereof in the name of the whole and thereupon this tenancy shall absolutely cease and determine but without prejudice to the right of action of the Landlord in respect of any antecedent breach of the Tenant's stipulations herein contained.

(b)	If the Rent or Service Charge or any other monies hereby reserved or any part thereof shall at any time be unpaid after becoming payable (whether formally demanded or not), the Landlord shall have the right to distrain in the manner provided by the Distress Act (Chapter 84 of Singapore). For the avoidance of doubt, for the purposes of distress herein, the Service Charge and all other monies payable herein by the Tenant (including but not limited to utilities charges, legal costs and expenses and car park charges) shall be treated as part of the rent distrained.

9.3	Removal of goods

(a)	Upon the Landlord becoming entitled to re-enter the Premises pursuant to any provision of this Lease, any goods and/or fittings (which expression where hereinafter used in this Clause (a) shall include personal property of every description) found in the Premises after re-entry shall be deemed to be abandoned by the Tenant and the Landlord upon entering into possession of the Premises may sell, retain or dispose of the same at such time or times and at such price or prices as the Landlord shall think fit and without prejudice to the other rights and remedies of the Landlord, the Landlord shall after payment out of the proceeds of sale the costs and expenses connected with the said sale apply the net proceeds of sale towards payment of all arrears of rent and the interest thereon and all other sums of money due and payable by the Tenant to the Landlord under this Lease and the balance (if any) shall be paid over to the Tenant.

28

(b)	Notwithstanding anything herein contained, if this Lease shall come to an end whether by effluxion of time or otherwise and the Tenant shall fail to remove all his goods (which expression where hereinafter used shall include personal property of every description) from the Premises forthwith or if the Tenant shall abandon the Premises and the Tenant shall be deemed to have abandoned the Premises and terminated this Lease unilaterally if the Tenant without the consent of the Landlord fails to open the Premises for business for a continuous period of thirty (30) days then and in any of the said cases it shall be lawful for the Landlord to sell or otherwise dispose of the goods of the Tenant in the Premises at such time or times and at such price or prices as the Landlord shall think fit and without prejudice to the other rights and remedies of the Landlord, the Landlord shall after payment out of the proceeds of sale the costs and expenses connected with the said sale apply the net proceeds of sale towards payment of all arrears of rent and the interest thereon and all other sums of money due and payable by the Tenant to the Landlord under this Lease and the balance (if any) shall be paid over to the Tenant.

(c)	The Tenant shall indemnify the Landlord against any and all liability incurred by the Landlord to any third party whose property shall have been sold or disposed of by the Landlord in the bona fide belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this Clause (c).

(d)	For the avoidance of doubts, it is hereby expressly declared that the provisions of Clauses 9.3(a) and 9.3(b) above are in addition and without prejudice to the Landlord's rights under the Distress Act.

9.4	Amendment of rules and regulations

The Landlord shall have the right at any time and from time to time to make, add to, amend, cancel or suspend such rules and regulations in respect of the Building as in the judgment of the Landlord may from time to time be required for the management, safety, care and/or cleanliness of the Building and the Building and/or for the preservation of good order therein and/or the convenience of tenants and all such rules and regulations shall bind the Tenant upon and from the date on which notice in writing thereof is given by the Landlord to the Tenant. Where there is a conflict between the provisions of this Agreement and the provisions of such rules and regulations the provisions of this Agreement shall prevail.

9.5	No enforcement of other covenants

Nothing herein contained shall confer on the Tenant any right to enforce any covenant or agreement relating to other portions of the Building and/or the Building demised by the Landlord or limit or affect the right of the Landlord in respect of any such other premises to deal with the same. The Landlord reserves the right to impose and/or vary such terms and conditions in respect thereof in any manner as the Landlord may think fit.

9.6	No liability

Notwithstanding anything herein contained the Landlord shall be under no liability either to the Tenant or the Tenant's Occupiers or to others who may be permitted to enter or use the Building or any part thereof for accidents happening or injuries sustained or for loss of or damage to property goods or chattels in the Building or in any part thereof whether arising from the negligence or otherwise of the Landlord or that of any servant or agent of the Landlord Provided that the provisions of this Clause shall not apply in the event of any loss or damage arising from the wilful default or gross negligence of the Landlord, its employee, agent or independent contractor.

29

9.7	No claims

Notwithstanding anything herein contained the Landlord shall not be liable to the Tenant, its agents, servants, invitees or licensees nor shall the Tenant have any claim against the Landlord in respect of:

(a)	any interruption in any of the services hereinbefore mentioned by reason of necessary repair or maintenance of any installations or apparatus or damage thereto or destruction thereof by fire, water, riot, act of God or other cause beyond the Landlord's control or by reason of mechanical or other defect or breakdown or other inclement conditions or shortage of manpower, fuel, materials, electricity or water or by reason of labour disputes;

(b)	any act, omission, default, misconduct or negligence of any porter, attendant or other servant or employee, independent contractor or agent of the Landlord in or about the performance or purported performance of any duty relating to the provision of the said services or any of them;

(c)	any damage, injury or loss arising out of explosion, falling plaster, escape of water or leakage of or defect in the piping, wiring and/or sprinkler system in the Building and/or the structure of the Building and/or any defect in the Building and/or any of the same arising in respect of the Building;

(d)	any damage, injury or loss due to any accident or circumstances whatsoever occurring or any works whatsoever (and however extensive) being carried out at the Premises, the Building or any part thereof or arising out of any defect or flaw whatsoever in or non-performance of any of the equipment, products, systems and processes utilised by the Landlord (including without limitation all hardware, software and networks);

(e)	any damage, injury or loss caused by other tenants, occupants or any independent contractor or any persons whatsoever or from any occurrence or works at any other premises or within the Premises, the Building or any part thereof;

(f)	any nuisance, interference, obstruction, disturbance or other inconvenience or any loss of business caused by any works carried out, whether by the Landlord or otherwise, on or in respect of the Premises, the Building or any part thereof;

(g)	any loss of life, personal injury and/or damage to property arising from or out of anything else done in connection with the Premises; and

(h)	any loss or damage to the Premises or any property herein caused directly or indirectly by the main contractor or by any other contractor or any attendant, servant or employee of the Landlord in or about the performance or purported performance of any duty relating to the Premises.

Provided that the provisions of this Clause shall not apply in the event of any loss or damage arising from the wilful default or gross negligence of the Landlord, its employee, agent or independent contractor.

9.8	Vicarious liability

No architect, engineer or other consultant or contractor of any kind (including without limitation any contractors providing cleaning and waste removal services} approved, nominated or appointed by the Landlord or the Tenant for any purpose related to this Agreement or the Premises shall in any way be deemed to be the agent or employee of the Landlord, and the Landlord shall not in any way be liable nor responsible for any act, omission, default, misconduct or negligence of such architect, engineer, consultant or contractor.

30

9.9	Alterations to the Building

The Landlord shall be at liberty at any time and from time to time and in any manner whatsoever to improve, extend, amend, alter, renovate and/or refurbish the the Building (excluding the Premises) and/or the Common Area Provided that any works which the Landlord carries out under this Clause shall not result in a breach of the Key Parameters, or any of them. Without limiting the generality of the foregoing, the Landlord may increase the total lettable floor area of the Building and/or the Building in any manner whatsoever notwithstanding that by so doing, the access of light or air to the Premises or any liberties, easement, right or advantage belonging to the Tenant may thereby be diminished or interfered with or prejudicially affected (but not so as to interfere unreasonably with the Tenant's use and enjoyment of the Premises) and for the purposes of this sub-clause or any purposes whatsoever, the Landlord and its duly authorised agents with or without workmen may at all reasonable times enter upon the Premises by prior appointment, the Common Area and/or any part of the Building to do such works, acts and things as the Landlord may deem necessary.

9.10	Change of name

(a)	The Landlord agrees that, subject to the Landlord's prior written approval as to the name (which approval shall not be unreasonably withheld) and the Tenant occupying at least [166,200] square feet of the net lettable area of the Building, the Tenant shall have the right, for the duration of the Term to:

(i)	name the Building; and

(ii)	change the name of the Building,

Provided Always that the Tenant's naming rights to the Building shall lapse one (1) month prior to the expiry of the term then in force in the event that the Tenant does not renew (I) the initial Term granted for the first ten years or (II) the term after expiry of the second ten years, as the case may be, whereupon the Landlord shall, subject to Clause 9.10(d), have naming rights to the Building.

(b)	The Landlord shall not be entitled to any naming rights to the Building during the Term (save as provided in Clause 9.10(a)) nor shall the Landlord be entitled, save as provided in Clause 5.20(b), to put up any monument, signs, advertisements, notices or banners at the Property during the Term.

(c)	Where the Tenant requires a change of the name of the Building, the Landlord shall endorse on any application, notice or other document that may be necessary by the Tenant to be filed with the relevant authority to facilitate any such change in the name of the Building. The Landlord shall return to the Tenant the relevant application, notice or other document duly endorsed by it within fourteen (14) days of the Tenant’s delivery of the same to the Landlord for endorsement.

(d)	At the expiration or sooner determination of the Term, the Landlord shall, at the Tenant’s request or if the Tenant has not on its own accord done so, within fourteen (14) days after such date of expiration or earlier determination of the Term, at the Tenant’s cost and expense, apply to the relevant authority for the cessation of the use of such name as may be used as the name of the Building as at such expiration or sooner determination of the Term and in this connection, the Landlord hereby undertakes not to use the Tenant's name as the name of the Building at any time thereafter.

31

9.11	CSC

Without prejudice to the generality of Clause 9.9 above, if at any time after the delivery of the Premises to the Tenant but before the issue of the CSC (or its equivalent) in respect of the Building, any governmental, statutory or other competent authority having jurisdiction over or in respect of the Premises or the user thereof requests, requires, notifies or orders any alterations, additions, conversions, improvements or other works to be made/carried out to the Premises, the Tenant shall at all times permit the Landlord and its workmen and agents to enter upon the Premises for the purpose of making or carrying out any such alterations, additions, conversions, improvements or other works. The Tenant shall, if so requested by the Landlord, remove such of the Tenant's installations, machinery, furniture, fixtures or articles as the Landlord may specify in order to facilitate or enable the Landlord and its workmen and agents to carry out the necessary works.

9.12	Tenant not to jeopardise CSC

In the event that the issue of the CSC for the Building is rejected or otherwise withheld or delayed as a result of any modification, alteration or addition or any installation carried out or caused to be carried out by the Tenant without the prior written consent of the Landlord or as a result of any act, default or omission on the part of the Tenant, the Landlord may by notice in writing require the Tenant to rectify the same within a period of fourteen (14) days. If the Tenant fails to rectify the same within the said period of fourteen (14) days, the Landlord, its workmen and/or agents shall be entitled to enter upon the Premises and carry out such works as may be necessary to comply with the requirements of the competent authorities. The cost of such works and any losses or damages suffered by the Landlord consequent upon the rejection, withholding or delay (as the case may be) of the CSC as aforesaid shall be a debt due by the Tenant and recoverable forthwith.

9.13	Car parks

(a)	Subject to Clause 9.13(b),

(i)	The Landlord shall provide to the Tenant 150 car park lots at the Premises during the Term (the "Allocated Car Park Lots") free of charge for the use of the Allocated Car Park Lots.

(ii)	The Tenant shall have a one-time first right of refusal in respect of the allocation of the 151st to 190th car park lots at the rate of S$90 per lot per month. Any further request for car park lots is subject to availability on a first-come-first-served basis at the same rate of S$90 per lot per month.

(b)	In the event of any surrender of the Premises under Clause 9.17 such that the Tenant occupies less than [166,200] square feet of the net lettable area of the Building, the Tenant’s entitlement under Clause 9.13(a) shall be revoked entirely and the Landlord will allocate one car park lot for every intergral multiple of [1,200] square feet of the net lettable area of the Building occupied by the Tenant after the surrender subject to payment for the car park lots at the rate under Clause 9.13(a)(ii).

9.13A	Designated Loading Docks

The Landlord shall for the duration of the Term provide the Designated Loading Docks for use by the Tenant and all persons authorised by the Tenant, free of charge. Where any of the Designated Loading Docks is not in use, any occupier in the Building may use the same provided always that when the Tenant or persons authorised by the Tenant wishes to use the Designated Loading Docks and notifies the Landlord accordingly, the Landlord shall take appropriate steps to clear such occupier from the Designated Loading Docks, in order to facilitate the use of the same by the Tenant or other person(s) authorised by the Tenant .

32

9.13B	Lift/Cargo Lift

Subject to the Landlord’s right to cease the operation of the lifts for repairs and maintenance works and provided that the Tenant occupies at least [166,200] square feet of the net lettable area of the Building, the Landlord shall for the duration of the Term, provide to the Tenant for exclusive use by the Tenant and all persons authorised by the Tenant free of charge, two (2) cargo lifts at the Building as shown delineated in red in the plan attached hereto and marked Appendix 6 for the purpose of identification. The operating hours for the cargo lifts are as follows:

(a)	one (1) of the two (2) cargo lifts designated for the Tenant's use and one (1) of the other two (2) cargo lifts for common use by all tenants of the Building shall operate for twenty-four (24) hours from Mondays to Sundays (gazetted public holidays included); and

(b)	the other cargo lift designated for the Tenant's use and the other common cargo lift shall operate from 6.00 a.m. to 12.00 midnight from Mondays to Sundays (gazetted public holidays included).

The Landlord shall for the duration of the Term provide the use of all four (4) passenger lifts at the following operating hours:

(i)	two (2) passenger lifts located at the rear lobby shall operate for twenty-four (24) hours from Mondays to Sundays (gazetted public holidays included); and

(ii)	two (2) passenger lifts located at the front lobby shall operate from 6.00 a.m. to 12.00 a.m. from Mondays to Fridays and from 6.00 a.m. to 1.00 p.m. on Saturdays (Sundays and gazetted public holidays excluded).

9.14	Option to Renew

Option Terms

The Tenant shall be entitled to two options to renew the Lease Agreement, subject to JTC’s consent:

Each renewal lease term shall be called an "Option Term" and each Option Term shall be for the following periods:

(a)	First Option Term	Ten (10) years commencing on the day after expiry of the Term.

(b)	Second Option Term	(i)	In the event the Landlord’s leasehold estate in the Land under the Head Lease is extended, ten (10) years; and

		(ii)	In the event the Landlord’s leasehold estate in the Land under the Head Lease is not extended, such period equivalent to the remainder of the Landlord’s leasehold estate in the Land, less one day or such other term as may be agreed between the Landlord and the Tenant, commencing on the day after expiry of the First Option Term.

33

(collectively, the "Option to Renew").

Terms of the Renewed Leases

The lease for each Option Term shall contain the same terms and conditions as this Agreement save for the provisions in this Agreement in relation to the Partial Surrender Rights (Clause 9.17) and Reserved Premises Option (Clause 9.18A) which shall be omitted for both the First Option Term and the Second Option Term, and the following: :

(a)	this Clause 9.14, which shall be incorporated in the lease relating to the First Option Term, with the necessary variations or modifications made thereto, to set out the option granted to the Tenant for the Second Option Term;

(b)	this Clause 9.14, which shall be omitted entirely from the lease relating to the Second Option Term;

(c)	the Rent and Service Charge in respect of the Premises which shall be revised and determined in the manner provided in the Sixth Schedule hereto; and

(d)	in its application to the First Option Term, the provisions of Clause 9.16 shall apply, save that the period of seventy-two (72) months therein shall be varied to sixty (60) months and in its application to the Second Option Term, the provisions of Clause 9.16 shall apply, save that the period of seventy-two (72) months therein shall be varied to sixty (60) months.

Exercise of Option to Renew

To exercise its Option to Renew in respect of the First Option Term or the Second Option Term (as the case may be), the Tenant shall give written notice to the Landlord of its intention to exercise such Option to Renew, such notice to be given not less than eighteen (18) months prior to expiration of the Tenant’s lease agreement then in force Provided Always that:

(a)	the Option to Renew for the First Option Term shall be in respect of (i) the area of [166,200] square feet of NLA let to the Tenant at the Lease Commencement Date (the "Initial Premises") or (ii) all premises then leased by the Tenant when such notice to renew is given to the Landlord (the "FOT Premises"), which includes the Premises, the RFR Premises (if any), the Reserved Premises (if any) and excluding any Surrender Premises (as the case may be);

(b)	the Tenant shall have taken a lease of an area of not less than [219,659] square feet of the net lettable area of the Building by the last day of the 81st month from the Lease Commencement Date , before the Tenant may exercise the right to lease the Year 10 Premises; and

(c)	the Option to Renew for the Second Option Term shall be in respect of all premises then leased by the Tenant when such notice to renew is given to the Landlord (the "SOT Premises"), which includes the Premises, the RFR Premises, the Reserved Premises and excluding any Surrender Premises (as the case may be).

34

9.15	Offer to Purchase

Subject to JTC's right of first refusal pursuant to Clause 6.3(a) of the JTC Letter of Offer, after the expiry of three (3) years from the Lease Commencement Date and provided that the Tenant occupies at least [166,200] square feet of the net lettable area of the Building:

(a)	The Tenant may approach the Landlord to offer to purchase the Property subject to terms and conditions to be agreed between the Landlord and the Tenant at the point of offer (the "Offer to Purchase").

(b)	In the event that the Landlord wishes to sell the Property or receives from a third party any offer to purchase the Property which the Landlord intends to accept, the Landlord shall issue a written notice to the Tenant to that effect, and in the latter case, setting out material details of the offer. If the Tenant notifies the Landlord that it does not wish to purchase the Property within fourteen (14) days or such other period as may be mutually agreed by the Landlord and the Tenant) from the date of the Tenant’s receipt of the written notice or if the Tenant does not enter into a binding commitment for the purchase of the Property within fourteen (14) days or such other period as may be mutually agreed by the Landlord and the Tenant from the date of the Tenant's receipt of the written notice, the Landlord shall be entitled to dispose of its interest in the Property to a third party on substantially the same terms and conditions as those offered to the Tenant. If completion of the disposal of the Property does not occur within eighteen (18) months from the date of the Landlord’s written notice referred to in this Clause 9.15(b), any proposal to dispose of the Property or to accept any offer to purchase in respect of the same after the aforesaid eighteen (18) month period shall then remain subject to the right of first refusal under this Clause 9.15(b).

(c)	Clause 9.15 is personal to the Landlord and the Tenant and save for assignees which are the Tenant's related corporations, will not enure to the benefit of any other party having or acquiring an interest in the Premises from the Tenant, including the permitted assignees or Sub-Tenant of the Tenant.

9.16	Option to Terminate

The Tenant shall have the right to terminate the Lease Agreement after the expiry of seventy-two (72) months from the Lease Commencement Date without being liable for any penalty, fee (save for any administration fee payable) or compensation whatsoever, by serving on the Landlord not less than twelve (12) months’ prior written notice of its intention to terminate, such notice not to be served before seventy-two (72) months from the Lease Commencement Date, with the intention that the effective date of termination would fall after the expiry of eighty-four (84) months from the Lease Commencement Date (the "Option to Terminate").

9.17	Partial Surrender Rights

(a)	Subject to JTC’s consent and to JTC’s conditions (if any) imposed in respect of such partial surrender, the Tenant shall, after the expiry of forty-eight (48) months from the Lease Commencement Date, have the option to surrender from time to time such premises leased by it under or pursuant to this Agreement (including, where applicable, the RFR Premises and the Reserved Premises) so long as it continues to occupy at least [166,200] square feet of the net lettable area of the Building after each surrender without being liable for any penalty, fee (save for any administration fee payable) or compensation whatsoever to the Landlord (the "Partial Surrender Rights") Provided that such partial surrender of the Premises shall be on the following terms and conditions:

35

(i)	the Tenant shall give the Landlord not less than twelve (12) months’ prior written notice of its intention to surrender, such notice not to be served before the expiry of forty-eight (48) months from the Lease Commencement Date, with the intent that the effective date of surrender would fall after the expiry of sixty (60) months from the Lease Commencement Date;

(ii)	the size, location, configuration and layout of the part of the Premises to be surrendered shall be subject to the Landlord’s approval and to the surrendered space being contiguous and deemed marketable by the Landlord for leasing to any other party at the time of its surrender and which has reasonable access to Common Facilities and over the Common Areas;

(iii)	the Tenant shall bear the costs of (a) any necessary reconfiguration to create new access ways, corridors, partitions and party walls resulting from such surrender and (b) the preparation and finalisation of all necessary surrender documents to effect the surrender (excluding the Landlord’s legal fees) and stamp duty payable thereon (if any);

(iv)	with effect from (and including) the first partial surrender of the relevant Surrender Premises, the term "Premises" wherever it appears in this Lease Agreement shall refer (where the context so admits) to the Balance Premises remaining after each instance of surrender by the Tenant of part of the Premises;

(v)	the Tenant shall pay:

(i)	the monthly rent for the Balance Premises on the net lettable floor area of the Balance Premises calculated at the rate of Rent then applicable; and

(ii)	the monthly service charge for the Balance Premises on the net lettable floor area of the Balance Premises calculated at the rate of Service Charge then applicable; and

(vi)	the amount of security deposit held under this Agreement shall be adjusted (each an "Adjusted Security Deposit Amount") to an amount equivalent to ten (10) months’ of the monthly rent and service charge for the Balance Premises. Within thirty (30) days after the effective date of surrender of the Surrender Premises, the Landlord shall return to the Tenant the bank guarantee(s) held by the Landlord in exchange for a bank guarantee for an amount equivalent to the Adjusted Security Deposit Amount.

(b)	Subject to Clause 9.19B, the Landlord may lease the Surrender Premises to any third party. For the purpose of this Clause (q),

"Balance Premises" means the premises in the Building remaining leased by the Tenant at the relevant time after each surrender of the Surrender Premises; and

"Surrender Premises" means the relevant premises (where applicable) in the Building surrendered by the Tenant to the Landlord from time to time pursuant to this Clause 9.17.

36

9.18	Right of First Refusal

(a)	For the purposes of this Clause, the following words have the following meanings:

(i)	"RFR Premises" means the space available for rent in the Building from time to time (including for the avoidance of doubt, any Surrender Premises which is available for rent after eighteen (18) months from the date of surrender of the relevant premises);

(ii)	"Landlord’s Offer" means the offer made by the Landlord to the Tenant for lease of the RFR Premises at the prevailing market rent but otherwise on the same terms and conditions as are contained in this Agreement ; and

(iii)	"Tenant’s Notice" means the notice given by the Tenant to the Landlord accepting the Landlord’s Offer.

(b)	Subject as provided in this Clause, after the expiry of eighteen (18) months from the Lease Commencement Date, if the RFR Premises becomes available for lease for a term during the Term, the Landlord shall and for as long as the Tenant is occupying at least [166,200] square feet of the net lettable area of the Building, give the Landlord’s Offer to the Tenant first before the Landlord can offer that RFR Premises for lease to any other party (the "Right of First Refusal"). The Landlord’s offer shall be for a lease of the RFR Premises then available, at a rent and service charge which are the prevailing market rates for the RFR Premises but otherwise on the same terms and conditions as contained in this Agreement. If the Tenant:

(i)	wishes to lease the whole of that RFR Premises (and not part of it), the Tenant must give the Tenant’s Notice to the Landlord within fourteen (14) days (time being of the essence) from the date of the Landlord’s Offer; or

(ii)	does not give the Tenant’s Notice to the Landlord before expiry of the fourteen (14) day period referred to in Clause 9.18(b)(i) then the Tenant shall in such instance be deemed to have rejected the Landlord’s Offerfor lease of the whole of that RFR Premises (and not part of it) and the Tenant’s rights under this Clause 9.18(b)(ii) will not be exercisable by the Tenant for a period of twelve (12) months from the date of that Landlord's Offer. The Landlord may then offer to lease the whole or any part of that RFR Premises to any other party at a rent and on terms determined by the Landlord and shall be under no further obligation to offer to lease the RFR Premises (or any part thereof) to the Tenant until after the expiry of twelve (12) months from the date of that Landlord's Offer if the RFR Premises (or any part thereof) remain available for lease.

(c)	The Landlord is entitled to give first priority to any existing tenant of the RFR Premises to extend or renew its lease over such relevant RFR Premises leased from the Landlord pursuant to an option to renew whether granted to such tenant at the commencement of its term or upon a renewal of that term.

(d)	The right to lease the RFR Premises will absolutely lapse and will not be exercisable by the Tenant during the Term if the Tenant occupies less than [166,200] square feet of the the net lettable area of the Building.

(e)	If the Tenant has fully complied with the provisions of this Clause, the Landlord must grant and the Tenant must accept a lease of the RFR Premises on the terms set out in the Landlord’s Offer.

37

(f)	The lease document for the RFR Premises will be prepared by the Landlord at the Tenant’s cost and must be signed by the Tenant within fourteen (14) days of receipt.

9.18A	Reserved Premises Option

(a)	For the purposes of this Clause, the following words have the following meanings:

(i)	"Reserved Premises 1" means such rentable space at the first storey of the Building with an area of approximately [10,764] square feet as reserved by the Landlord within the area shown delineated in red in the plans attached as Appendix 8

(ii)	"Reserved Premises 2" means such rentable space at the fourth storey of the Building with an approximate area of [43,056] square feet as reserved by the Landlord, within the area shown delineated in pink in the plan attached as Appendix 8;

(iii)	"Reserved Premises" means both Reserved Premises 1 and Reserved Premises 2 or either one of Reserved Premises 1 or Reserved Premises 2, as the case may be;

(iv)	"Landlord’s Reserved Premises 1 Offer" means the offer by the Landlord to the Tenant of the lease of the Year 7 Premises at prevailing market rent but otherwise on the same terms and conditions as are contained in this Agreement ; and

(v)	"Tenant’s Reserved Premises 1 Notice" means the notice given by the Tenant to the Landlord accepting the Landlord’s Reserved Premises 1 Offer for the Year 7 Premises.

(iv)	"Landlord’s Reserved Premises 2 Offer" means the offer by the Landlord to the Tenant of the lease of the Year 10 Reserved Premises at prevailing market rent but otherwise on the same terms and conditions as are contained in this Agreement;

(vi)	"Tenant’s Reserved Premises 2 Notice" means the notice given by the Tenant to the Landlord accepting the Landlord’s Reserved Premises 2 Offer for the Year 10 Premises.

(vii)	"RP1 Acceptance Deadline" means the last day of the 66th month from the Lease Commencement Date;

(viii)	"Reserved Premises 1 Notification Deadline" means the last day of the 60th month from the Lease Commencement Date;

(ix)	"Reserved Premises 2 Notification Period " means the period commencing from the last day of the 84th month from the Lease Commencement Date and expiring on the last day of the 96th month from the Lease Commencement Date;

(v)	"RP2 Acceptance Deadline" means the last day of the 102nd month from the Lease Commencement Date;

38

(x)	"Year 7 Premises Commencement Period" means the period commencing on the first day of the 70th month from the Lease Commencement Date, and expiring on the first day of the 82nd month from the Lease Commencement Date;

(xi)	“Year 10 Premises” means the balance of the [32,292] square feet of the Reserved Premises 2 as shown in the plan attached as Appendix 8 and not let to the Tenant as part of the Year 7 Premises

(xii)	"Year 10 Premises Commencement Period" means the period commencing on the first day of the 106th month from the Lease Commencement Date and expiring on the first day of the 118th month from the Lease Commencement Date.

(b)	In consideration of the payment by the Tenant to the Landlord of a fee of S$[250,000.00] ("Reserved Premises Option Fee") to be made at the same time as the payment of the Deposit under Clause 3.1, the Landlord hereby reserves for the Tenant the Reserved Premises on the following terms and conditions ("Reserved Premises Option").

(c)	Subject to the Tenant occupying [166,200] square feet or more of the the net lettable area of the Building of the Building, the Landlord shall:

(i)	notify the Tenant, no later than the Reserved Premises 1 Notification Deadline of the availability of the Reserved Premises 1 and part of the Reserved Premises 2 (such area on the first storey and selected area on the fourth storey of the Building (as selected by the Landlord) hereinafter referred to as the "Year 7 Premises"), The Year 7 Premises shall be of an aggregate area of 21,528 square feet, (subject to an adjustment by the Landlord upwards or downwards of the aforesaid area on the fourth storey of the Building by 2,153 square feet); and

(ii)	offer to the Tenant for lease at prevailing market rent but otherwise on the same terms and conditions as are contained in this Agreement, such Year 7 Premises as aforesaid (the "Landlord’s Reserved Premises 1 Offer"), for a term commencing on a date which falls within the Year 7 Premises Commencement Period and expiring on the same date as the Term. Such offer shall be in respect of the whole and not part of the Year 7 Premises.

(d)	If the Tenant wishes to accept the Landlord’s Reserved Premises 1 Offer, the Tenant must give the Tenant’s Reserved Premises 1 Notice to the Landlord no later than the RP1 Acceptance Deadline (time being of the essence); If the Tenant does not give the Tenant’s Reserved Premises 1 Notice to the Landlord by the RP1 Acceptance Deadline, the Tenant’s right to lease the Year 7 Premises under the Reserved Premises 1 Option will absolutely lapse with respect to the whole of the Reserved Premises 1 and Reserved Premises 2 (and not part of it) and will not be exercisable by the Tenant during the remainder of the Term, save that the Tenant’s right of first refusal under Clause 9.18 over the Reserved Premises 1 and Reserved Premises 2 throughout the Term shall not be affected in any way and Clause 9.18 shall apply mutatis mutandis to this right of first refusal. The Landlord may then offer to lease the whole or any part of the Reserved Premises 1 and Reserved Premises 2 to any other party at a rent and on terms determined by the Landlord and shall be under no further obligation to offer to lease the Reserved Premises 2 (or any part thereof) to the Tenant by the Reserved Premises 2 Notification Deadline without prejudice however to the Tenant’s right of first refusal over the Reserved Premises 1 and the Reserved Premises 2 should the Reserved Premises 1 and/or the Reserved Premises 2 become subsequently available for lease during the remainder of the Term.

39

(e)	If the Tenant’s Reserved Premises 1 Notice is given to the Landlord by the RP1 Acceptance Deadline as referred to in Clause 9.18A(d), the Landlord shall grant and the Tenant shall accept a lease of the Year 7 Premises on the terms set out in the Landlord’s Reserved Premises 1 Offer and the lease document will be prepared by the Landlord at the Tenant’s cost and must be signed within fourteen (14) days of receipt.

(f)	Subject to:

(i)	the Tenant having served its notice under Clause 9.14 to exercise its Option to Renew the Term for the First Option Term; and

(ii)	the Year 7 Premises not having been surrendered at any time prior to the expiry of the Term,

the Landlord will notify the Tenant, within the Reserved Premises 2 Notification Period of the availability of the Year 10 Premises (which shall be contiguous to the part of the Year 7 Premises on the fourth storey of the Building leased to the Tenant) and so long as the Tenant occupies [217,506 ] square feet of the net lettable area of the Building at that time, offer to the Tenant for lease the Year 10 Premises at the prevailing market rent but otherwise on the same terms and conditions as are contained in this Agreement, for a term commencing on a date which falls within the Year 10 Premises Commencement Period and expiring on the same date as the First Option Term.

(g)	If the Tenant wishes to accept the Landlord’s Reserved Premises 2 Offer, the Tenant must give the Tenant’s Reserved Premises 2 Notice to the Landlord no later than the RP2 Acceptance Deadline (time being of the essence). If the Tenant does not give the Tenant’s Reserved Premises 2 Notice to the Landlord by the RP2 Acceptance Deadline, the Tenant’s right to lease the Year 10 Premises under the Reserved Premises Option will absolutely lapse with respect to the whole of the Reserved Premises 2 (or the balance thereof not let to the Tenant as part of the Year 7 Premises, as the case may be ) and will not be exercisable by the Tenant during the remainder of the Term save that the Tenant’s right of first refusal under Clause 9.18 over the Reserved Premises 2 throughout the Term shall not be affected in any way and Clause 9.18 shall apply mutatis mutandis to this right of first refusal. The Landlord may then offer to lease the whole or any part of the Reserved Premises 2 to any other party at a rent and on terms determined by the Landlord without prejudice to the Tenant’s right of first refusal for the Reserved Premises 2 should the Reserved Premises 2 become subsequently available for lease during the remainder of the Term.

(h)	If the Tenant’s Reserved Premises 2 Notice is given to the Landlord by the RP2 Acceptance Deadline, the Landlord shall grant and the Tenant shall accept a lease of the Year 10 Premises or such part thereof on the terms set out in the Landlord’s Reserved Premises 2 Offer and the lease document will be prepared by the Landlord at the Tenant’s cost and must be signed within fourteen (14) days of receipt.

(i)	For the avoidance of doubt, (i) this Clause 9.18A shall apply only to the Term and shall not apply to the First Option Term or the Second Option Term; and (ii) the availability of the Reserved Premises is subject to such Reserved Premises or any part thereof not having been already leased by the Tenant pursuant to its rights under Clause 9.18.

40

9.18B	Prohibition Regarding Prohibited Parties

9.18B.1	The Landlord hereby undertakes that for as long as the Tenant occupies at least [166,200] square feet of the net lettable area of the Building, it will not:

(a)	grant any lease, licence or other occupation rights in respect of any part of the Building or any part of the Land to a Prohibited Party;

(b)	grant or permit any signages bearing the name or logo of any Prohibited Party to be located on any part of the Building or at any part of the Land; and

(c)	allow any part of the Building or any part of the Land, to be sub-leased, sub-licensed or occupied by any Prohibited Party; or

(d)	sell, assign or otherwise dispose of the Property or any part thereof, to a Prohibited Party.

9.18B.2	The right in this Clause is personal to the Tenant and (save for assignees which are the Tenant's related corporations (as defined in the Companies Act, cap 50 of Singapore) will not enure to the benefit of any other party having or acquiring an interest in the Premises from the Tenant including a permitted assignee or Sub-Tenant of the Tenant. Provided Always that the prohibitions set out in Clause 9.18B.1 above shall not apply to any occupier who is already occupying space or any party who has accepted an offer to lease space prior to such occupier or party being notified by the Tenant to the Landlord as being a Prohibited Party in accordance with Appendix 3.

9.18B.3	The Landlord hereby undertakes that it shall take such appropriate steps against any occupier of the Other Premises to restrain such occupier from engaging in any activity that is pollutive or hazardous, or emits noise, vibration or smell, in each case, excessively.

9.19	Termination

(a)	Notwithstanding the other provisions of this Letter, if the Landlord intends to redevelop, retrofit, or upgrade the Building, the Landlord shall be entitled to determine this Lease by giving to the Tenant not less than twenty-four (24) months' notice in writing to the Tenant to that effect, and upon the expiry of such notice, the Term shall absolutely cease and determine and the Tenant shall (if still in occupation) vacate the Premises without compensation from or any claim whatsoever against the Landlord but such termination shall be without prejudice to any right of action of either Party against the other in respect of any antecedent breach of the Lease. Provided always that during the Term such notice shall not be served before the expiry of ten (10) years of the Term or in the event of a renewal of this Agreement pursuant to Clause 9.14, before the expiry of five (5) years of the First Option Term.

(b)	Notwithstanding the other provisions of this Lease, if any notice, order or gazette notification of intended acquisition or of acquisition is issued, made or served by the Government or any competent authority acquiring or intending to acquire the Property, or such part thereof:

(i)	such that the Property is rendered substantially unfit for the Tenant’s use or occupation, or

(ii)	such that access to the Property is adversely affected,

41

the Landlord shall be entitled to determine the Term herein by giving a notice in writing to the Tenant to that effect and on the date of termination of this Lease as specified in the said notice, the Term shall absolutely cease and determine provided always that such date shall not be earlier than the earliest of:

(A)	the date the Landlord is required to deliver possession of the Property to the acquiring authority or JTC;

(B)	the date of termination of the Head Lease; or

(C)	such other relevant date as may be imposed by the acquiring authority or JTC;

and provided further that the Tenant shall vacate the Premises earlier, if required, to facilitate compliance with the terms of the relevant notice issued pursuant to the provisions of the Land Acquisition Act (Chapter 152 of Singapore) for the taking of possession by the competent authority but no reinstatement works are required to be carried out by the Tenant unless such reinstatement of the Premises is required to enable the Landlord to comply with its obligations or any requirements of the competent authority prior to the taking of possession of the Premises by the competent authority.

9.19A	Termination of Head lease

If the Head Lease is terminated for any reason whatsoever, then upon such termination and without prejudice to the other terms of this Lease, the Term shall absolutely cease and terminate without prejudice to any rights and remedies of either party for any antecedent breach of the terms of this Lease by the other party, and where termination of the Head Lease does not arise from or in connection with any wilful default or gross negligence of the Landlord, the Landlord shall not be liable for any inconvenience, loss, damage, compensation, costs or expenses whatsoever due to the termination of the Head Lease and the subsequent termination of this Lease.

9.20	Landlord's Right to Assign

(a)	Subject to Clause 9.18B and subject further to the Tenant’s rights under Clause 9.15, in the event of a sale, transfer or disposal of the Property, the Landlord shall be entitled to assign all its rights, interest and title under this Agreement.

(b)	The Tenant hereby expressly acknowledges and undertakes to the Landlord that where the Landlord, in the event of a sale, transfer or disposal of the Property, assigns its rights and interest in under or arising out of this Lease (including the transfer of the Deposit), then subject to the transferee having undertaken in writing to the Tenant to be bound by all the terms, covenants, stipulations and conditions of this Agreement on the part of the Landlord to be observed, performed and complied with (excluding Clause 9.15 and including but not limited to, the obligation to refund the Deposit and any other sums under this Agreement to the Tenant in accordance with the provisions of this Agreement), and subject further to Clause 9.18B and the Tenant’s rights under Clause 9.15, the Tenant shall be deemed to have consented to such assignment and shall accept any transferee of the Landlord as its new landlord and shall release the Landlord from all its obligations under the provisions of this Lease and in particular the obligation of the Landlord to refund the Deposit and any other sums pursuant to this Lease. Where required by the Landlord, the Tenant shall enter into and execute any novation agreement entered into or to be entered into by the Landlord and its transferee, such agreement to contain the usual terms found in novation agreements and to be prepared by and at the expense of the Landlord.

42

9.21	Taxes

(a)	The rent and other sums payable by the Tenant under this Agreement (hereinafter collectively called "the Agreed Sum") shall, as between the Landlord and the Tenant, be exclusive of any applicable goods and services tax, imposition, duty and levy whatsoever (hereinafter collectively called "Taxes") which may from time to time be imposed or charged before, on or after the commencement of the Term (including any subsequent revisions thereto) by any government, quasi-government, statutory or tax authority on or calculated by reference to the amount of the Agreed Sum (or any part thereof) and the Tenant shall pay all such Taxes reimburse the Landlord for the payment of such Taxes, as the case may be, in such manner and within such period as to comply or enable the Landlord to comply with any applicable orders or directives of such authorities and the relevant laws and regulations.

(b)	The rights of the Landlord under this Clause shall be in addition and without prejudice to any other rights or powers of the Landlord under any applicable order or directive of the Authorities or any relevant law or regulation, to recover from the Tenant the amount of such Taxes which may be or is to be paid or borne by the Landlord.

(c)	The Tenant shall indemnify and hold harmless the Landlord from any losses, damages, claims, demands, proceedings, actions, costs, expenses, interests and penalties suffered or incurred by the landlord arising from any claim, demand, proceeding or action that may be made or instituted by the Authorities in respect of such Taxes and resulting from any failure or delay on the part of the Tenant in the payment and discharge of any such Taxes.

(d)	Without prejudice to Clause 9.21(a), the Tenant shall not be liable for any income tax that may be levied or imposed on the income of the Landlord

9.22	No warranty

The Tenant shall accept the Premises "as is where is" on the date on which the Premises are made available to it. Save and except that the Premises are as at the date of this Agreement approved by JTC for the Permitted Use as set out in the JTC Letter of Offer, the Landlord does not expressly or impliedly warrant that the Premises are now or will remain suitable or adequate for all or any of the purposes of the Tenant and warranties (if any) as to the suitability or adequacy of the Premises implied by law are hereby expressly negated.

9.23	Payments

Any and all payments made or sent to the Landlord may be applied and/or appropriated by the Landlord in any order or manner as the Landlord shall in its absolute discretion deem fit notwithstanding any specific appropriation instructions or conditions imposed by the Tenant or any other person making payment on behalf of the Tenant. The Landlord shall not be bound by any appropriation instructions or conditions imposed by the Tenant by virtue of the Landlord's acceptance of any payment tendered by or on behalf of the Tenant.

9.24	Severability

If anyone or more of the provisions contained in this Lease shall be deemed invalid, unlawful or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

43

9.25	Waiver

(a)	No waiver whether express implied or due to an oversight by the Landlord of a breach default or non-observance or non- performance of provisions in this Lease contained or implied shall operate as a waiver of any continuing or subsequent breach of the same or of any other covenant obligation or provision in this Lease contained or implied nor shall it operate in any manner so as to defeat or affect in any way the rights of the Landlord in respect of any such continuing or subsequent breach default or non-observance or non-performance.

(b)	Any time or other indulgence granted by the Landlord's rights under this Lease shall be without prejudice to and shall not be taken as a waiver of any of the Landlord's rights under this Lease nor shall it prejudice or in any way limit or affect any statutory rights powers and remedies from time to time vested in or exercisable by the Landlord.

(c)	Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way operate as a waiver or release of any of the provisions hereof, nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in future, unless expressly so extended.

9.26	Consents and Approvals

In any case where the Landlord's consent or approval is required, such consent or approval shall be obtained before the act or event to which it applies is carried out or occurs and shall be effective only when the consent or approval is given in writing. Such consent or approval may be withheld or given at the Landlord's absolute discretion or given subject to such terms and conditions as the Landlord deems fit.

9.27	Notices

Any notice under this Lease shall be in writing. Any notice to be given hereunder shall be served on the Landlord by delivering the same personally or by sending it through prepaid registered post addressed to the Landlord at its registered office aforesaid or at such other address as the Landlord may from time to time notify the Tenant in writing and any notice to be served on the Tenant shall be sufficiently served if served personally or if forwarded by prepaid registered post to the Premises or at such other address as the Tenant may from time to time notify the Landlord in writing and any notice sent by post shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent.

9.28	Governing law

The validity, construction, interpretation and enforcement of this Lease and any document or agreement contemplated herein and all rights, remedies, powers, obligations and liabilities hereunder shall be governed by the laws of the Republic of Singapore and the parties hereto agree to submit to the nonexclusive jurisdiction of the courts of Singapore.

9.29	Entire agreement

The Agreement to Develop and Lease sets forth the entire and only agreement and understanding between the parties hereto and this Agreement and no purported variation or amendment shall be effective unless made in writing with the mutual express consent of the parties hereto. The parties hereto declare that no further or other covenants agreements provisions or terms whether in respect of the Premises or the Building or the other tenants thereof or otherwise shall be deemed to be implied herein or to arise between the Parties by way of collateral or other agreement by reason of any promise representation warranty or undertaking given or made by either party hereto and the existence of any such implication or collateral to the other on or prior to the execution hereof or other agreement is hereby made invalid.

44

9.30	Lease Agreement to Prevail

All provisions of the Agreement to Develop and Lease shall continue to bind the Parties as though they are expressly incorporated into this Agreement so long as they are still relevant and to be observed and performed and are not repeated or inconsistent with the provisions of this Agreement. If there shall be any inconsistency between the provisions of this Agreement and the provisions of the Agreement to Develop and Lease, then the provisions of this Agreement shall prevail.

9.31	Confidentiality of Information

Both Parties agree to hold all the terms and conditions of this Agreement in strict confidence and not to disclose the same to any party except to each Party's respective shareholders, officers and employees who are directly involved in this Agreement. Notwithstanding the aforesaid, the confidentiality obligations shall not apply to:

(a)	any information which is already generally known to the public and which is not released to the public domain in breach of either Party's confidentiality obligations hereunder;

(b)	any information which is required to be disclosed pursuant to any applicable laws or to any Authorities or pursuant to rules or regulations of any relevant regulatory, administrative or supervisory body (including without limitation, any relevant stock exchange or securities council) including in the event of a public listing of securities within the meaning of the Securities and Futures Act (Chapter 289 of Singapore) affecting the Premises, any information where such disclosure is required by the prevailing listing rules, a regulatory authority or stock exchange or as part of a due diligence exercise;

(c)	any information which is required to be disclosed by law or pursuant to any legal process issued by any court of law or tribunal in Singapore and any disclosure to a court of law, arbitrator, tribunal or mediator in connection with any legal proceedings, arbitration or mediation shall be deemed to be disclosure required by law;

(d)	any information disclosed by either of the Parties to their respective bankers, financial advisors, auditors, consultants, Main Contractor, licensed valuers and legal or other advisors;

(e)	any information which is required to be disclosed to the holding company of either Party and either Party's branches or offices or related corporations (as defined in the Companies Act (Chapter 50 of Singapore);

(f)	(in respect of either Party's confidentiality obligation) any information which is required to be disclosed to any actual or potential purchaser or transferee of the Building or any part thereof, any actual or potential assignee of either Party, any actual or potential investor, mortgagee, chargee, financial adviser, consultant, valuer, manager, trustee, legal or other advisers in either Party or the Building or any part thereof (collectively, "Interested Parties"), or to any actual or potential banker, mortgagee, chargee, financial advisor, consultant, valuer, manager, trustee, legal or other advisers of any of the Interested Parties, and in connection with such disclosure, either Party is entitled to include any such information in any document which is publicly available;

45

(g)	any information which either Party has consented in writing to its disclosure by the other Party; and

(h)	any information disclosed to potential tenants in the Building, for the purposes of evidencing the Landlord’s obligations under this Agreement when marketing the premises in the Building.

9.32	Contracts (Rights of Third Parties) Act

A person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act (Chapter 53B of Singapore) to enforce any of their terms.

9.33	Costs and Expenses

(a)	The Parties shall bear their respective legal costs, fees and disbursements incurred by in connection with the negotiation, preparation and completion of this Agreement (in duplicate) and any other document relating to this Agreement.

(b)	The Landlord shall pay or indemnify the Tenant (on a full indemnity basis) against all legal costs and fees incurred by the Tenant in consulting solicitors in connection with the enforcement of any material provision of this Agreement in the event that the Landlord acknowledges or does not dispute that it is in breach of any material provision of this Agreement or is adjudged by a court, tribunal or arbitrator to be in breach of any material provision of this Agreement.

9.34	Acknowledgement by Parties

Capacity

Notwithstanding any provision to the contrary in this Agreement, each of the parties to this Agreement acknowledges and agrees that the Landlord has entered into this Agreement only in its capacity as trustee of Mapletree Industrial Trust and not in the Landlord’s personal capacity and all references to the Landlord in this Agreement shall be construed accordingly. Accordingly, notwithstanding any provision in this Agreement, the Landlord has assumed all obligations under this Agreement in its capacity as trustee of Mapletree Industrial Trust and not in its personal capacity and any liability of or indemnity given by the Landlord under this Agreement any power or right conferred on any receiver, attorney, agent and/or delegate is limited to the assets of Mapletree Industrial Trust over which the Landlord has recourse and shall not extend to any personal or other assets of the Landlord or any assets held by the Landlord as trustee of any trust (other than Mapletree Industrial Trust). Any obligation, matter, act, action or thing required to be done, performed or undertaken by the Landlord under this Agreement shall only be in connection with matters relating to Mapletree Industrial Trust (and shall not extend to the Landlord’s obligations in respect of any other trust or real estate investment trust of which it is a trustee).

No recourse

It is hereby agreed that the Landlord’s obligations under this Agreement will be solely the corporate obligations of the Landlord and there shall be no recourse against the shareholders, directors, officers or employees of the Landlord for any claims, losses, damages, liabilities or other obligations whatsoever in connection with any of the transactions contemplated by the provisions of this Agreement.

46

Legal action or proceedings

For the avoidance of doubt, any legal action or proceedings commenced against the Landlord whether in Singapore or elsewhere pursuant to this Agreement shall be brought against the Landlord in its capacity as trustee of Mapletree Industrial Trust and not in its personal capacity.

47

THE FIRST SCHEDULE ABOVE REFERRED TO

All that/those unit(s) containing an aggregate floor area of [198,134] square feet as which said unit(s) is/are known as [•] and are more particularly delineated and edged red on the plan(s) annexed hereto and marked Appendix 7 for the purpose of identification.

48

THE SECOND SCHEDULE ABOVE REFERRED TO

The "rights" excepted and reserved by the Landlord and all persons authorised by the Landlord referred to in Clause 2

1.	Use of Conducting Media

The right to the free and uninterrupted passage and running of water, sewerage, electricity, telephone and other services or supplies from and to other parts of the Building in and through the Conducting Media which now or may during the Term be In, on, under or over the Premises.

2.	Construction of Conducting Media

The right to construct or erect in or under through or over the Premises or repair and maintain at any time during the Term any Conducting Media for the benefit of any other part of the Building.

3.	Access

The right at all reasonable times and by prior appointment (save in cases of emergency) to enter and in cases of emergency to break into and enter the Premises:

(a)	To examine the same and to make such alterations, improvements or additions as the Landlord may deem necessary or desirable, and the Landlord shall be allowed to take all materials that may be required therefore into and upon the Premises without the same constituting an eviction of the Tenant in whole or in part;

(b)	To inspect, repair and/or test the mechanical, electrical, fire safety systems and other facilities serving the Building, the Building or the Premises and to conduct any exercise or acts relating to the safety, protection, preservation or improvement of the Building;

(c)	To inspect, cleanse, connect, repair, remove, replace with others, alter or execute any works whatsoever to or in connection with the Conducting Media easements or services referred to in paragraphs 1 and 2 of this Schedule;

(d)	To view the state and condition of and repair and maintain the Premises and the Building or any part thereof where such viewing or work would not otherwise be reasonably practicable;

(e)	To carry out any work or do anything whatever comprised within the Landlord's obligations in law or under this Lease;

(f)	(if there is an Air Handling Unit ("A.H.U") room in the Premises) To gain access to the A.H.U. room for the purpose of servicing or carrying out any repairs or works in the A.H.U. room but provided always that in the event the Landlord shall require access after the Operating Hours in Singapore for such purposes, the Tenant shall permit the same and the Landlord shall notify the Tenant immediately upon completion of such works but shall not be responsible for the securing or locking of the Premises upon completion of the servicing and/or repairs or works in the A.H.U. room, and without limiting the generality of Clause 9.7 of the Lease, the Landlord shall not be responsible for any damage to or loss of goods or property (whether belonging to the Tenant or to others) or loss, damage or injury to the Premises howsoever caused or any consequential loss therefrom;

49

(g)	To take schedules or inventories of fixtures and other items to be yielded up on the expiry of the Term;

(h)	To construct, alter, maintain, repair or fix anything or additional thing serving the Building or the adjoining premises or property of the Landlord, and running through or on the Premises;

(i)	To exercise any of the rights granted to the Landlord by this Lease; and

(j)	In connection with the development of the remainder of the Building or any adjoining or neighbouring land or premises, including the right to build on or onto or in prolongation of any boundary wall of the Premises.

4.	Scaffolding

The right to erect scaffolding for the purpose of inspecting repairing or cleaning the Building or the Building notwithstanding such scaffolding may temporarily restrict the access to or use and enjoyment of the Premises Provided that the Landlord shall use its best endeavours to ensure that this does not materially affect the Tenant’s ability to use or access the Premises.

5.	Light, Air, Support. etc.

The rights of light, air, support, protection, shelter and all other easements and rights now or after the date of this Agreement belonging to or enjoyed by any parts of the Building or the Building.

6.	Changes to Building

Full right and liberty at any time after the date of this Lease to alter, raise the height of or rebuild the Building excluding the Premises in such manner as the Landlord shall think fit notwithstanding the fact that the same may obstruct, affect or interfere with the amenity of or access to the Premises or the passage of light and air to the Premises. Provided that any works which the Landlord carries out under this Clause shall not result in a breach of the Key Parameters, or any of them.

7.	Prevention of Access

(a)	Full right in the event of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in the Landlord's opinion to prevent access to the Building including closing the entrances thereto during the continuance of the same and for so long and in such manner as the Landlord deems necessary or appropriate.

(b)	The right at all times to refuse access to the Building or the Building or otherwise control such access in respect of any person whose presence in the Building or the Building may in the opinion of the Landlord be prejudicial to the safety, character, reputation and interests of the Building, its occupants or the Landlord.

8.	Rights on Tenant's Default

On each and every occasion on which the Tenant omits or neglects to do or effect anything which the Tenant is obliged by this Lease to do or effect, it shall be lawful (but not obligatory upon the Landlord and without prejudice to any rights and powers arising from such default) for the Landlord to do or effect such thing by its architects, contractors, workmen, servants, employees and agents as if the Landlord or its architects, contractors, workmen, servants employees and agents may enter upon the Premises and there remain for the purpose of doing or effecting any such thing and all costs and expense of carrying out such thing or works shall be payable by the Tenant on demand.

50

THE THIRD SCHEDULE ABOVE REFERRED TO

S/No		Item	Particulars

1.		Agreement to Develop and Lease	Dated [•]

2.		Tenant	Kulicke & Soffa Pte. Ltd.

3.		Rent	[ ] per month calculated at the rate of S$1.27 per square foot per month on the NLA subject to a yearly rent escalation of two per cent (2%) per annum on the preceding year’s Rent.

4.		Service Charge	[ ] per month calculated at the rate of S$0.45 per square foot per month subject to a yearly service charge escalation of two per cent (2%) per annum on the preceding year’s Service Charge.

5.		Deposit	$3.42 million being the equivalent to the aggregate of ten (10) months' Rent and Service Charge. The Deposit is subject to increase in the event of an increase in the Rent and/or the Service Charge or in the event of adjustment of the Rent and Service Charge upon determination of the floor area as set out in the First Schedule, if applicable.

6.		Term	Ten (10) years commencing from [ ] and expiring on [ ].

7.	(A)	First Option Term	Ten (10) years commencing from the day falling immediately after the expiry of the Term at a revised rent and service charge to be determined in accordance with the Sixth Schedule.

	(B)	Second Option Term	(i) In the event the Landlord’s leasehold estate in the Land under the Head Lease is extended, ten (10) years; and

(ii) In the event the Landlord’s leasehold estate in the Land under the Head Lease is not extended, such period equivalent to the remainder of the Landlord’s leasehold estate in the Land, less one day or such other term as may be agreed between the Landlord and the Tenant, commencing on the day after expiry of the First Option Term at a revised rent and service charge to be determined in accordance with the Sixth Schedule.

8.		Rent Free Period	Three (3) months commencing from the Lease Commencement Date.

9.		Permitted Use	(a) research, design and manufacturing of semiconductor, high precision equipment and assembly equipment only; and

51

(b) all other allowable uses that are approved by JTC and the other relevant Authorities and by the Landlord (such approval by the Landlord not to be unreasonably withheld).

10.	Maximum Floor Loading	20 kN/m2 (for 1st storey of the Building)
2.5 kN/m2 (for 2nd storey carpark of the Building)
15 kN/m2(from 3rd to 5th storeys of the Building)

11.	Public Liability Insurance	[S$5 million]

12.	Lift Services	Cargo lifts

(a) One (1) of the two (2) cargo lifts designated for the Tenant's use and one (1) of the other two (2) cargo lifts for common use by all tenants of the Building shall operate for twenty-four (24) hours from Mondays to Sundays (gazetted public holidays included); and

(b) The other cargo lift designated for the Tenant's use and the other common cargo lift shall operate from 6.00 a.m. to 12.00 midnight from Mondays to Sundays (gazetted public holidays included).

Passenger lifts

(a) Two (2) passenger lifts located at the rear lobby shall operate for twenty-four (24) hours from Mondays to Sundays (gazetted public holidays included); and

(b) Two (2) passenger lifts located at the front lobby shall operate from 6.00 a.m. to 12.00 midnight from Mondays to Fridays and from 6.00 a.m. to 1.00 p.m. on Saturdays (Sundays and gazetted public holidays excluded).

13.	Air-Conditioning	The Landlord shall provide air-conditioning services to the Tenant from 8.00 a.m. to 6.00 p.m. from Mondays to Fridays and from 8.00 a.m. to 1.00 p.m. on Saturdays (Sundays and gazetted public holidays excluded) at no extra charge to the Tenant.

Tenant shall pay for such air-conditioning services provided by the Landlord to the Premises at the rate of $0.0011per square foot per hour, subject to the air-conditioning services being provided by the Landlord for a minimum of 10 hours or such longer period as may be requested by the Tenant, outside of 8.00 a.m. to 6.00 p.m. in accordance with Clause 5.2 of this Agreement. The Landlord shall, acting reasonably, be entitled at any time and from time to time to revise these rates by giving to the Tenant at least one (1) week's written notice.

52

THE FOURTH SCHEDULE ABOVE REFERRED TO

For the purposes of this Fourth Schedule only, reference to "Premises" shall mean the Initial Premises and any additional premises (if any) which may be let to the Tenant from time to time.

1.	FITTING-OUT

1.1	Fitting-Out Period

The Landlord shall grant the Tenant a licence to the Premises for the duration of the Fitting-Out Period for the sole purpose of carrying out the Tenant's Fitting-Out Works during such times as shall be notified to the Tenant by the Landlord from time to time.

1.2	Purpose

During the Fitting-Out Period, the Tenant shall not without the prior written consent of the Landlord (which consent may be granted on such terms and conditions as the Landlord deems fit in its absolute discretion) use the Premises for any purpose other than for the Tenant's Fitting-Out Works.

1.3	Rent and Service Charge during Fitting-Out Period

No Rent or Service Charge shall be payable during the Fitting-Out Period provided that the Tenant complies with all the terms and conditions of this Lease. For the avoidance of doubt, in the event that the Tenant obtains the Landlord's consent pursuant to Clause 1.2 of this Schedule to commence business on the Premises during the Fitting-Out Period, the Tenant shall have to pay Rent or Service Charge during the Fitting-Out Period. In the event that the Term is prematurely terminated by the Tenant for any reason whatsoever (save for a termination pursuant to the Tenant’s rights under Clause 9.16) or this Lease is determined by the Landlord in consequence of the Tenant's breach of any of the terms or conditions applicable to this Lease, then in addition and without prejudice to the other rights or remedies of the Landlord, the Tenant shall compensate and pay to the Landlord, on demand, an amount equivalent to the Rent and Service Charge that would have been payable for the entire Fitting-Out Period as if the Fitting-Out Period had constituted part of the Term.

1.4	No Lease

Notwithstanding the foregoing, the Tenant's occupation of the Premises during the Fitting-Out Period does not operate as a lease and shall be by way of license only. During the Fitting-Out Period, the Tenant does not have and is not entitled to any estate, right or interest in the Premises either as completed or in the course of renovation or in any materials other than those materials deposited by the Tenant on the Premises in connection with the Tenant's Fitting-Out Works and not yet utilised in the renovation.

1.5	Terms and Conditions

The Tenant shall comply fully with all provisions and stipulations set out in the Fourth Schedule.

1.6	No delay in commencement of Term

No delay in carrying out or completing all or any of the Tenant's Fitting-Out Works whether caused by any governmental and/or statutory authorities or by the Tenant's consultants or contractors or otherwise howsoever shall be a ground for delaying the commencement of the Term and/or relieving the Tenant from the performance and observance of the stipulations, covenants and conditions contained in this Lease and to be observed and performed by the Tenant.

53

1.7	Fitting-Out Plans

The Fitting-Out Plans shall comprise all plans and designs relating to the renovation and fitting-out of the Premises including but not limited to:

(a)	particulars of the type, quality, materials and specifications of all internal partitions to be used in the Premises;

(b)	all construction, furnishing, installation, improvements, equipment and fixtures within the Premises; and

(c)	all works relating to the interior of the Premises such as interior design and decorations, partitioning, fittings, flooring, carpeting, carpentry, lighting and light fixtures, plumbing, ceilings and other interior finishes.

1.8	Submissions

The Tenant shall at its own cost and expense submit through the Landlord's Consultants all Fitting-Out Plans and other documents (if any) which are required to be submitted to the Building and Construction Authority, Singapore and/or any other relevant authorities for their respective approvals.

1.9	Landlord's expenses

All costs and expenses relating to the preparation submission and approval of the Fitting-Out Plans and all of the Tenant's Fitting-Out Works and all architects, engineers and other consultants' fees incurred in connection with the same including the Landlord's Consultants' reasonable fees shall be borne solely by the Tenant and shall be payable on demand.

2.	TENANT'S FITTING-OUT WORKS

2.1	Approvals

The Tenant's Fitting-Out Works shall be carried out by the Tenant in accordance with the Fitting-Out Plans approved by the Landlord and, where applicable, the Landlord's Consultants. The approval of the Landlord and the Landlord’s Consultants shall not be unreasonably withheld. The Tenant undertakes to obtain or procure all necessary governmental and statutory consents, permissions and approvals in respect of the Tenant's Fitting-Out Works (the "Fitting-Out Consents") prior to the commencement of any such works and to comply with all statutes and with the terms, conditions and requirements of all Fitting-Out Consents in the execution of any fitting-out works.

2.2	Conditions Precedent

The Tenant shall prior to the commencement of the Tenant's Fitting-Out Works:

(a)	effect and maintain, or procure the effecting and maintenance of, policies of insurance in such form as the Landlord may specify with an insurance company approved by the Landlord (which approval shall not be unreasonably withheld) to cover all risks and third party liability and/or such other risks as the Landlord may from time to time require and for such sum as may be reasonably specified by the Landlord (having regard to industry practice and the extent and nature of the fitting out works) in respect of any one occurrence covering the period between the date of commencement of the Fitting-Out Period and the date of commencement of the Term and shall in all such policies name the Landlord and the Tenant's fitting-out contractor as the co-insured parties for their respective interests;

54

(b)	establish an account with the Utilities Provider for the supply of electricity and/or water to the Premises to be separately metered for the account of the Tenant. Provided That the Landlord may in its absolute discretion permit the Tenant to utilise during the Fitting-Out Period electricity and/or water supplies from a source other than the Tenant's established account with the Utilities Provider as aforesaid, in which case the Tenant shall pay to the Landlord from time to time such additional sums as the Landlord may determine as being the estimated fees for the use of such electricity and/or water. In this regard, the Landlord's determination of the sum payable by the Tenant shall, in the absence of manifest error, be conclusive and binding on the Tenant;

(c)	deposit with the Landlord, an amount notified by the Landlord to the Tenant computed on the basis of S$1.50 per square foot of the premises being fitted out subject to a minimum of S$2,000.00, as security for the due performance and observance by the Tenant of the terms and conditions hereof and or the Tenant's compliance with the following:

(i)	duly carrying out and completing the Tenant's Fitting-Out Works within the Fitting-Out Period;

(ii)	paying on written demand the costs of rectifying all damage to the Premises, adjoining premises and/or the Building caused by the Tenant, its employees, agents, contractors, sub-contractors or invitees;

(iii)	keeping the Premises and the Building clean and tidy and on completion of the Tenant's Fitting-Out Works removing therefrom all waste and debris to such location outside the Building as designated by the relevant authorities;

(iv)	disposing of all waste and debris immediately after the Tenant's Fitting-Out Works;

(v)	paying to the Landlord the fees for use of the electricity and water as provided in Clause 2.2(b) of this Schedule.

2.3	Refund of Fitting-Out Deposit

The cash deposit paid by the Tenant under Clause 2.2(c) of this Schedule will be refunded to the Tenant without interest within thirty (30) days from the date of completion of the Tenant's Fitting-Out Works to the satisfaction of the Landlord and submission of the "as-built" drawings referred to in Clause 2.11 of this Schedule subject to any proper deductions which the Landlord may make. If the cash deposit shall be insufficient to meet the Landlord's costs in the event of default by the Tenant in relation to any of the abovementioned events hereof, the Tenant shall within fourteen (14) days of demand pay the Landlord the difference between such additional costs and the cash deposit paid by the Tenant.

55

2.4	Design and Supervision of Mechanical and Electrical Works

The Tenant shall appoint the Landlord's mechanical and electrical consultants and engineers for the design and supervision of all mechanical and electrical works being part of the Tenant's Fitting-Out Works in respect of the Premises Provided Always that such consultants and engineers shall not in any way be deemed to be the agent or employee of the Landlord and the Landlord shall not in any way be liable nor responsible for any act, omission, default, misconduct or negligence of such consultants or engineers.

2.5	Sanitary and Plumbing Works, etc.

The Tenant's Fitting-Out Works relating to sanitary and plumbing works, electrical works, air-conditioning and mechanical ventilation works and fire protection works shall only be carried out by the Landlord's contractor under the supervision of the Landlord's Consultants but none of the Landlord's Consultants (or anyone or more of them) shall be deemed to be the agent or employee of the Landlord. Provided Always that with the written approval of the Landlord, the Tenant can engage their contractor to carry out works other than the aforesaid works to be carried out solely by the Landlord's contractor which said other works shall also be subject to the supervision of the Landlord's Consultants.

2.6	Costs

All costs incurred or to be incurred in respect of Clause 2 of this Schedule including but not limited to the costs chargeable by the Landlord's Consultants shall be borne solely by the Tenant. The Landlord shall furnish to the Tenant, an estimate of such costs, prior to appointment of the respective consultants Provided Always that such estimate of costs is subject to further changes and negotiations and is non-binding on the Landlord and/or the Landlord's Consultants.

2.7	Landlord's Access

For the avoidance of doubt, it is hereby declared that the Landlord, its servants and agents may at all times during the Fitting-Out Period enter the Premises with prior notice for any of the following purposes:

(a)	to ensure that works are carried out by the Tenant in accordance with the approved Fitting-Out Plans; and

(b)	for any other purpose which the Landlord shall deem fit.

2.8	Non-compliance with plans

The Tenant shall, immediately upon receiving written notice from the Landlord that any of the Tenant's Fitting-Out Works are not in accordance with the fitting-out plans approved by the Landlord, take all necessary steps to forthwith rectify the same at the Tenant's costs and expense.

2.9	Co-ordination

The Tenant, its contractors, agents and/or servants in carrying out the Tenant's Fitting-Out Works shall co-ordinate their activities with and comply with the instructions of the Landlord and/or the Landlord's Consultants, contractors, agents, employees and/or servants and shall be bound by the terms set by the Landlord and in particular shall observe the time schedule agreed to between the Landlord and the Tenant for the carrying out and completion of the Tenant's Fitting-Out Works. In relation to the various matters under this Clause, the Landlord shall act reasonably.

56

2.10	No hacking

The Tenant shall not, whether in the course of the Tenant's Fitting-Out Works or as an ancillary thereto or at any time for any purpose whatsoever, execute or permit to be executed any works involving the hacking of the structural columns, beams, and/or floors of the Premises or the Building.

2.11	"As-built" drawings

The Tenant shall, upon completion of the Tenant's Fitting-Out Works, submit to the Landlord "as- built" drawings and plans of the works carried out.

3.	USE AT TENANT'S RISK

The Tenant shall use the Premises and occupy the Premises during the Fitting-Out Period at the Tenant's sole risk and responsibility and shall indemnify and keep indemnified the Landlord fully from and against:

(a)	failure to obtain any of the Fitting-Out Consents;

(b)	breach, non-observance or non-performance of any terms, conditions or requirements of statute or the Fitting-Out Consents;

(c)	all claims demands actions suits proceedings orders damages costs losses and expenses of any nature whatsoever which the Landlord may suffer or incur in connection with loss of life personal injury and/or damage to property arising from or out of any occurrences in upon or at the Premises or the use of the Premises or any part thereof caused by the Tenant or by any of the Tenant's Occupiers; and

(d)	all loss and damage to the Premises and the Building or any part thereof and to all property therein caused directly or indirectly by the Tenant or the Tenant's Occupiers.

57

THE FIFTH SCHEDULE ABOVE REFERRED TO

The Landlord shall bear the cost and expenses relating to:

(a)	Subject to Clauses 5.11 and 5.42 above, preventive maintenance for Landlord’s building facilities covering the electrical system (including annual testing and renewal of electrical licence), ACMV system, fire protection system (excluding Tenant’s server room/data room, if any), plumbing & sanitary system, life system (including testing for renewal of lift certificate), dock leveler and automatic car-park barriers;

(b)	Landscaping works and pest control works for the external part of the Property only;

(c)	Facade painting, cleaning of curtain walling/cladding and 5-yearly structural inspection;

(d)	Replacement of building structure, building services and systems provided that the need to carry out such replacement is not caused by the act, omission or negligence of the Tenant, its servants, agents, contractors, invitees or permitted occupiers;

(e)	Re-roofing and replacement of waterproofing;

(f)	Re-surfacing of carpark;

(g)	Provision of office-hour air-conditioning (i.e. 8.00 a.m. to 6.00 p.m., from Mondays to Fridays and from [8.00 a.m. to 1.00 p.m.] on Saturdays (Sundays and gazetted public holidays excluded);

(h)	Provision of 24-hour 7-day security guards (2 guards during day shift and 1 guard during night shift);

(i)	Daily cleaning of external common areas;

(j)	Daily refuse disposal;

(k)	Daily cleaning of internal common areas and toilets; and

(l)	The provision of a gym in the Building with usage fees (to be determined by the Landlord) being payable.

58

THE SIXTH SCHEDULE ABOVE REFERRED TO

RENT REVIEW

1.	Revision

(a)	The rent applicable as at the commencement of each of the First Option Term and the Second Option Term shall be revised and determined in accordance with the provisions of this Sixth Schedule.

(b)	In respect of the First Option Term:

(i)	the monthly rent (excluding service charge) payable for each month comprised in the first year of the First Option Term shall be the Prevailing Market Rent as at the commencement of the First Option Term, subject to a cap equivalent to 105% of the effective rent (excluding service charge) payable for the last month of the Term but in any case shall not be below the rent payable for the year immediately preceding; and

(ii)	subsequent thereto, the rent (excluding service charge) for each subsequent year comprised in the remaining period of the First Option Term shall be revised to a rent to be agreed between the Parties at the time of renewal of the First Option Term, which rent shall be subject to a yearly escalation not exceeding five per cent (5%) over the rent (excluding service charge) applicable to the year immediately preceding each such year but in any case shall not be below the rent payable for the year immediately preceding each such year.

(c)	In respect of the Second Option Term:

(i)	the monthly rent (excluding service charge) payable for each month comprised in the first year of the Second Option Term shall be the Prevailing Market Rent as at the commencement of the Second Option Term but in any case shall not be below the rent payable for the year immediately preceding; and

(ii)	subsequent thereto, the rent (excluding service charge) for each subsequent year comprised in the remaining period of the Second Option Term shall be revised to a rent to be agreed between the Parties at the time of renewal of the Second Option Term, which rent shall be subject to a yearly escalation not exceeding five per cent (5%) over the rent (excluding service charge) applicable to the year immediately preceding each such year but in any case shall not be below the rent payable for the year immediately preceding each such year.

(d)	The Service Charge applicable for each month comprised in the First Option Term and the Second Option Term shall be determined by the Landlord from time to time, acting reasonably and having regard to the rates of service charge applicable to comparable properties (if any).

2.	Agreement on Prevailing Market Rate

The Landlord and the Tenant shall endeavour to agree on the Prevailing Market Rent no later than the date ("Parties' Rent Review Date") falling six (6) months before the commencement of the First Option Term or the Second Option Term, as the case may be.

59

3.	Determination by Third Parties

If the Landlord and the Tenant fail to agree on the Prevailing Market Rent by the date stipulated in Paragraph 2 of this Schedule, the following provisions shall apply:

(a)	within fourteen (14) days after the date stipulated in Paragraph 2 of this Schedule, each of the Landlord and the Tenant shall at its own cost appoint any one of the following valuers:

(i)	Colliers International;
(ii)	Jones Lang LaSalle Property Consultants Pte Ltd;
(iii)	CB Richard Ellis (Pte) Ltd;
(iv)	DTZ Debenham Tie Leung (SEA) Pte Ltd; and
(v)	Knight Frank Pte Ltd,

to determine the Prevailing Market Rent and shall instruct the valuer so appointed by it (the "Appointed Valuer") to report in writing to both the parties hereto, no later than thirty (30) days (the "Appointed Valuer's Rent Review Date") after the Appointed Valuer’s appointment, the Appointed Valuer’s valuation of the Prevailing Market Rent. The valuer so appointed shall act as an expert and not an arbitrator;

(b)	if the variance between the two valuations obtained pursuant to the valuation carried out under Paragraph 3(a) does not exceed five per cent (5%) of the higher valuation obtained, the average of the two Appointed Valuers’ valuations made in accordance with paragraph 3(a) of this Schedule shall be the Prevailing Market Rent and be binding and conclusive on both the Landlord and the Tenant but if only one Appointed Valuer has been appointed or has reported in accordance with the said paragraph 3(a), the valuation of the Appointed Valuer so appointed and reporting shall be the Prevailing Market Rent and shall be conclusive and binding on the Landlord and the Tenant; and

(c)	if the variance between the two valuations obtained pursuant to the valuation carried out under Paragraph 3(a) of this Schedule exceeds five per cent (5%) of the higher valuation obtained, the Landlord and the Tenant shall within seven (7) days from the date of the later valuation report jointly appoint a third approved valuer (the "Approved Valuer") from the aforesaid list of Appointed Valuer or in the event that the Landlord and the Tenant cannot agree on the appointment of the Approved Valuer, such Approved Valuer as appointed by the President of the Institution of Surveyors and Valuers to whom the Parties shall refer, to report in writing to both parties hereto, the Approved Valuer’s valuation of the Prevailing Market Rent within twenty-one (21) days of his appointment (the "Approved Valuer's Rent Review Date"). Such Approved Valuer shall act as an expert and not an arbitrator and the Prevailing Market Rent shall in such case be derived by taking the average of the two valuations which are closest in value from the three valuation reports obtained pursuant to Paragraphs 3(b) and (c) herein, and such Prevailing Market Rent shall be binding on the Landlord and Tenant. The costs and expenses of the Approved Valuer shall be borne by the parties in equal shares.

(d)	For the avoidance of doubt, if the Prevailing Market Rent is not determined by the commencement date of the First Option Term or Second Option Term, as the case may be, the Tenant shall continue to pay the Rent then applicable to the Landlord until the Prevailing Market Rent has been determined. Upon determination of the Prevailing Market Rent, the rent, service charge and security deposit amount will be adjusted accordingly with effect from the Relevant Rent Review Date. If there is any underpayment, the shortfall must be paid by the Tenant to the Landlord, free of interest, within fourteen (14) days from the date of determination of the Prevailing Market Rent. If there is any overpayment, the excess will be paid by the Landlord to the Tenant, free of interest, within fourteen (14) days of the date of determination of the Prevailing Market Rent or (at the Landlord’s discretion) be applied by the Landlord towards the rent and service charge payable by the Tenant on the next Payment Date.

60

4.	Definitions

For the purpose of this Paragraph 4:

"Prevailing Market Rent" means the monthly unit rent (expressed in per square foot or per square metre) at which the Premises might reasonably be expected to be let in the open market on the Parties' Rent Review Date, the Appointed Valuer's Rent Review Date or the Approved Valuer's Rent Review Date, as the case may be.

ASSUMING

(a)	the letting is substantially on the same terms and conditions as those applicable to the First Option Term or the Second Option Term (as the case may be);

(b)	the Premises are available to let as a whole, with vacant possession, by a willing landlord to a willing tenant, without premium;

(c)	the Premises are ready, fit and available for immediate occupation and use and all fitting out and other tenant’s works required by the tenant have been completed immediately prior to the commencement of the First Option Term or Second Option Term, as the case may be;

(d)	the Landlord and the Tenant have complied with their respective obligations under this Agreement, the agreement relating to the First Option Term or the agreement relating to the Second Option Term, as the case may be, but without prejudice to any rights of the parties;

(e)	if the whole or any part of the Premises or the means of access or any services to them have been destroyed or damaged, they have been fully reinstated;

(f)	the rates of rent payable for single lettings of comparable premises in the vicinity of the Property;

(g)	the effective rent on a new single letting of space of similar size and condition to the Property with vacant possession; and

(h)	the Property being available only for the use as that set forth in this Agreement as may be supplemented, varied or amended from time to time.

BUT TAKING NO ACCOUNT OF

(I)	any goodwill attributable to the Premises by reason of any business of Kulicke & Soffa Pte. Ltd. carried on there;

(II)	any effect on rent of the fact that any tenant and any permitted occupier is or has been in occupation of the Premises;

(III)	the value of the fixtures and fittings of the Tenant and any permitted occupier; and

61

(IV)	any sublease or other sub-tenancy agreement, licence or occupational arrangement in respect of any part of the Property and any rental fees or money payable under any of them.

62

APPENDIX 1

FORM OF BANK GUARANTEE

(FOR THE SECURITY DEPOSIT AMOUNT)

Date	:	[•]

To	:	DBS TRUSTEE LIMITED AS TRUSTEE OF MAPLETREE INDUSTRIAL TRUST

("Landlord")

Dear Sirs

OUR BANK GUARANTEE NO: ___________________ FOR S$ 3.42 MILLION________________

1.	IN CONSIDERATION OF the Landlord agreeing to:

(a)	lease to KULICKE & SOFFA PTE. LTD. ("Tenant") the property known as [•] ("Property"), on the terms and conditions of a lease agreement ("Agreement") dated [●] entered into between the Landlord and the Tenant; and

(b)	allow the Tenant to furnish a bank guarantee for the whole of the Deposit amount (as defined in the Agreement) required under the Agreement,

we [●] ("Guarantor"), irrevocably and unconditionally, agree, as a primary obligation ("guaranteed obligation"), to pay to the Landlord on demand in writing by the Landlord, any sum or sums demanded not exceeding in aggregate the sum of S$[3.42 million] ("Guaranteed Sum").

2.	Payment of the Guaranteed Sum shall be made by the Guarantor to the Landlord:

(a)	whether or not the Guarantor gives prior notice of the payment to the Tenant;

(b)	despite any dispute between the Landlord and the Tenant or any notice given to the Guarantor by the Tenant not to pay to the Landlord any sums payable under this Guarantee; and

(c)	irrespective of the performance or non-performance by the Tenant or the Landlord of the terms of the Agreement or any obligation under or in connection with the Agreement in any respect.

3.	The Guarantor's liability under this Guarantee is not affected or discharged in any way by:

(a)	any variation of the Agreement; or

(b)	any extension of time or other forbearance given by the Landlord to the Tenant; or

(c)	the insolvency, bankruptcy, winding up or judicial management (as may be the case) of the Tenant; or

(d)	any other circumstance, act or omission which (except for this provision) may operate to exonerate the Guarantor from that liability or affect that liability at law or in equity.

63

4.	It is expressly acknowledged and declared that partial and multiple drawings on this Guarantee are permitted.

5.	This Guarantee shall remain in full force and effect from [insert effective date] until [insert expiry date] ("Expiry Date").

6.	This Guarantee is governed by and will be construed in accordance with the laws of the Republic of Singapore.

7.	Any claim under this Guarantee must be made in writing not later than [Expiry Date]* [three (3) months after the Expiry Date]** and must be delivered personally or sent by prepaid registered post addressed to the Guarantor.

8.	In the event of any assignment by the Landlord of its rights and benefits under this Guarantee to any subsequent purchaser(s) of the Property, all references to "Landlord" in this Guarantee shall thenceforth mean and refer to any such assignee.

9.	A person who is not the Guarantor, a successor of the Guarantor, the Landlord or a successor or assign of the Landlord, has no right under the Contracts (Rights of Third Parties) Act (Chapter 53B of Singapore) to enforce any term of this Guarantee.

Yours faithfully

for (Bank issuing the Bank Guarantee)

Date:	Name of signatory(ies):
Designation:

* Applicable for all Years, except the final Year

** Applicable only for final Year

64

APPENDIX 2

KEY PARAMETERS

1.	The Certified Net Lettable Floor Area shall not be less than 95% of the Contracted NLA.

2.	Net Lettable Floor Area shall not be less than 81,267 sq feet (7,550 sq metres) at 3rd storey.

65

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Securities and Exchange Commission.

APPENDIX 3

PROHIBITED PARTIES

1.	For the purposes of this Agreement, Prohibited Parties refer to:

(a)	the parties listed in Part A;

(b)	the parties carrying out (i) manufacturing, (ii) manufacturing and sale, or (iii) manufacturing, , sale and maintenance, of such equipment described in Part B below; and

(c)	the parties carrying out (i) manufacturing, (ii) manufacturing and sale, or (iii) manufacturing, sale and maintenance, of such equipment described in Part C below, provided that the Tenant commences carrying out any of the following (viz: (i) manufacturing, (ii) manufacturing and sale, or (iii) manufacturing, sale and maintenance, of such equipment described in Part C) and has migrated the description of the equipment found under Part C to Part B pursuant to paragraph 2 (b) below ( each, entity under the foregoing paragraphs 1(b) and (c), a “Part B Entity”)

Provided Always that:

(a)	the Landlord’s obligations under Clause 9.18B1with respect to any Part B Entity taking a lease or licence of or other occupation rights (as the case may be) in respect of any part of the Building or any part of the Land shall be considered satisfied if

(i)	the Landlord includes a covenant in all the leases, licences or other document(s) (as the case may be) relating to such occupation rights in respect of any part of the Building or any part of the Land,that prohibit the tenant, licencee or occupant thereunder (as the case may be) from engaging in or undertaking the (I) manufacture, (II) manufacture and sale, or (III) manufacture, sale and maintenance, of the equipment listed in Part B. For the avoidance of doubt, where this covenant is included in the relevant lease, licence or other document(s) (as the case may be) relating to such occupation rights, theLandlord is not required to audit or conduct further due diligence into the relevant occupant’s activities; and

(ii)	In the event the Tenant notifies the Landlord that any of the tenant, licencee or occupant referred to in the foregoing paragraph (a)(i) of this proviso is in breach of the covenant, the Landlord must investigate and enforce the covenant against the relevant tenant, licencee or occupant, if applicable.

(b)	for the avoidance of doubt, (i) entities using but not manufacturing such equipment described in Part B and Part C for its business and carrying out the maintenance of such equipment either on its own or through a third party; (ii) entities that manufacture and supply parts for the manufacture of the equipment, and (iii) entities which either maintain or sell such equipment only, do not qualify as a Part B Entity.

subject to the rights of the Tenant to review and refresh the list in

(a)	Part A; and

(b)	the descriptions in Part B by a migration of the description previously found under Part C, to Part B consequent upon the Tenant carrying out (i) manufacturing, (ii) manufacturing and sale, or (iii) manufacturing, sale and maintenance, of such equipment described in Part C,

66

from time to time in accordance with the provisions of this Appendix 3.

2.	The Tenant is entitled to review and refresh by notice in writing (each, a "Refresher Notice") to the Landlord :

(a)	the list of entities in Part A, so long as:

(i)	the total number of entities in the list in Part A does not exceed fifty; and

(ii)	any new entity introduced as part of the refresher exercise is in competition with the Tenant’s then current activities and operations, or is a related company (as defined under Section 6 of the Companies Act (Cap 50)) of such entity listed in Part A; and

(b)	the description of the equipment in Part B, by a migration of the description of the equipment previously found under Part C, to Part B consequent upon the Tenant carrying out (i) manufacturing, (ii) manufacturing and sale, or (iii) manufacturing, sale and maintenance, of such equipment described in Part C.

The refresher may be on an annual or a more frequent basis, as may be determined by the Tenant acting in good faith. Every notification issued by the Tenant for the purpose of refreshing the contents of Part A and/or Part B shall take effect thirty (30) Business Days from the date of service of the notice on the Landlord.

3.	In the event of a dispute as to whether an entity qualifies as a Prohibited Party under Clause 9.18B and Appendix 3 (the "Disputed Prohibited Party"), the Landlord’s undertaking under Clause 9.18B.1 shall apply to such Disputed Prohibited Party as if it were a Prohibited Party under this Agreement, until such a dispute has been resolved between the Parties.

Part A	S/No	Name as in ACRA
ASM	1	ASM ASSEMBLY SYSTEMS PTE. LTD.
	2	ASM ASSEMBLY SYSTEMS SINGAPORE PTE. LTD.
	3	ASM TECHNOLOGY R&D CENTER SINGAPORE PTE. LTD.
	4	ASM TECHNOLOGY SINGAPORE PTE LTD
	5	ASM WAFER PROCESS EQUIPMENT SINGAPORE PTE LTD
	6	ASM FRONT-END MANUFACTURING SINGAPORE PTE. LTD.
BE Semiconductor Industries N.V	7	BESI SINGAPORE PTE. LTD.
	8	Fico Sales & Service Pte. Ltd.
	9	Meco Equipment Engineers (Far East) Pte. Ltd.
	10	Esec (Singapore) Pte. Ltd.
DISCO Corporation	11	DISCO HI-TEC (SINGAPORE) PTE LTD

67

Part A	S/No	Name as in ACRA
EVG	12	Linkfab Technologies Pte Ltd.
F & K Delvotec	13	F & K DELVOTEC BONDTECHNIK GMBH & CO. KG
Hitachi High-Technologies Corp	14	HITACHI HIGH-TECHNOLOGIES (SINGAPORE) PTE. LTD.
Paloma Technologies	15	PALOMAR TECHNOLOGIES (SE ASIA) PTE. LTD.
Panasonic Factory Solutions Co Ltd	16	PANASONIC FACTORY SOLUTIONS ASIA PACIFIC
	17	PANASONIC FACTORY SOLUTIONS ASIA PACIFIC PTE. LTD.
Shinkawa Ltd	18	SHINKAWA SINGAPORE PTE LTD
Small Precision tools	19	SPT ASIA PTE LTD
Suss Microtec	20	SUSS MICROTEC (SINGAPORE) PTE. LTD.
	21	ZMC TECHNOLOGIES (SINGAPORE) PTE. LTD.
	22	ZMC TECHNOLOGIES PTE LTD
Toray Engineering Co Ltd	23	TORAY ASIA PTE. LTD.
	24	TORAY INTERNATIONAL SINGAPORE PTE. LTD.
West Bond Inc	25	DYMEK ASIA (S) PTE LTD

Part A	S/No	Name not in ACRA yet
Canon Machinery Inc	26	Canon Machinery Inc
DIAS Automation	27	DIAS Automation
Hesse & Knipps	28	Hesse & Knipps
Kaijo Corp	29	Kaijo Corp
Muehlbauer Holding AG & Co. KGaA	30	Muehlbauer Holding AG & Co. KGaA
PECO Co., Ltd	31	PECO Co., Ltd
Shibaura Mechatronics Corp	32	Shibaura Mechatronics Corp
Ultrasonic Engineering Co., Ltd	33	Ultrasonic Engineering Co., Ltd

68

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Securities and Exchange Commission.

S/No	Part B
1	Wire Bonding Equipment
2	Die Attach equipment
3	Stud bumper
4	Bonding tools
5	Dicing blades
6
7

S/No	Part C
1	***
2	***
3	Flip Chip Equipment
4	Molding & Sealing Equipment
5	***
6	***
7	***
8	***
9	***
10	***
11	***
12	***
13
14
15
16

69

APPENDIX 4

DESIGNATED LOADING DOCKS

KNS
LORRY PARK LOTS
(3.3m X 14m EACH)
KNS
LORRY PARK LOTS
(3.7m X 14m EACH)
KNS
LORRY
(3.7m X 14m)
COMMON
LORRY PARK LOTS
(3.7m X 14m EACH)
COMMON
LORRY
(3m X 7.5m)
RAMP UP
L1
L2
L4
L5
L7
L8
L10
WALL BUMPER
EM LOCK BY TENANT
AHU ABOVE
FFL. 110.07
PL2
DN
UP
FEMALE TOILET
12800
12550
13000
PART 1ST STOREY PLAN (LOADING UNLOADING AREA)

CONTRACT DRAWINGS
DATE ISSUED: 24 APRIL 2012

Kulicke & Soffa

mapletree industrial

DBS TRUSTEE LIMITED

3HPArchitects Pte Ltd

TYLIN INTERNATIONAL

AECOM

KPK

Project
PROPOSED ERECTION OF A 5-STOREY MULTI-USER INDUSTRIAL BUILDING WITH ANCILLARY OFFICES ON LOT 17385T-pt MK18 AT SERANGOON NORTH AVENUE 5, SINGAPORE

Subject
1ST STOREY PLAN

70

APPENDIX 5

LICENSED AREA

3
T10
4
5
108.81
63750
12800
108.94
12550
13000
109.35
9285
4655
4430
MALE TOILET 1-1
CLEANER
FL109.92
4750
4500
500
850
C15
CAR PARK LOTS (2.4m X 5.4m EACH)
C13
K
L
EM LOCK BY TENANT
KNS LOBBY (52 sqm)
FFL 110.07
SFL 110.02
GR
AC
(ALC)
11240
STAIR 1
UP 4550
7500
MAIN LOBBY
FK2
FK1
5500
R4500
4800
SLIDING DOOR (CW)
DROP-OFF
9650
2900
SLOPE 1:80
PL 109.92
SLOPE 1:20

PART 1ST STOREY PLAN (MAIN LIFT LOBBY AREA)

CONTRACT DRAWINGS
DATE ISSUED: 24 APRIL 2012

Kulicke & Soffa

mapletree industrial

DBS TRUSTEE LIMITED

3HPArchitects Pte Ltd

TYLIN INTERNATIONAL

AECOM

KPK

Project
PROPOSED ERECTION OF A 5-STOREY MULTI-USER INDUSTRIAL BUILDING WITH ANCILLARY OFFICES ON LOT 17385T-pt MK18 AT SERANGOON NORTH AVENUE 5, SINGAPORE

Subject
1ST STOREY PLAN

71

APPENDIX 6

CARGO LIFT

1
1a
2
B
C
103.28
12800
13000
18000
3940
8900
6.5M X 1.2M
LOUVRES FA INTAKE
(50% FREE AREA)
WALL
RAMP GRADIENT 1 : 20
109.15
109.50
STAFF LOBBY
4600
3500
PL1
PL2
3m X 7.5m
RAMP UP
300
3460
4000
150
KNS CARGO LIFTS
KNS CARGO LIFTS
110.22
AHU ABOVE
AHU ABOVE
WALL BUMPER
3000
500
4600
1360
5940
230
PL. 109.77

PART 1ST STOREY PLAN (CARGO LIFT AREA)

CONTRACT DRAWINGS
DATE ISSUED: 24 APRIL 2012

Kulicke & Soffa

mapletree Industrial

DBS TRUSTEE LIMITED

3HPArchitects Pte Ltd

TYLIN INTERNATIONAL

AECOM

KPK

Project
PROPOSED ERECTION OF A 5-STOREY MULTI-USER INDUSTRIAL BUILDING WITH ANCILLARY OFFICES ON LOT 17385T-pt MK18 AT SERANGOON NORTH AVENUE 5, SINGAPORE

Subject
1ST STOREY PLAN

72

APPENDIX 7

THE PREMISES

SUNGEI
16685X
A3000965
173857 Ft
12546 sq m
WAREHOUSE 1
WAREHOUSE 2
PRODUCTION ANCILLARY OFFICE
Point | Northing | Easting
100 | 39695.834 | 32496.335
101 | 39848.181 | 32503.846
102 | 39852.780 | 32509.834
103 | 39863.350 | 32518.519
104 | 39860.372 | 32578.715
105 | 39815.126 | 32576.501
106 | 39759.501 | 32573.756
107 | 39692.276 | 32570.438
LEGEND
KNS NLA
ROAD RESERVE LINE
SERANGOON NORTH AVENUE 5
SERANGOON NORTH AVENUE 5 CAT4
1ST STOREY PLAN
CONTRACT DRAWINGS
DATE ISSUED: 26 APRIL 2012
Kulicke & Soffa
mapletree industrial
DBS TRUSTEE LIMITED
3HP Architects Pte Ltd
TYLININTERNATIONAL
AECOM
1ST STOREY PLAN

73

74

1
1a
2
3
4
5
6
A
B
C
D
E
F
G
H
J
K
L
M1
M
NON-HABITABLE ROOF
RESEARCH LABORATORY
OFFICE
KNS NLA
LEGEND

5TH STOREY PLAN

CONTRACT DRAWINGS
DATE ISSUED: 26 APRIL 2012

Kulicke & Soffa

mapletree Industrial

DBS TRUSTEE LIMITED

3HP Architects Pte Ltd

TYLIN INTERNATIONAL

AECOM

Project
PROPOSED ERECTION OF A 5-STOREY MULTI-USER INDUSTRIAL BUILDING WITH ANCILLARY OFFICES ON LOT 17385T-PT MK18 AT SERANGOON NORTH AVENUE 5, SINGAPORE

Subject
5TH STOREY PLAN

75

APPENDIX 8

[PLANS SHOWING RESERVED PREMISES 1

AND RESERVED PREMISES 2]

Reserved Premises 1

Conversion Rate: 1 square metre = 10.7639 square foot

76

Reserved Premises 2

Conversion Rate: 1 square metre = 10.7639 square foot

77

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

THE LANDLORD

SIGNED by	)
for and on behalf of	)
DBS TRUSTEE LIMITED	)
AS TRUSTEE OF MAPLETREE INDUSTRIAL TRUST	)
in the presence of:	)

Witness’ signature
Name:

THE TENANT

SIGNED by	)
for and on behalf of	)
KULICKE & SOFFA PTE. LTD.	)
in the presence of:	)

Witness’ signature
Name:

APPENDIX 6

MASTER SCHEDULE

61

APPENDIX 7

KEY PARAMETERS

1.	The Certified Net Lettable Floor Area shall not be less than 95% of the Contracted NLA.

2.	Net Lettable Floor Area shall not be less than 81,267 sq feet at 3rd storey.

62

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

THE LANDLORD

SIGNED by	)
for and on behalf of	)	/s/ Tham Kuo Wei
DBS TRUSTEE LIMITED	)
AS TRUSTEE OF MAPLETREE INDUSTRIAL TRUST	)
in the presence of:	)

/s/ Carol Anne Tan
Witness’ signature
Name: Carol Anne Tan

THE TENANT

SIGNED by	)
for and on behalf of	)	/s/ Jonathan H. Chou
KULICKE & SOFFA PTE. LTD.	)
in the presence of:	)

/s/ Cheung Yong Fung
Witness’ signature
Name: Cheung Yong Fung

63